U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1A-POS/A

COVER PAGE OF REGULATION A POST QUALIFICATION AMENDMENT TO

TO OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Dated: October 30, 2024

Armed Forces Brewing Company, Inc.

 211 W 24th Street

Norfolk, VA 23517

757-900-2322

www.ArmedForcesBrewingCo.com

400,000 Shares of Non-Voting Class C Common Stock at $12.50 per Share. See The Offering – Page 14 and Securities Being Offered – Page 92 For Further Details. None of the Securities Offered Are Being Sold By Present Security Holders. This Offering will commence upon qualification of this Post Qualification Amendment of this Offering through by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification of this Post Qualification Amendment of this Offering of this by the Securities And Exchange Commission, Unless Extended For Up To Another 365 days or Terminated Earlier By The Issuer.

PLEASE REVIEW ALL RISK FACTORS ON PAGE 17 THROUGH PAGE 58 BEFORE MAKING AN INVESTMENT IN THIS COMPANY

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made.

For sales of securities through Cultivate Capital Group, LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$12.50	$0.625	$11.825	None
Minimum Investment	$200.00	$10.00	$190.00	None
Maximum Offering	$5,000,000.00	$250,000.00	$4,750,000.00	None

(1) The Company shall pay Cultivate Capital Group LLC (“Cultivate”) a cash success fee equivalent to 5% of the gross proceeds raised in the Offering. In addition to the fees above, the Company shall grant to Cultivate (or their designees and assignees) cashless warrants equivalent to 3% of the aggregate number of Class C Shares sold in the Offering, for an exercise price of $0.00. The Shares that Cultivate or their assigns will receive upon exercising their warrants will be restricted securities meaning they are not fully liquid, free trading shares unless the restrictions are lifted in accordance with applicable law. Fees in the charts above only reflect the cash fees and do not reflect the warrants, which are also not represented in the table of beneficial ownership herein. The warrants may be exercised by Cultivate or their assigns for an exercise price of $0.00 per share and will, when exercised, provide Cultivate or their assigns with shares of Class C common stock. See “Plan of Distribution.”

(2)  Does not reflect payment of expenses of this Offering, which are estimated to not exceed $200,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, marketing, consulting, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include any type of commissions to be paid to any broker-dealer. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of Proceeds.”

(3)  There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed above. See "Plan of Distribution."

PART II – POST QUALIFICATION AMENDMENT TO

OFFERING CIRCULAR - FORM 1A-POS/A: TIER 2

Dated: October 30, 2024

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Armed Forces Brewing Company, Inc.

(A Delaware Corporation)

211 W 24th Street

Norfolk, VA 23517

757-900-2322

www.ArmedForcesBrewingCo.com

400,000 Shares of Non-Voting Class C Common Stock at $12.50 per Share

Minimum Investment: 16 Shares of Non-Voting Class C Common Stock ($200.00)

Maximum Offering: $5,000,000.00

See The Offering – Page 14 and Securities Being Offered – Page 92 For Further Details

None of the Securities Offered Are Being Sold By Present Security Holders.

This Offering will commence upon qualification of this Post Qualification Amendment of this Offering through by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification of this Post Qualification Amendment of this Offering by the Securities And Exchange Commission, Unless Extended For Up To Another 365 days or Terminated Earlier By The Issuer.

The Shares of Class C Common Stock Offered Herein Do Not Have Voting Rights. All voting rights are held by Class A Shareholders and Class A Shares Are Not Being Sold In This Offering. At the time of this filing, the controlling shareholders are Alan Beal, Bob Rupprecht, Robert O’Neill, Jason Bailey and Amit Rupani who hold 100% of the Company voting power and who, at the conclusion of this offering, will still hold 100% of the Company voting power. See Page 77 below for further details.

Kendall A. Almerico

Almerico Law – Kendall A. Almerico, P.A.

1440 G Street NW

Washington DC 20005

(202) 370-1333

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

5180	85-3620389
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Post Qualification Amendment to Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Post Qualification Amendment to Offering Circular is following the Offering Circular format described in Part II of Form 1A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGE 16 THROUGH PAGE 57 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO

ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering consists of Shares of Class C Common Stock (the “Shares” or individually, each a “Share”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The term “Offering” refers to the offer of Shares pursuant to this Post Qualification Amendment to Offering Circular. The Shares are being offered and sold by Armed Forces Brewing Company, Inc., a Delaware Corporation (“Armed Forces Brewing”, “we”, “our” or the “Company”). There are 400,000 Shares being offered at a price of $12.50 per Share with a minimum purchase of Sixteen (16) Shares per investor. The Shares are being offered on a best-efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Cultivate Capital Group, LLC (“Cultivate”), a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and members of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Shares offered is $5,000,000.00 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

Armed Forces Brewing was formed in the state of Delaware on January 11, 2019 as Seawolf Brewing Company LLC. (Exhibit 1A-2A). The Company was converted to a Delaware corporation after a Certificate of Conversion and a Certificate of Incorporation were filed with the state of Delaware on or about August 21, 2020. (Exhibit 1A-2A). The filing was accepted and the conversion to a corporation became official on or about September 8, 2020. On September 10th, 2020, the Company’s Bylaws were signed. (Exhibit 1A-2B). On or about December 4, 2020, the Company filed a Certificate of Amendment of Certificate of Incorporation with the state of Delaware whereby the Company’s name was changed to Armed Forces Brewing Company, Inc. (Exhibit 1A-2A). The Company is a Delaware corporation for the general purpose of transacting any or all lawful business for which a corporation may be formed in the State of Delaware.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. This Offering will commence after qualification by the Commission and is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO for up to another 365 days, or (iii) the date upon which a determination is made by the Company to terminate the Offering in the Company’s sole and absolute discretion. Pending each closing, payments for the Shares will be deposited in an escrow account or holding account to be held for the Company. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest-bearing escrow account or holding account. Upon closing under the terms as set out in this Post Qualification Amendment to Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “Use Of Proceeds” in this Post Qualification Amendment to Offering Circular.

The Company’s website and marketing materials are not incorporated into this Post Qualification Amendment to Offering Circular. The photographs, drawings and graphics on the website and in any marketing materials are for illustrative purposes only.

THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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THERE IS NO PUBLIC MARKET FOR THE CLASS C COMMON STOCK OR ANY OTHER SECURITIES OF THIS COMPANY, NOR WILL ANY SUCH MARKET DEVELOP AS A RESULT OF THIS OFFERING. A LEGALLY COMPLIANT TRADING MARKET FOR THE SHARES MAY NEVER BE DEVELOPED. TRADING OF CLASS C SHARES WILL NOT BE PERMITTED UNLESS AND SHAREHOLDERS ARE NOTIFIED OTHERWISE BY THE COMPANY, WHICH MAY REQUIRE SHAREHOLDERS TO HOLD THEIR SHARES INDEFINITELY. AN INVESTMENT IN THIS OFFERING IS HIGHLY SPECULATIVE, AND YOU SHOULD ONLY INVEST IF YOU ARE PREPARED TO LOSE YOUR ENTIRE INVESTMENT.

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THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO THE COMPANY’S RIGHT TO REJECT ANY TENDERED SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS ABSOLUTE DISCRETION, AT ANY TIME PRIOR TO THE ISSUANCE OF THE

SHARES. THE COMPANY MAY REJECT ANY OFFER IN WHOLE OR IN PART AND NEED NOT ACCEPT OFFERS IN THE ORDER RECEIVED.

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INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT AND THAT THEY (OR THEIR PURCHASER REPRESENTATIVES) ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING. THE CONTENTS OF THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT. ALL FINAL DECISIONS IN RESPECT TO SALES OF SECURITIES WILL BE MADE BY THE COMPANY, WHICH RESERVES THE RIGHT TO REVOKE THE OFFER AND TO REFUSE TO SELL TO ANY PROSPECTIVE INVESTOR.

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NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM SHOULD BE RELIED ON IN CONNECTION WITH THE OFFERING EXCEPT FOR THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR, ANY EXHIBITS ATTACHED AND THE STATEMENTS CONTAINED IN BOTH. NO PERSONS, EXCEPT THE COMPANY OR ITS AGENTS AND SUCH REGISTERED BROKER-DEALERS AS THE COMPANY MAY ELECT TO UTILIZE, HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE THE IMPLICATION THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

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THE INVESTMENT DESCRIBED IN THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR INVOLVES RISK AND IS OFFERED ONLY TO INDIVIDUALS WHO CAN AFFORD TO ASSUME SUCH RISKS FOR AN INDEFINITE PERIOD OF TIME AND WHO AGREE TO PURCHASE THE SECURITIES THAT ARE BEING OFFERED HEREUNDER ONLY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS A TRANSFER, RESALE, EXCHANGE, OR FURTHER DISTRIBUTION OF SUCH. FEDERAL LAW AND STATE SECURITIES LAWS LIMIT THE RESALE OF SUCH SECURITIES AND IT IS THEREFORE URGED THAT EACH POTENTIAL INVESTOR SEEK COUNSEL CONCERNING SUCH LIMITATIONS.

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THE COMPANY AS DESCRIBED IN THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR HAS ARBITRARILY DETERMINED THE PRICE OF SECURITIES, AND EACH PROSPECTIVE INVESTOR SHOULD MAKE AN INDEPENDENT EVALUATION OF THE FAIRNESS OF SUCH PRICE UNDER ALL THE CIRCUMSTANCES AS DESCRIBED IN THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR.

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THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT A MATERIAL FACT, AND ANY SUCH MISSTATEMENT OR OMISSION IS DONE WITHOUT THE KNOWLEDGE OF THE PREPARERS OF THIS DOCUMENT OR THE COMPANY. AS SUCH, THE COMPANY BELIEVES THAT THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR CONTAINS A FAIR SUMMARY OF THE TERMS OF ALL MATTERS, DOCUMENTS AND CIRCUMSTANCES MATERIAL TO THIS OFFERING.

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PROSPECTIVE INVESTORS WHO HAVE QUESTIONS CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING OR WHO DESIRE ADDITIONAL INFORMATION OR DOCUMENTATION TO VERIFY THE INFORMATION CONTAINED IN THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR SHOULD CONTACT THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. ANY PROJECTIONS CONTAINED HEREIN OR OTHERWISE PROVIDED TO A POTENTIAL INVESTOR MUST BE VIEWED ONLY AS ESTIMATES. ALTHOUGH ANY PROJECTIONS ARE BASED UPON ASSUMPTIONS, WHICH THE COMPANY BELIEVES TO BE REASONABLE, THE ACTUAL PERFORMANCE OF THE COMPANY WILL DEPEND UPON FACTORS BEYOND THE CONTROL OF THE COMPANY. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY’S ACTUAL PERFORMANCE WILL MATCH THE PROJECTIONS.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN PROFESSIONAL TAX, LEGAL AND INVESTMENT ADVISORS TO ASCERTAIN THE MERITS AND RISKS OF INVESTING IN THE SHARES DESCRIBED IN THIS POST QUALIFICATION

AMENDMENT TO OFFERING CIRCULAR PRIOR TO SUBSCRIBING TO SECURITIES OF THE COMPANY.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS POST QUALIFICATION AMENDMENT TO OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Form 1A-POS/A, Post Qualification Amendment to Offering Circular and any documents incorporated by reference herein or therein contain forward-looking statements. The forward-looking statements appear in a number of places in this Post Qualification Amendment to Offering Circular and any documents incorporated by reference and include statements regarding the intent, belief or current expectations of the Company with respect to, among others things: (i) the development of the Company and its products; (ii) the targeting of markets; (iii) trends affecting the Company’s financial condition or results of operation; (iv) the Company’s business plan and growth strategies; (v) the industries in which the Company participates; and (vi) the ability of the Company to generate sufficient cash from operations to meet its operating needs and pay off its existing indebtedness, all of which are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Post Qualification Amendment to Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “could,” “will,” “should,” “can have,” “likely,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “project,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected, expressed or implied, in the forward-looking statements as a result of various factors. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

The Company discloses important factors that could cause its actual results to differ materially from its expectations under the caption “Risk Factors” below. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf. The Company has based its forward-looking statements on its current expectations about future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Although the Company believes its forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements

Any forward-looking statement made by the Company in this Post Qualification Amendment to Offering Circular or any documents incorporated by reference herein speak only as of the date of this Post Qualification Amendment to Offering Circular or any documents incorporated by reference herein. Factors or events that could cause the Company’s actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company disclaims any obligation, and undertakes no obligation, to update or alter any forward-looking statement, whether as a result of new information, future events/developments or otherwise or to conform these statements to actual results. whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements. The Company urges you to carefully consider these matters, and the risk factors described in this Post Qualification Amendment to Offering Circular, prior to making an investment in its Shares.

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About This Form 1A-POS/A and Post Qualification Amendment to Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1A-POS/A and Post Qualification Amendment to Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1A-POS/A and Post Qualification Amendment to Offering Circular. We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1A-POS/A and Post Qualification Amendment to Offering Circular is accurate only as of the date of this Form 1A-POS/A and Post Qualification Amendment To Offering Circular, regardless of the time of delivery of this Form 1A-POS/A and Post Qualification Amendment to Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1A-POS/A and Post Qualification Amendment to Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made that circumstances have not changed since the date of this Form 1A-POS/A and Post Qualification Amendment to Offering Circular. The Company does not expect to update or otherwise revise this Form

1A-POS/A, Post Qualification Amendment to Offering Circular or other materials supplied herewith except as required by law in which case the Company will file post-qualification amendments or Post Qualification Amendment to Offering Circular supplements as facts and circumstances warrant. The delivery of this Form 1A-POS/A and Post Qualification Amendment to Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1A-POS/A and Post Qualification Amendment to Offering Circular. This Form 1A-POS/A and Post Qualification Amendment to Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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TABLE OF CONTENTS

OFFERING SUMMARY AND SUMMARY OF RISK FACTORS	13
OFFERING SUMMARY	13
The Offering	14
Summary of Risk Factors	15
Investment Analysis	16
RISK FACTORS	16
DILUTION	57
PLAN OF DISTRIBUTION	60
USE OF PROCEEDS	65
USE OF PROCEEDS TABLE	66
DESCRIPTION OF THE BUSINESS	67
DESCRIPTION OF PROPERTY	71
LITIGATION	72
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	73
BUSINESS	73
DIRECTORS AND EXECUTIVE OFFICERS	83
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	85
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	87
TABLES OF BENEFICIAL OWNERSHIP	87
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS	91
SECURITIES BEING OFFERED	92
Subscription Price	93
Voting Rights	93
Dividends	94
Liquidation Rights	95
Right of First Refusal	95
Drag Along Rights	95
Additional Matters	98
PERKS	99
DISQUALIFYING EVENTS DISCLOSURE	102
ERISA CONSIDERATIONS	103
INVESTOR ELIGIBILITY STANDARDS	105
TAXATION ISSUES	107
SIGNATURES	109
ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES	110
SECTION F/S: FINANCIAL STATEMENTS	111

OFFERING SUMMARY AND SUMMARY OF RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Post Qualification Amendment to Offering Circular and/or incorporated by reference in this Post Qualification Amendment to Offering Circular. For full offering details, please (1) thoroughly review this Form 1A-POS/A filed with the Securities and Exchange Commission (2) thoroughly review this Post Qualification Amendment to Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1A-POS/A and Post Qualification Amendment to Offering Circular.

Issuer:	Armed Forces Brewing Company, Inc.
Type of Offering:	Shares of Class C Common Stock
Price Per Share:	$12.50 per Share (400,000 Shares)
Minimum Investment:	$200.00 per investor
Maximum Offering:	$5,000,000.00. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	400,000 Shares of Class C Common Stock
Purchasers:

Purchasers may be accredited investors or non-accredited investors. Non-accredited investors are limited in the number of Shares they may purchase to an aggregate purchase price paid by such person that is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his or her primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

Use of Proceeds:	See the description in section entitled “Use of Proceeds” on page 67 herein.
Voting Rights:	The Shares have no voting rights. See “Voting Rights” section of “Securities Being Offered” below for details.
Dilution:	If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 7.60% of the total outstanding shares of the Company.

Length of Offering:

Shares will be offered until either (a) the date upon which the Company confirms that it has received in the escrow account and/or or holding account gross proceeds of $5,000,000.00 in deposited funds; (b) the expiration of 365 days from the date of this Post Qualification Amendment to Offering Circular unless extended for up to another 365 days in its sole discretion by the Company; or (c) the date upon which a determination is made by the Company to terminate the Offering in its sole discretion.

The Offering (Through October 29, 2024)

Shares of Class A Common Stock Outstanding	2,589,221 Shares
Shares of Class B Common Stock Outstanding	797,953 Shares
Shares of Class C Common Stock Outstanding	1,633,442 Shares
Shares of Class A Common Stock in this Offering (1)	0 Shares
Shares of Class B Common Stock in this Offering (1)	0 Shares
Shares of Class C Common Stock in this Offering (1)	400,000 Shares
Total shares to be outstanding after the Offering (2)	5,266,052 Shares

(1) There are three classes of Shares issued by the Company. For a full description of the rights of the Shares, please see the section of this Offering Circular entitled “Securities Being Offered” below. The total number of Shares of Class C Common Stock (400,000) in the chart assumes that the maximum number of Shares are sold in this Offering.

(2) The number of Shares to be outstanding after the Offering assumes that the Offering is fully subscribed, and this number will be less if the Offering is not fully subscribed. Shares outstanding after the Offering does not include a number of Shares equivalent to up to 3% of the number of shares of Class C common stock sold in the offering, which will be exercisable for an exercise price of $0.00 per share by the broker-dealers or their assigns via warrants in the future based on the terms of said warrants. The Shares that the broker-dealers or their assigns will receive upon exercising their warrants will be restricted securities meaning they are not fully liquid, free trading shares unless the restrictions are lifted in accordance with applicable law. For further explanation and details, see the “Table of Beneficial Ownership” herein.

The Company may not be able to sell the Maximum Offering amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an escrow account or holding account until the next closing after they are received by the bank. At each closing, with respect to subscriptions accepted by the Company, funds held in the escrow account or holding account will be distributed to the Company, entitling the investor to receive the Shares when they are later issued as set out herein. Investors may not withdraw their funds tendered from the escrow account or holding account unless the Offering is terminated without a closing having occurred. Investors are not entitled to any refund of funds transmitted by any means to the Company, or to the escrow account or holding account, for any reason, unless the Investor does not clear compliance by the broker-dealers involved.

Summary of Risk Factors

This Offering involves significant risks, and you should consider the Shares highly speculative. The following important factors, and those important factors described elsewhere in this Post Qualification Amendment to Offering Circular, including the matters set forth under the section entitled “Risk Factors,” could affect (and in some cases have affected) the Company’s actual results and could cause such results to differ materially from estimates or expectations reflected in this Post Qualification Amendment to Offering Circular and in any forward-looking statements made herein or by the Company. These important risk factors include, but are not limited to:

•The Company is a relatively new entity with limited tangible assets and its continued operation may require substantial additional funding.

•The Company has a very short operating history and no assurance that the business plan can be executed, or that the Company will generate revenues or profits.

•Investors in this offering risk the loss of their entire investment.  The industry in which the Company participates is highly speculative and extremely risky.

•There is no minimum number of Shares of Class C Common Stock that need to be sold in order for funds to be released to the Company and for this Offering to close; therefore, there is no assurance the Company will receive funds sufficient to further its business.

•The Company has entered a highly competitive industry and within this highly competitive industry are companies with established track records and substantial capital backing. The Company may face competition from new companies as well as existing companies entering their business space.

•If you invest and purchase the Shares of Class C Common Stock, you will be acquiring a minority interest in the Company and will have little to no effective control over, or input into, the management or decisions of the Company, primarily because the Shares have no voting rights.

•There is no market for the Company's Class C Common Stock, and it is highly unlikely that any such market will develop subsequent to this offering unless the Company becomes successful and then only under certain circumstances. The Shares of Class C Common Stock are illiquid and should be considered a long-term investment.

•There are substantial restrictions on the transferability of the Shares of Class C Common Stock, and, in all likelihood, you will not be able to liquidate some or all of your investment.

•The Company has broad discretion in its use of proceeds and, as an investor, you are relying on management’s judgment.

•The price of the Shares of Class C Common Stock is arbitrary and may not be indicative of the value of the Shares of Class C Common Stock or the Company.

•The Company does not expect there to be any market makers to develop a trading market in the Shares.

•The economic interest in the Company of a subscriber to this offering may be less than the percentage of overall Shares of Class C Common Stock to total equity or ownership of the Company.

•For a more detailed discussion of these and other significant risks, see “RISK FACTORS” in the main body of the Post Qualification Amendment to Offering Circular. Investors will be given an opportunity to review the current status of all material contracts and financials and ask appropriate questions of management prior to subscribing to this offering.

Investment Analysis

The Company believes that it has strong economic prospects by virtue of the following dynamics of the industry, the success of its founders in their related business endeavors, and other reasons:

1.Management believes that trends for growth in the alcohol, restaurant and bar industries in the United States will be favorable.

2. Management believes that the demand for alcohol, restaurants and bars in the United States will grow, creating an opportunity for the Company.

3. Management believes that its experience will position Armed Forces Brewing Company, Inc. for profitable operations and will create new market opportunities in the United States.

Despite management’s beliefs, there is no assurance that Armed Forces Brewing Company, Inc. will be profitable, or that management’s opinion of the industry’s favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares. In particular, while the Company and its management are hopeful that the long-term effects will eventually be minimized from the coronavirus pandemic and the related economic issues that have affected both the U.S. and the global economy and the Company, neither management nor the Company can offer any assurance that what they believe to be the long term favorable conditions will not be outweighed by the occurrence, the past problems and future unknown problems and issues caused by the coronavirus pandemic.

RISK FACTORS

The purchase of the Company’s Shares involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares.  An investment in the Company may not be suitable for all recipients of this Post Qualification Amendment to Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The Company is, in addition to the risks set out below, subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies inherently involve greater risk than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Before investing, you should carefully read and carefully consider the following:

Risks Relating to The Company

Outbreaks Of Communicable Infections Or Diseases, Pandemics, Or Other Widespread Public Health Crises In The Markets In Which Our Consumers Or Employees Live and/or In Which We Or Our Distributors, Retailers, And Suppliers Operate

The global COVID-19 pandemic and government measures taken in response to it adversely impacted our business, results of operations, capital spending, business planning, and financial condition, and may continue to do so depending on uncertain future developments. Global health concerns relating to the COVID-19 outbreak impacted the economic environment, and the outbreak significantly increased economic uncertainty. The outbreak resulted in governments and others implementing measures to try to contain the virus, such as travel restrictions, social distancing, mandatory vaccinations, restrictions on employing or otherwise interacting with individuals who chose to not receive vaccinations and restrictions on business operations which have impacted consumers and businesses. These measures adversely impacted our business, and may further impact our workforce and operations and the operations of our business partners, customers, stakeholders, and suppliers. While these measures have either eased or been lifted in most countries, another resurgence of the COVID-19 virus or another communicable illness could cause those measures to be reinstated or other even more restrictive measures to be implemented. The extent to which current health measures are removed or new measures are put in place will depend on how the COVID-19 virus and other infectious diseases evolve, as well as the progress of the local and global roll-out and acceptance of vaccines or other measures aimed at preventing the spread of disease. Another widespread health crisis or the reemergence of severe COVID-19 pandemic conditions could negatively affect the economies and financial markets of many countries resulting in a global economic downturn which could negatively impact demand for our products and our ability to borrow money. Any of these events could have a material adverse effect on our business, liquidity, financial condition, results of operations and your investment.

Inflation, Recession, Higher Interest Rates or Deflation Could Adversely Affect Our Business And Financial Results.

Inflation and higher interest rates can adversely affect us by increasing costs of materials and labor and by reducing consumer spending. A recession, which some report the United States is already in, could affect consumer demand for our products, and spending on consumer products in general, as well as have negative impacts on our business. Also, deflation could cause an overall decrease in spending and borrowing capacity, which could lead to deterioration in economic conditions and employment levels. Deflation could also cause the value of our inventory and our business to decline. These, or other factors related to the U.S. and world economy could have a negative impact on our business or financial results.

The Company Has Limited Operating History

The Company has a limited operating history and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, Shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.  As the Company has limited operational history, it is extremely difficult to make accurate predictions and forecasts on our finances.

The Company Is Dependent Upon Its Management, Founders, Key Personnel and Consultants to Execute the Business Plan, And Some Of Them Will Have Concurrent Responsibilities At Other Companies

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers, as well as other key personnel and contractors. Some of them may have concurrent responsibilities at other entities. Some of the advisors, consultants and others to whom the Company’s ultimate success may be reliant upon have not signed contracts with the Company and may not ever do so. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees and consultants among companies in the applicable industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees and consultants required for the initiation and expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People At The Time Of This Offering

The Company is dependent upon management and on others in order to conduct its operations and execute its business plan, however, the Company has purchased only limited insurance policies (including a disability policy) with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company may not receive sufficient, or any, compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Or Will Be Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lack The Financial Controls And Safeguards Required Of Public Companies

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes In Laws Or Regulations Could Harm The Company’s Performance.

Various federal and state laws, including labor laws, govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured And Escrow or Holding Accounts In Which Investment Funds Will Be Held Pending Clearing By The Broker-Dealer May Not Be Insured In Part Or In Full.

When you apply to invest in the Company, the funds you tender will in some cases be kept in an escrow account with North Capital Private Securities Corporation or a holding account until the next closing after they are received in said account. At each closing, with respect to subscriptions accepted by the Company, funds held in the escrow account or holding account will be distributed to the Company, and the associated Shares will be issued at that time to the investors that purchased such Shares. The escrow account will be with a regulated financial institution and will have federal insurance covering portions of the deposit, but the insurance may not be enough to cover the total amount of fund held in said account. Any holding accounts may be with payment processors and not a regulated banking institution, and thus may have no federal insurance covering said funds unlike if the funds had been deposited into a regulated U.S. bank or similar banking institution or may have federal insurance that is limited to a certain amount of coverage. While the funds you tendered are in an escrow account or one of these payment processor accounts or an account with an affiliated financial institution, if the company holding the funds should fail or otherwise terminate operations, the Company may not be able to recover all amounts deposited in these holding accounts. The Company’s regular bank accounts, any escrow account and bank accounts that may be used to hold some investor funds while investors are going through the compliance process before a closing occurs, have federal insurance that is limited to a certain amount of coverage.  It is anticipated that the account balances in the Company’s account may exceed those limits at times.  In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits. An investment in the Company’s Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Company Faces Significant Competition in the United States, Canada and Elsewhere

The Company will face significant competition in the United States, Canada and elsewhere which could adversely affect your investment.

The Company Has Incurred Debt And Will Likely Incur Additional Debt

The Company has already incurred debt through a convertible note issued and as reflected through accounts receivable from vendors and will likely incur additional debt (possibly including secured debt) in the future and in the continuing operations of its business. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our Revenue Could Fluctuate From Period To Period, Which Could Have An Adverse Material Impact On Our Business

Our revenue may fluctuate from period-to-period in the future due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these fluctuations include the following events, as well as other factors described elsewhere in this document:

•Unanticipated changes to economic terms in contracts with clients, vendors, partners and those with whom the Company does business, including renegotiations;

•Downward pressure on fees the Company charges for our services, which would therefore reduce our revenue;

•Failure to obtain new clients and customers for our services;

•Cancellation or non-renewal of existing contracts with clients and customers;

•Changes in state and federal government regulations, international government laws and regulations or the enforcement of those laws and regulations;

•General economic and political conditions, both domestically and internationally, as well as economic conditions specifically affecting industries in which the Company operates.

As a result of these and other factors, the results of operations for any quarterly or annual period may differ materially from the results of operations for any prior or future quarterly or annual period and should not be relied upon as indications of our future performance.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment.  Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

An Inability To Maintain, Extend, Enhance And/Or Expand Our Reputation And Brand Image Is Essential To Our Business Success And Failure To Do So Could Affect Your Investment.

Our success depends on our ability to maintain brand image for our existing products, extend our brand into new categories and geographies and to new distribution platforms, including online, and expand and enhance our brand with new product offerings. We seek to maintain, extend, and expand our brand image through public relations activities and marketing investments, including advertising and consumer promotions and product innovation. Increasing attention on the role of food and beverage marketing could adversely affect our brand image. It could also lead to stricter regulations and greater scrutiny of marketing practices. Any state or federal labeling rule change that restricts our ability to differentiate the quality and character of our products from our competition could affect our operating results. Increased legal or regulatory restrictions on our advertising, consumer promotions, and marketing could limit our efforts to maintain, extend, enhance and expand our brand.

In addition, our success in maintaining, extending, enhancing and expanding our brand image depends on our ability to adapt to a rapidly changing marketing and media environment, including our reliance on social media and online or email dissemination of marketing and advertising campaigns. We are active in social media as an important medium for our marketing efforts. We produce video content that is important to our overall brand and marketing Therefore, any negative posts, comments or media coverage about us, our brands, our products, our customers, our videos, or any of our employees on social networking web sites (whether factual or not), security breaches related to use of our social media or related impacts of withdrawn public support (known popularly as “cancel culture”) and failure to respond effectively to these posts, comments, or activities could damage our reputation and brand image across the various regions in which we operate and threaten our sales and profitability. The costs of maintaining, extending, and enhancing our brands may increase. We might fail to invest sufficiently in maintaining, extending, enhancing and expanding our brand image. If we do not successfully maintain, extend, enhance and expand our reputation and brand image, then our brand, product sales, financial condition, and results of operations and your investment could be materially and adversely affected.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate, both in the United States and internationally, could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue.  It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on products and services like those of the Company and may adversely affect customers’ confidence and willingness to spend.  Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering May Not Be Enough To Sustain The Company's Current Business Plan

In order to achieve the Company's near and long-term goals, the Company may need to procure funds in addition to the amount raised in this offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If the Company is not able to raise sufficient capital in the future, it will not be able to execute our business plan, our continued operations will be in jeopardy and the Company may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

The Company May Not Be Able To Obtain Adequate Financing To Continue Our Operations

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to, enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing Shareholders and may reduce the price of the Shares.

Terms Of Subsequent Financing, If Any, May Adversely Impact Your Investment

The Company may have to engage in common equity, debt, or preferred stock financings in the future.  Your rights and the value of your investment in the Shares of Class C Common Stock could be reduced by the dilution caused by future equity issuances.  Interest on debt securities could increase costs and negatively impact operating results.  The Company is permitted to issue preferred stock pursuant to the terms of our Company documents, preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital.  The terms of preferred stock could be more advantageous to those investors than to the holders of Shares of Class C Common Stock.  In addition, if the Company needs to raise more equity capital from the sale of additional stock or notes, institutional or other investors may negotiate terms at least as, and possibly more favorable than the terms of your investment.  Shares of stock or notes which the Company sells could be sold into any market that develops, which could adversely affect the market price.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding stock, which may limit your ability and the ability of our other Shareholders, whether acting alone or together, to propose or direct the management or overall direction of our company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for its Shares. The majority of our currently outstanding stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors or managers and the approval of actions for which the approval of our shareholders is required. If you acquire the Shares, you will have no effective voice in the management of the Company. Such concentrated control of the Company may adversely affect the price of the Shares. The Company’s principal shareholders may be able to control matters requiring approval by its shareholders, including mergers or other business combinations. Such concentrated control may also make it difficult for the Company’s Shareholders to receive a premium for their Shares in the event that the Company merges with a third party or enters into different transactions which require Shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for the Shares.

The Company’s Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Its Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•the Company’s ability to manage its growth

•whether the Company can manage relationships with any key vendors and advertisers

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

To Date, The Company Has Had Operating Losses And Does Not Expect To Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has been operating at a loss since the Company's inception, and the Company expects to continue to incur losses for the foreseeable future. Further, the Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. As a result, The Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable. The Company’s ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below its revenue levels in order to achieve positive cash flows, none of which can be assured.

The Company May Be Unable To Manage Its Growth Or Implement Its Expansion Strategy

The Company may not be able to expand the Company's markets or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

Successful implementation of the Company’s business strategy requires the Company to manage its growth.  Growth could place an increasing strain on its management and financial resources.  To manage growth effectively, the Company will need to:

•Establish definitive business strategies, goals and objectives;

•Maintain a system of management controls; and

•Attract and retain qualified personnel, as well as develop, train and manage management-level and other employees.

If the Company fails to manage its growth effectively, its business, financial condition or operating results could be materially harmed.

The Company's Business Model Is Evolving

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products to potential customers and who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

If The Company Fails To Maintain And Enhance Awareness Of The Company's Brand, The Company's Business And Financial Results Could Be Adversely Affected

The Company believes that maintaining and enhancing awareness of the Company's brand and its products is critical to achieving widespread acceptance and success of the Company's business. The Company also believes that the importance of brand recognition will increase due to the relatively low barriers to entry in the Company's market. Maintaining and enhancing the Company's and the brand awareness of the Company and its products may require the Company to spend increasing amounts of money on, and devote greater resources to, advertising, marketing and other brand-building efforts, and these investments may not be successful. Further, even if these efforts are successful, they may not be cost-effective. If the Company is unable to continuously maintain and enhance the Company's and its products’ presence, the Company's market may decrease which could in turn result in lost revenues and adversely affect the Company's business and financial results.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company's opportunity to achieve and maintain a significant market may be limited. Developing and maintaining awareness of the Company's brand names, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the market increases. Successfully promoting and positioning the Company's brands, products and services will depend largely on the effectiveness of the Company's marketing efforts. Therefore, the Company may need to increase the Company's financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company's brand names or if the Company incurs significant expenses promoting and maintaining the Company's brand names, it would have a material adverse effect on the Company's results of operations.

The Company Faces Competition In The Company's Markets From Various Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than Does The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it could have a material adverse effect on the Company's results of operations.

The Company Currently Has Limited Marketing In Place

The Company currently has limited marketing for its brands and the Company. If the Company is unable to establish sufficient marketing and sales capabilities or enter into agreements with third parties, the Company may not be able to effectively market and generate revenues.

Limitation on Director, Officer and Other’s Liability

The Company may provide for the indemnification of directors, officers and others to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors, officers and others to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or others controlling or working with the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Despite this, should the Company provide such indemnification, it could have a material adverse effect on the Company.

The Company May Face Significant Competition From Other Similar Companies, And Its Operating Results Will Suffer If It Fails To Compete Effectively

The Company may face significant competition from other companies, and its operating results could suffer if the Company fails to compete effectively. The industries in which the Company participates are intensely competitive and subject to rapid and significant change. The Company has competitors both in the United States and internationally. Many of its competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing organizations. Additional mergers and acquisitions in its industry may result in even more resources being concentrated in its competitors. As a result, these companies may obtain market acceptance more rapidly than the Company is able and may be more effective themselves as well. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries.

The Company’s Future Financial Performance And Its Ability To Compete Effectively Will Depend, In Part, On The Company’s Ability To Manage Any Future Growth Effectively

As the Company’s operations expand, it expects that it will need to manage additional relationships with various strategic partners, suppliers and other third parties. The Company’s future financial performance and its ability to commercialize its business and to compete effectively will depend, in part, on its ability to manage any future growth effectively. To that end, the Company must be able to manage its development efforts effectively and hire, train and integrate additional management, administrative and sales and marketing personnel. The Company may not be able to accomplish these tasks, and its failure to accomplish any of them could prevent us from successfully growing the Company.

The Company’s Insurance Strategy May Not Be Adequate To Protect Us From All Business Risks.

The Company may be subject, in the ordinary course of business, to losses resulting from accidents, acts of God and other claims against us, for which the Company may have no insurance coverage. The Company currently maintains no general liability, automobile, life, health, property, or directors' and officers' insurance policies. The Company has limited disability and workers compensation insurance. A loss that is uninsured, or underinsured, or which otherwise exceeds policy limits may require us to pay substantial amounts, which could adversely affect the Company’s financial condition and operating results.

If The Company Is Unable to Effectively Protect Its Intellectual Property and Trade Secrets, It May Impair The Company’s Ability to Compete

The Company’s success will depend on its ability to obtain and maintain meaningful intellectual property protection for any Company intellectual property. The names and/or logos of Company brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest, trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Patents, trademarks and copyrights that have been or may be obtained by the Company may be challenged by others, or enforcement of the patents, trademarks and copyrights may be required. The Company also relies upon, and will rely upon in the future, trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business.

Any infringement of the Company's patent, trademark, copyright or trade secret rights could result in significant litigation costs, and any failure to adequately protect the Company's trade secret rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's existing patent, copyright, trademark and trade secret rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's Existing patent, copyright, trademark and trade secret rights could be expensive and time consuming, and the outcome of such a claim is unpredictable. This litigation could result in diversion of resources and could materially adversely affect the Company's operating results.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company's Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business. Any infringement of the Company's proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company's proprietary rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company's future operating results.

Computer, Website or Information System Breakdown Could Affect The Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company's Reputation And Operating Revenues

To the extent that the Company's activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information are stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against us.  If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Will Depend On Third-Party Providers For A Reliable Internet Infrastructure As Well As Other Aspects Of The Company’s Technology and Applications And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company's Ability To Conduct Its Business

The Company will outsource some or all of its online presence, server needs, technology development and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to "denial-of-service" attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company’s Actual Or Perceived Failure To Adequately Protect Personal Data Could Harm Its Business.

A variety of state, national, foreign, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. These privacy and data protection-related laws and regulations are evolving, with new or modified laws and regulations proposed and implemented frequently and existing laws and regulations subject to new or different interpretations. Compliance with these laws and regulations can be costly and can delay or impede the development of new products. The Company’s actual, perceived or alleged failure to comply with applicable laws and regulations or to protect personal data, could result in enforcement actions and significant penalties against the Company, which could result in negative publicity, increase the Company’s operating costs, subject the Company to claims or other remedies and may harm its business which would negatively impact the Company’s financial well-being and your investment.

The Company's Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company's reputation.

Limitation on Director, Officer and Other’s Liability

The Company may provide for the indemnification of directors, officers and others to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors, officers and others to the Company and its Shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or others controlling or working with the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Despite this, should the Company provide such indemnification, it could have a material adverse effect on the Company.

Our Business In Norfolk And Elsewhere May Be Affected By Groups of People Whose Beliefs and Values Do Not Align With Those of Americans Who Are Proud Supporters Of America, Its Active Duty Troops, And American Veterans.

Our Company is unapologetically supportive of America, its flag, its active duty troops, its military veterans, first responders and their families. Our products and corporate philosophy are tributes to all those who have served in the past to defend our freedoms and the American people, and to all those who are now serving or will serve in the future, as well as their families, who have sacrificed for all of us who live in, and love, the Unites States of America. However, there are individuals and groups of people who have in the past, and likely will in the future, not agree with our corporate philosophy and mission, and who do not support the American values we support. They have, and will in the future, attempt to gain political or social favor for themselves by opposing the Company in various ways. While the Company will stand strong and always put America, those who support us and America’s active duty troops, military veterans, first responders and their families first, it is possible that some of these people and groups will make accusations about us in the media, or online, or in person. While we strongly believe that these types of unwarranted attacks will be seen for what they are by the majority of America who are supportive of our active duty troops, its military veterans, first responders and their families, there is the possibility that these types of these people and groups will negatively affect the Company in some manner, and could affect your investment as well. As a Company, we will defend what we believe is right and what is in the best interests of our Company, and we will not cave in to these people or groups who attempt to cancel us with their divisive rhetoric, but we cannot guarantee that we will always be 100% successful in doing so as factors beyond our control could have an effect on our business.

Facility Conversion, Re-branding, Expansion, Optimization, And Construction Activities

Through an LLC that the Company owns 28% of, the Company has acquired and entered into an agreement to lease a brewing facility and taproom in Norfolk, Virginia. As a result, we are now, have in the past, and will soon be engaged in various conversion, re-branding, expansion, optimization, and/or construction activities with risks of completion delays, cost overruns, and asset impairments. We may not achieve the intended financial and operational benefits of these investments, including if we develop excess capacity that outpaces demand for our products. Expansion and optimization of current production facilities and construction of new production facilities, tap rooms, and other facilities are subject to various regulatory and developmental risks, including but not limited to: (i) our ability to obtain timely certificate authorizations, necessary approvals and permits from regulatory agencies at all or on terms that are acceptable to us; (ii) potential changes in federal, state, and local laws and regulations, including environmental requirements, that prevent a project from proceeding or increase the anticipated cost of the project; (iii) our inability to acquire rights-of-way or land or water rights on a timely basis on terms that are acceptable to us; or (iv) our inability to acquire the necessary energy supplies, including electricity, natural gas, and diesel fuel. Any of these or other unanticipated events could halt or delay the conversion, expansion, re-branding, optimization, or construction of our Norfolk facility.

We may not be able to satisfy our product supply requirements for our products in the event of a significant disruption to the Norfolk facility. Also, if the contemplated conversion, expansion, re-branding, optimization, or construction activities at our facility in Norfolk is abandoned or is not otherwise completed by the targeted completion dates, we may not be able to produce sufficient quantities of our products to satisfy our needs in the future. Under such circumstances, we may be unable to obtain our products at a reasonable price from another source such as a contract brewer, if at all. A significant disruption at our Norfolk facility even on a short-term basis, could impair our ability to produce and ship products to market on a timely basis. Alternative facilities with sufficient capacity or capabilities may not readily be available, may cost substantially more, or may take a significant time to start production, any of which could have a material adverse effect on our product supply, business, liquidity, financial condition, and/or results of operations.

Operational Disruptions Or Catastrophic Loss To Our Norfolk Facility, Other Production Facilities, Or Distribution Systems

If our Norfolk facility, our contract brewing facilities, or any part of our distribution system were to experience a significant operational disruption or catastrophic loss, it could delay or disrupt production, shipments, and revenue, and result in potentially significant expenses to repair or replace our properties or find suitable alternative providers. Also, our production facilities are asset intensive. As our operations are concentrated in a limited number of production and distribution facilities, we are more likely to experience a significant operational disruption or catastrophic loss in any one location from acts of war or terrorism, natural or man-made disasters, public health crises, labor strikes or other labor activities, cyberattacks and other attempts to penetrate our or our third-party service providers’ IT systems or the IT used by our non-production employees who work remotely, or unavailability of raw or packaging materials. Geopolitical and economic responses to the Russia-Ukraine conflict could continue to impact global energy prices and supply. If a significant operational disruption or catastrophic loss were to occur, we could breach agreements, our reputation could be harmed, and our business, liquidity, financial condition, and/or results of operations could be adversely affected by, among other items, higher maintenance charges, unexpected capital spending, or product supply constraints.

Our insurance policies do not cover certain types of catastrophes and may not cover certain events such as pandemics. Economic conditions and uncertainties in global markets may adversely affect the cost and other terms upon which we are able to obtain property damage and business interruption insurance. If our insurance coverage is adversely affected, or to the extent we have elected to self-insure, we may be at greater risk that we may experience an adverse impact to our business, liquidity, financial condition, and/or results of operations.

We May Not Be Able To Control The Operating Costs Related To Our Norfolk Facility Or The Expenses May Remain Constant Or Increase, Even If Revenues Do Not Increase, Causing Our Results Of Operations To Be Adversely Affected.

We may not be able to control operating costs of the Norfolk facility including the need to pay for insurance and other costs such as real estate taxes, which could increase over time. We will likely also have the need periodically to repair or renovate space, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels, principal loan amounts and the availability of financing. If operating costs increase as a result of any of the foregoing factors or others, our results of operations may be adversely affected.

The expense of owning through an affiliated entity, and leasing of the Norfolk facility is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the property. As a result, if revenues decline, we may not be able to reduce expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments and maintenance, generally will not be reduced if circumstances cause our revenues to decrease. If we are unable to decrease operating costs and our revenues decline, our financial condition and our results of operations may be adversely affected.

Compliance With Governmental Laws, Regulations And Covenants That Are Applicable To The Norfolk Facility May Adversely Affect Our Business And Growth Strategies.

The Norfolk facility is subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants may restrict our use of the Norfolk facility and may require us to obtain approval from local officials or community standards organizations at any time with respect to said facility, including when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any business at the facility, or that additional regulations will not be adopted that would increase delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by the inability to obtain permits, licenses and zoning approvals which could have a material adverse effect on us and our business operation.

The Norfolk Facility Will Be Subject To The Risks Typically Associated With Real Estate.

The Norfolk facility will be subject to the risks typically associated with owning or leasing real estate. The value of real estate may be adversely affected by a number of risks, including:

•natural disasters such as hurricanes, earthquakes and floods;

•acts of war or terrorism, including the consequences of terrorist attacks;

•adverse changes in national and local economic and real estate conditions;

•an oversupply of (or a reduction in demand for) space in the areas where particular real estate is located and the attractiveness of particular real estate to others;

•changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•costs of remediation and liabilities associated with environmental conditions affecting real estate; and

•the potential for uninsured or underinsured property losses.

These factors may have a material adverse effect on our Company.

We May Be Subject To Unknown Or Contingent Liabilities Related To The Norfolk Facility For Which We May Have Limited Or No Recourse.

The Norfolk land and facility may be subject to unknown or contingent liabilities for which we may have limited or no recourse. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of vendors or other persons dealing with the acquired entity, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise. The total amount of costs and expenses that we may incur with respect to liabilities associated with the Norfolk facility and real estate may exceed our expectations, which may adversely affect our business, financial condition, results of operations and cash flow.

We Have Entered Into Membership Through An Entity We Own With Third Parties To Form A Limited Liability Company That Owns The Norfolk Real Property and Improvements In Order To Finance The Norfolk Real Estate and Facility And We Do Not Have Sole Decision Making Authority Over That Limited Liability Company

As a result, we will not have sole decision-making authority over the entity which owns and controls the real estate, buildings and other equipment and property at the Norfolk facility. We are, to some degree, reliant on the financial condition of our other members in the limited liability company and disputes between us and our them could arise that affect our business and your investment. Investments in this type of legal arrangement may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that the other members might become bankrupt, have financial difficulties or fail to fund their required capital contributions. These other members may have economic or other business interests or goals which are inconsistent with the Company’s business interests or goals and may be in a position to take actions contrary to the Company’s policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the other members would have full control over the limited liability company. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in the Company’s best interests because of the Company’s lack of full control. Disputes between the Company’s and the other members may result in litigation or arbitration that would increase the Company’s expenses and prevent our officers from focusing their time and effort on our business. Consequently, actions by or disputes with the other members might result in our company having additional risk. In addition, we may in certain circumstances be liable for the actions of the other members.

Property Taxes Could Increase Due To Property Tax Rate Changes Or Reassessment, Which Could Impact Our Cash Flow.

As part of the limited liability company created to obtain the Norfolk facility, we may be required to pay state and local taxes on its property, either directly, through the limited liability company or through rental payments to the limited liability company or on our own without any financial assistance from the other members of the limited liability company. The real property taxes on the Norfolk property may increase as property tax rates change or as the property is assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow and our ability to satisfy our obligations could be adversely affected.

Uninsured Losses Relating To Real Property Or Excessively Expensive Premiums For Insurance Coverage Could Reduce Our Cash Flows.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.

Changes in the cost or availability of insurance could expose us to uninsured casualty losses. If our Norfolk property incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our company and affect your investment. In addition, other than any working capital reserve or other reserves we may establish, we may have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings.

Actions Of Any Other Members Of The Limited Liability Company Formed For The Norfolk Property May Now Or In The Future Affect Our Business Operations.

We entered into membership in a limited liability company to acquire the Norfolk facility and may enter into future similar arrangements of joint venture agreements, co-tenancies or other co-ownership arrangements to acquire additional facilities, taprooms, restaurants, or breweries. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•that our other member, co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•that such other member, co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•that such other member, co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•that disputes between us and our other member, co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our operations.

Any of the above might subject the Company to liabilities in excess of those contemplated and may otherwise affect our business operations.

Costs Imposed Pursuant To Governmental Laws And Regulations May Reduce Our Net Income And Otherwise Affect Our Business Operations

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to substantial liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. Even if we are not subject to liability, other costs, which we would undertake to avoid or mitigate any such liability, such as the cost of removing or remediating hazardous or toxic substances could be substantial. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated Properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. The condition of the Norfolk real property and facility, and those of others we may acquire, operations in the vicinity of the Norfolk real property and facility and those of others we may acquire such as the presence of underground storage tanks, or activities of unrelated third parties may affect our Company and business operations.

The Presence Of Hazardous Substances, Including Hazardous Substances That Have Not Been Detected, Or The Failure To Properly Manage Or Remediate These Substances, May Negatively Affect Our Business Operations.

Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could negatively affect our business operations.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations. We may be subject to all the risks described here even if we do not know about the hazardous materials and if the previous owners did not know about the hazardous materials on the property.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at the Norfolk facility or any other property we acquire could require us to undertake a costly remediation program to contain or remove the mold from the affected property, which would adversely affect our operating results.

Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from operating our Company at such properties as we may have planned. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability.

Costs Associated With Complying With The Americans With Disabilities Act And Similar Laws May Decrease Cash Available For Distributions To Our Investors.

Our Norfolk property and facility may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. If our Norfolk property and facility or one or more of our properties that we acquire in the future are not in compliance with such laws, then we could be required to incur additional costs to bring them into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows.

Declines In The Market Values Of The Norfolk Property and Facility And Other Assets We Invest In May Adversely Affect Periodic Reported Results Of Operations And Credit Availability, Which May Reduce Earnings And, In Turn, Negatively Affect Our Business Operations.

A decline in the market value of the assets we invest in may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings. Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly. Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

A Prolonged Economic Slowdown, A Lengthy Or Severe Recession Or Declining Real Estate Values Could Harm Our Operations.

Our Company may be susceptible to economic slowdowns or recessions, which could lead to financial losses and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors, could have a material negative impact on the values of our Company, and the cash flows from our business, which could significantly harm our revenues, results of operations, financial condition, and business prospects.

The Company Is Dependent On Its Distributors.

The Company sells most of its alcohol beverages to independent beer distributors for distribution to retailers and, ultimately, to drinkers. Although the Company currently has arrangements with over many distributors, sustained growth will require it to maintain such relationships and possibly enter into agreements with additional distributors. Changes in control or ownership within the current distribution network could lead to less support of the Company’s products.

Contributing to distribution risk is the fact that the Company’s distribution agreements are generally terminable by the distributor on relatively short notice. While these distribution agreements contain provisions giving the Company enforcement and termination rights, some state laws prohibit the Company from exercising these contractual rights. The Company’s ability to maintain its existing distribution arrangements may be adversely affected by the fact that many of its distributors are reliant on one of the major beer producers for a large percentage of their revenue and, therefore, they may be influenced by such producers. If the Company’s existing distribution agreements are terminated, it may not be able to enter into new distribution agreements on substantially similar terms, which may result in an increase in the costs of distribution.

No assurance can be given that the Company will be able to maintain its current distribution network or secure additional distributors on terms not less favorable to the Company than its current arrangements.

Supply Of Water, Agricultural, And Other Raw Materials, Certain Raw And Packaging Materials Purchased Under Supply Contracts; Supply Chain Disruptions And Inflation

The quality and quantity of water available for use is important to the supply of our agricultural raw materials and our ability to operate our business. Water is a limited resource in many parts of the world. If climate patterns change or for any other reason droughts continue or become more severe or other restrictions on currently available water resources are imposed, there may be a scarcity of water or poor water quality which may affect our and our suppliers’ operations, increase production costs, or impose capacity constraints. We are dependent on sufficient amounts of quality water for operation of our brewery and our contract brewers also are dependent. The suppliers of the agricultural raw materials we purchase are also dependent upon sufficient supplies of quality water for their fields. In addition, water purification and waste treatment infrastructure limitations could increase costs or constrain operation of our production facilities as well as those of our contract brewers. A substantial reduction in water supplies could result in material losses of crops, such as barley, or hops, which could lead to a shortage of our product supply.

Our brewery and our contract brewers use a large volume of agricultural and other raw materials to produce our products. These include sugars, malt, hops, fruits, yeast, and water for brewing. Our  brewery and our contract brewers use large amounts of various packaging materials, including glass, aluminum, cardboard, and other paper products. Our production facilities and those of our contract brewers also use electricity, natural gas, and other fuels in their operations. Certain raw materials and packaging materials are purchased under contracts of varying maturities. The supply, on-time availability, and price of raw, packaging, and other materials, energy, and other commodities have been and may continue to be affected by many factors beyond our control, including supply chain disruptions, inflationary pressures, market demand, global geopolitical events and military conflicts, such as repercussions from the Russia-Ukraine conflict, droughts, storms, weather events, or natural or man-made disasters, economic factors affecting growth decisions, plant diseases, and theft.

To the extent any of the foregoing factors (i) increases the costs of our products and we are unable or choose not to pass along such rising costs to consumers through increased selling prices or (ii) leads to a shortage of our product supply or inventory levels, we could experience a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company plans to undertake further equity financing which may be dilutive to existing Shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing Shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered on A “Best Efforts” Basis and The Company May Not Raise the Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use of Proceeds which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum number of Shares in this offering will be sold. If the maximum Offering amount is not sold, the Company may need to incur additional debt or raise additional equity in order to finance the Company’s operations. Increasing the amount of debt will increase the Company’s debt service obligations and make less cash available for distribution to the Company’s Shareholders. Increasing the amount of additional equity that the Company will have to seek in the future will further dilute those investors participating in this Offering.

Investor Funds Will Not Accrue Interest While in the Escrow Account or Holding Account Prior To Closing

All funds delivered in connection with subscriptions for the Shares will be held in a non-interest-bearing escrow account or non-interest bearing holding account until a closing of the Offering, if any. Investors in the securities offered hereby may not have the use of such funds or receive interest thereon pending the completion of the Offering or a closing. If the Company fails to hold a closing prior to the termination date, investor subscriptions will be returned without interest or deduction.

The Company Has Not Paid Dividends In The Past And Is Uncertain If It Will Be Able To Pay Dividends In The Foreseeable Future, So Any Return On Investment May Be Limited To The Value Of The Shares.

Please note that the Company has never paid dividends on its Shares and is uncertain if it will be able to pay dividends in the foreseeable future. The payment of dividends on the Company’s Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If the Company does not pay dividends, its Shares may be less valuable because a return on your investment will only occur if its stock price appreciates. Consequently, investors must rely on sales of their Shares after price appreciation, which may never occur, as the only way to realize any gains on their investment. Investors seeking cash dividends should not purchase the Company’s Shares. It is possible that the Company may never reach a financial position where it can or will issue dividends.

Additional Financing May Be Necessary for The Implementation of The Company's Growth Strategy

Whether the Company is successful in selling the maximum number of Shares in this Offering or not, the Company may require additional debt, equity or other financing to pursue the Company’s growth and business strategies. These growth and business strategies include but are not limited to enhancing the Company’s operating infrastructure and otherwise responding to competitive pressures. Given the Company’s limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to the Company. Lack of additional funding could force the Company to curtail substantially the Company’s growth plans. Furthermore, the issuance by the Company of any additional securities pursuant to any future fundraising activities undertaken by the Company or could result in an issuance of securities whose rights, preferences and privileges are senior to those of existing Shareholders including you and could dilute the ownership or benefits of ownership of existing Shareholders including, but not limited to reducing the value of the Shares of Class C Common Stock subscribed for under this Offering.

An Investment in the Company's Shares Could Result In A Loss of Your Entire Investment

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment.  You may not be able to liquidate your investment for any reason in the near future.

There is No Public Trading Market for the Company's Shares

At present, there is no active trading market for the Company’s securities and the Company does not have plans at this time to file the documents and seek approval required to establish a trading market for the Shares being sold in this Offering. The Company cannot assure that even with the proper filings that a trading market will ever develop. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the Company must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”) of which there is no assurance, before active trading of the Company’s securities could commence. If the Company’s securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’s automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that the Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

Sales Of The Company’s Shares By Insiders Under Rule 144 Or Otherwise Could Reduce The Price Of The Shares, If A Trading Market Should Develop

Certain officers, directors and/or other insiders may hold Shares in the Company and may be able to sell their Stock in a trading market if one should develop. The availability for sale of substantial amounts of Stock by officers, directors and/or other insiders could reduce prevailing market prices for the Company’s securities in any trading market that may develop.

Should The Company’s Securities Become Quoted On A Public Market, Sales Of A Substantial Number Of Shares Of The Type Of Shares Being Sold In This Offering May Cause The Price Of The Company’s Shares To Decline

Should a market develop, and the Company’s Shareholders sell, substantial amounts of the Company’s Shares in the public market, Shares sold may cause the price to decrease below the current value of the Shares. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that the Company deems reasonable or appropriate.

Because The Company Does Not Have An Audit Or Compensation Committee, Shareholders Will Have To Rely On Management To Perform These Functions

The Company does not have an audit or compensation committee comprised of independent directors or any audit or compensation committee. Management performs these functions as a whole. Thus, there is a potential conflict in that management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances.  Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

The Company Has Significant Discretion Over The Net Proceeds Of This Offering

The Company has significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The Offering Price For The Shares of Class C Common Stock Being Sold In This Offering Has Been Determined By The Company

The price at which the Shares are being offered has been arbitrarily determined by the Company. There is no relationship between the offering price and the Company’s assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Shares was derived as a result of internal decisions based upon various factors including prevailing market conditions, its future prospects and its capital structure. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

You Should Be Aware Of The Long-Term Nature Of This Investment

There is not now, and likely will not be in the near future, a public market for the Shares. Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

You Will Have Limited Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a little ability to take part in the management of the Company as a minority Shareholder and will not be represented on any management board of the Company. Accordingly, no person should purchase the Shares unless he or she is willing to entrust all aspects of management to the Company.

The Shares in This Offering Have No Protective Provisions

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder, in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" for the Company, the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction involving the Company.

Investing In This Offering Using A Credit Card Has Several Risks

Should you choose to invest in this offering using a credit card, you should be aware of several risks.  The SEC’s Office of Investor Education and Advocacy has issued an alert to inform investors about risks in using credit cards to purchase an investment. In part, this alert states that investing using a credit card has several risks including, but not limited to high interest rates, credit risk, transaction fees, credit card abuse, unauthorized charges on your credit card statements and risks related to third-party payment processors.  If you are considering investing in this Offering by using a credit card, you are encouraged to read and review the investor alert at https://www.sec.gov/oiea/investor-alerts-and-bulletins/ia_riskycombination.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Changes In Tax Laws, Or Their Interpretation, And Unfavorable Resolution Of Tax Contingencies Could Adversely Affect The Company’s Tax Expense

The Company’s future effective tax rates could be adversely affected by changes in tax laws or their interpretation, both domestically and internationally. For example, in December 2017, the Tax Act was enacted into United States law. This legislation is broad and complex, and given its recent enactment, regulations or other interpretive guidance are currently limited. Any change in the interpretation of the Tax Act or other legislative proposals or amendments could have an adverse effect on the Company’s financial condition, results of operations, and cash flows. Furthermore, the effect of certain aspects of the Tax Act on state income tax frameworks is currently unclear, and potential changes to state income tax laws or their interpretation could further increase the Company’s income tax expense. The Company’s tax returns and positions (including positions regarding jurisdictional authority of foreign governments to impose tax) are subject to review and audit by federal, state, local and international taxing authorities. An unfavorable outcome to a tax audit could result in higher tax expense, thereby negatively impacting the Company’s results of operations.

The Exclusive Forum Provision In The Subscription Agreement May Have The Effect Of Limiting An Investor’s Ability To Bring Legal Action Against The Company And Could Limit An Investor’s Ability To Obtain A Favorable Judicial Forum For Disputes.

The subscription agreement for this Offering includes a forum selection provision that requires any claims against the Company based on the subscription agreement to be brought in a court of competent jurisdiction in the State of Virginia other than claims brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder. This provision does not apply to purchasers in secondary transactions. This provision may have the effect of limiting the ability of investors to bring a legal claim against the Company due to geographic limitations. There is also the possibility that the exclusive forum provision may discourage shareholder lawsuits, or limit shareholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company and its officers and directors. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

You Will Need To Keep Records Of Your Investment For Tax Purposes.

As with all investments in securities, if you sell the Shares, you will probably need to pay tax on the long-term or short-term capital gains that you realize if sold at a profit or set any loss against other income. If you do not have a regular brokerage account, or your regular broker will not hold the Shares for you (and many brokers refuse to hold Regulation A securities for their customers and are not set up to hold securities in Share form) there will be nobody keeping records for you for tax purposes and you will have to keep your own records, and calculate the gain on any sales of any securities you sell.

The Shares Being Offered Have No Voting Rights

The Shares being offered in this Offering Circular have no voting rights. Control of the Company and nearly all management decisions affecting the Company will be exercised only by those holding shares of Class A Common Stock, which are not being offered herein. As a result, all matters submitted to Shareholders will be decided by the vote of holders of Class A Common Stock. At the time of this filing, the controlling shareholders are Alan Beal, Bob Rupprecht, Robert O’Neill, Jason Bailey and Amit Rupani who hold 100% of the voting power and who, at the conclusion of this offering, will still hold 100% of the voting power. This concentrated control eliminates other Shareholders’ ability to influence corporate matters and, as a result, the Company may take actions that its Shareholders do not view as beneficial. Because the securities being sold in this Offering, Shares of Class C Common Stock, have no voting rights, if you invest, you should not expect to be able to influence any decisions by management of the Company through voting on Company matters.

The Shares Of Class C Common Stock Being Offered Are Subject To Drag-Along Rights

The Shares of Class C Common Stock being offered in this Offering Circular are subject to drag-along rights. As stated in the Company’s Bylaws, the holder or holders of at least a majority of the outstanding Class A Common Stock (the “Drag-Along Seller”) have the right to seek and approve a drag-along sale of the corporation. If at any time, the Drag-Along Seller receives a bona fide offer from an independent purchaser for a drag-along sale, the Drag-Along Seller shall have the right to require that each other shareholder participate in the sale in the manner provided in the Bylaws; provided, however, that no shareholder is required to transfer or sell any of its shares if the consideration for the Drag-Along Sale is other than cash or registered securities listed on an established U.S. securities exchange or traded on the NASDAQ National Market. If you invest in the Shares, you will be subject to this provision and may be required to participate in such a sale as set out in the Bylaws. You should be aware that there is uncertainty as to whether a court would enforce this provision of the Bylaws and/or these drag along rights and take that into account before making a decision to invest in the Company. Please review Article XV of the Company’s Bylaws (Exhibit 1A-2B) and the section below entitled “Drag-Along Rights” for additional details.

Additional Risks Related to The Company’s Involvement In The Beer Industry

The Company Faces Substantial Competition

The market for beer, and particularly craft beer, within the United States is highly competitive due to the increasing number of domestic and international beverage companies with similar pricing and target drinkers, gains in market share achieved by domestic specialty beers and imported beers, the acquisition of craft brewers by larger brewers and the introduction and expansion of hard seltzers. Some of the largest competitors have acquired and will continue to acquire craft brewers or introduce new domestic specialty brands and hard seltzers to many markets and expand their efforts behind existing brands. Imported beers also continue to compete aggressively in the United States beer market. The Company anticipates competition among domestic craft brewers will remain strong, as many local craft brewers continue to experience growth. There are now more than 9,700 breweries in operation up from approximately 1,500 breweries in 2009. Also, existing breweries are building more capacity, adding additional local tap rooms, expanding geographically and adding more SKUs and styles. The continued growth in the sales of craft-brewed domestic beers, imported beers and hard seltzers is expected to increase the competition in the market for beer within the United States and, as a result, prices and market share of the Company’s products may fluctuate and possibly decline.

The Company’s products also compete generally with other alcoholic beverages. The Company competes with other beer and beverage companies not only for drinker acceptance and loyalty, but also for shelf, cold box and tap space in retail establishments and for marketing focus by the Company’s distributors and their customers, all of which also distribute and sell other beers and alcoholic beverage products. Many of the Company’s competitors have substantially greater financial resources, marketing strength and distribution networks than the Company. Moreover, the introduction of new products by competitors that compete directly with the Company’s products or that diminish the importance of the Company’s products to retailers or distributors may have a material adverse effect on the Company’s business and financial results, as well as your investment.

Finally, the beer industry has seen continued consolidation among brewers in order to take advantage of cost savings opportunities for supplies, distribution and operations. Due to the increased leverage that these combined operations will have in distribution and sales and marketing expenses, the costs to the Company of competing could increase. The potential also exists for these large competitors to increase their influence with their distributors, making it difficult for smaller brewers to maintain their market presence or enter new markets. The continuing consolidation could also reduce the contract brewing capacity that is available to the Company. These potential increases in the number and availability of competing brands, the costs to compete, reductions in contract brewing capacity and decreases in distribution support and opportunities may have a material adverse effect on the Company’s business and financial results, as well as your investment.

The Market For Beer and Craft Beer Were Slowing Prior To The Pandemic And May Continue To Slow Down

According to the Brewers Association, in 2019, beer sales overall were down 1.9% in 2019 from the prior year, and growth of U.S. beer and craft beer sales had slowed compared to prior years. After the pandemic, overall U.S. beer volume sales were down 3% in 2022, while craft brewer volume sales remained on par with 2021, raising small and independent brewers’ share of the U.S. beer market by volume to 13.2%. Retail dollar sales of craft beer increased in 2022 by 5%, to $28.4 billion, and now account for 24.6% of the $115 billion U.S. beer market (previously $100 billion). The primary reasons for the larger dollar sales increase were price increases and the continued shift back in beer volume to bars and restaurants from packaged sales. However, there is no guarantee that craft beer sales or beer sales in general will increase in the future.

A Disruption In Brewing Activities Could Have A Material Adverse Effect

A prolonged disruption to brewing activities (e.g., due to fire, industrial action, health concerns or any other cause) at the Company’s brewing site or those of its contract brewers could have a material adverse effect on the Company’s ability to brew its products. This could have a material adverse effect on the Company’s financial results and on your investment.

The Company’s Brewery, Planned Restaurants and Bars, and Contract Brewers Could Have Licensing, Legal or Regulatory Problems

Some or all of the Company’s breweries, planned restaurants and bars, and contract brewers could lose their licenses to sell alcoholic beverages or have their hours of operation curtailed as a result of hearings of the licensing boards in jurisdictions where they are located or as a result of any changes in legislation governing licensed premises in the various jurisdictions in which they are located or may be located, with a material adverse effect on the Company’s financial results and on your investment.

The Cost of Establishing and Operating A Brewery and Planned Restaurants and Bars May Be

Higher Than Expected

The costs of establishing and operating a brewery and the planned restaurants and bars may be higher than expected. Costs may be greater in some locations and may increase as a result of economic or other factors beyond the Company’s control, with a resulting material adverse effect on the Company’s financial results and on your investment.

Volatility of Agricultural Commodities

The Company uses agricultural commodities in the manufacturing of its beer. Commodity markets are volatile and unexpected changes in commodity prices can reduce the Company’s profit margin and make budgeting difficult. Many factors can affect commodity prices, including but not limited to political and regulatory changes, weather, seasonal variations, technology and market conditions. Some of the commodities used by the Company are key ingredients in its beer and may not be easily substituted. In particular, the Company uses large quantities of hops and may be reliant on a single supply contract, or only a small number of suppliers, for this ingredient. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

Regulatory and Legal Hurdles

The operation of a brewery, wholesale and retail distribution of beer, and operation of restaurants and bars will each be subject to obtaining a liquor license or other licensure in the states in which such operations take place. An unanticipated delay or unexpected costs in obtaining or renewing such licenses, or unanticipated hurdles which have to be overcome or expenses which have to be paid, could result in a material adverse effect on the Company’s business plan and financial results and on your investment.

Government and Other Campaigns and Laws Could Reduce Demand

Government-sponsored campaigns and campaigns by other third parties against excessive drinking, licensing reforms relating to the sale of alcoholic beverages and changes in drunk driving laws and other laws may reduce demand for the Company’s products and any change in the brewing legislation and other legislation could have an impact upon present and future products which the Company may produce, which could have a material adverse effect on the Company’s financial results and on your investment.

The Company’s Advertising and Promotional Investments May Affect the Company’s Financial Results

The Company expects to continue to incur significant advertising, marketing and promotional expenditures to enhance its brands. These expenditures may adversely affect the Company’s results of operations and may not result in increased sales. Variations in the levels of advertising, marketing and promotional expenditures are expected to cause variability in the Company’s results of operations. While the Company will attempt to invest only in effective advertising, marketing and promotional activities, it is difficult to correlate such investments with sales results, and there is no guarantee that the Company’s expenditures will be effective in building brand equity or growing short term or long-term sales.

Changes in Public Attitudes and Tastes Could Harm the Company’s Business and Regulatory Changes in Response to Public Attitudes and Tastes Could Adversely Affect the Company’s Business.

The alcoholic beverage industry has been the subject of considerable societal and political attention for several years, due to public concern over alcohol-related social problems, including driving under the influence, underage drinking and health consequences from the misuse of alcohol, including alcoholism. As an outgrowth of these concerns, the possibility exists that advertising by beer producers could be restricted, that additional cautionary labeling or packaging requirements might be imposed, that further restrictions on the sale of alcohol might be imposed or that there may be renewed efforts to impose increased excise or other taxes on beer sold in the United States.

Some sectors of the domestic beer industry have experienced a decline in shipments over the last ten years. Many believe that this decline is due to declining alcohol consumption per person in the population, drinkers trading up to drink high quality, more flavorful beers, health and wellness trends and increased competition from wine and spirits and even cannabis companies. If consumption of the Company’s products in general were to come into disfavor among domestic drinkers, or if the domestic beer industry were subjected to significant additional societal pressure or governmental regulations, the Company’s business could be materially adversely affected.

Certain states are considering or have passed laws and regulations that allow the sale and distribution of marijuana. Currently it is not possible to predict the impact of this on sales of alcohol, but it is possible that legal marijuana usage could adversely impact the demand for the Company’s products.

The Company Will Be Dependent on Its Distributors

The Company expects to sell most of its alcoholic beverages to independent beer distributors for distribution to retailers and, ultimately, to drinkers. Although the Company expects to develop arrangements with distributors, growth will require it to maintain such relationships and enter into agreements with additional distributors. Changes in control or ownership within the distribution network could lead to less support of the Company’s products.

Contributing to distribution risk is the fact that the Company’s distribution agreements will likely be terminable by the distributors on relatively short notice. While these distribution agreements will likely contain provisions giving the Company enforcement and termination rights, some state laws will likely prohibit the Company from exercising these contractual rights. The Company’s ability to obtain and then maintain its distribution arrangements may be adversely affected by the fact that many of its distributors will be reliant on one of the major beer producers for a large percentage of their revenue and, therefore, they may be influenced by such producers. If the Company’s distribution agreements are terminated, it may not be able to enter into new distribution agreements on substantially similar terms, which may result in an increase in the costs of distribution.  No assurance can be given that the Company will be able to develop a distribution network or secure distributors on terms favorable to the Company.

Reliance on Company-Owned Production Facilities, Reduced Availability of Breweries Owned by Others, and Inability to Leverage Investment in the Company-Owned Breweries Could Have A Material Adverse Effect on the Company’s Operations or Financial Results.

At present, the Company contract brews some of its beer. The Company now leases its own brewery from a third that is partially owned by the Company  and has reduced its reliance on contract brewing. Reliance on its own brewery and contract breweries exposes the Company to possible capacity constraints and risk of disruption of supply, as if these breweries are operating at or close to current capacity, particularly in peak months. Severe interruptions would be problematic, particularly during peak seasons. In addition, if interruptions were to occur, the Company might not be able to maintain its current economics and could face significant delays in starting replacement brewing locations. Potential interruptions at breweries include labor issues, governmental action, quality issues, contractual disputes, machinery failures, operational shutdowns or natural or unavoidable catastrophes.

The Company has, to date, struggled with product shortages. The Company plans to address this when it can through its own brewery, but this method may cause additional problems including supply chain struggles under increased volume and increased operational and freight costs. In response to these issues, the Company may need to significantly increase its packaging capabilities and tank capacity and add personnel to address these challenges. There can be no assurance that the Company will effectively manage such increasing complexity without experiencing future planning failures, operating inefficiencies, insufficient employee training, control deficiencies or other issues that could have a material adverse effect on the Company’s business and financial results

The Company will continue to avail itself of contract brewing at third-party breweries in addition to its own brewery for the foreseeable future. In selecting third party breweries for brewing services arrangements, the Company intends to carefully weigh a brewery’s capability of utilizing traditional brewing, fermenting and finishing methods, its quality control capabilities throughout the production process and automated packaging capability and capacity. To the extent that the Company needs to avail itself of third-party brewing services arrangements, it exposes itself to higher costs of operating under such contract arrangements than apply at a Company-owned brewery, potential lower service levels and reliability than internal production, and potential unexpected declines in the brewing capacity available to it, any of which could have a material adverse effect on the Company’s business and financial results. The use of such third-party facilities also creates higher logistical costs and uncertainty in the ability to deliver product to the Company’s customers efficiently and on time.

As the beer industry continues to consolidate and the Company grows, the capacity and willingness of breweries owned by others where the Company could brew, ferment or package some of its products, if necessary, may become a more significant concern and, thus, there is no guarantee that the Company’s needs will be uniformly met by contract breweries. Should an interruption occur, the Company could experience temporary shortfalls in production and/or increased production and/or distribution costs and be required to make significant capital investments to secure alternative capacity for certain brands and packages, the combination of which could have a material adverse effect on the Company’s business and financial results.

The Company May Be Dependent on Key Packaging Suppliers And Packaging Costs Could Harm the Company’s Financial Results

The loss of any of the Company’s packaging materials suppliers could, in the short-term, adversely affect the Company’s results of operations, cash flows and financial position. Acquisition and consolidation activity in several of the packaging supplier networks which could potentially lead to disruption in supply and changes in economics. If packaging costs continue to increase, there is no guarantee that such costs can be fully passed along through increased prices without affecting the Company’s operations.

The Company’s Operations Are And Will Be Subject to Certain Operating Hazards Which Could Result in Unexpected Costs or Product Recalls That Could Harm the Company’s Business.

The Company’s operations are subject to certain hazards and liability risks faced by all brewers, such as potential contamination of ingredients or products by bacteria or other external agents that may be wrongfully or accidentally introduced into products or packaging, or defective packaging and handling. Such occurrences may create bad tasting beer or pose health risk to the consumer or risk to the integrity and safety of the packaging. These could result in unexpected costs to the Company and, in the case of a costly product recall, potentially serious damage to the Company’s reputation for product quality, as well as product liability claims.

An Increase in Energy Costs Could Harm the Company’s Financial Results.

Direct and indirect energy costs change unpredictably. Increased energy costs would result in higher transportation, freight and other operating costs, including increases in the cost of ingredients and supplies. The Company’s future operating expenses and margins could be dependent on its ability to manage the impact of such cost increases. If energy costs increase, there is no guarantee that such costs can be fully passed along through increased prices without affecting the Company’s operations.

Changes in Tax, Environmental and Other Regulations, Government Shutdowns or Failure to Comply with Existing Licensing, Trade or Other Regulations Could Have a Material Adverse Effect on the Company’s Financial Condition.

The Company’s business is highly regulated by federal, state and local laws and regulations regarding such matters as licensing requirements, trade and pricing practices, labeling, advertising, promotion and marketing practices, relationships with distributors, environmental impact of operations and other matters. These laws and regulations are subject to frequent reevaluation, varying interpretations and political debate, and inquiries from governmental regulators charged with their enforcement. In addition, any delays in federal or state government required approvals caused by federal or state government shutdowns could prevent new brands or innovations from getting to market on time or at all. Failure to comply with existing laws and regulations to which the Company’s operations are subject or any revisions to such laws and regulations or the failure to pay taxes or other fees imposed on the Company’s operations and results could result in the loss, revocation or suspension of the Company’s licenses, permits or approvals, and could have a material adverse effect on the Company’s business, financial condition and results of operations. Changes in federal and other tax rates could have a significant effect on the Company’s financial results.

The Company’s Operating Results and Cash Flow May Be Adversely Affected by Unfavorable Economic, Financial and Societal Market Conditions.

Volatility and uncertainty in the financial markets and economic conditions may directly or indirectly affect the Company’s performance and operating results in a variety of ways, including: (a) prices for energy and agricultural products may rise faster than current estimates, including increases resulting from currency fluctuations; (b) the Company’s key suppliers may not be able to fund their capital requirements, resulting in disruption in the supplies of the Company’s raw and packaging materials; (c) the credit risks of the Company’s distributors may increase; (d) the impact of currency fluctuations on amounts owed to the Company by distributors that may pay in foreign currencies; (e) the Company’s credit facility, or portion thereof, may become unavailable at a time when needed by the Company to meet critical needs; (f) overall beer consumption may decline; or (g) drinkers of the Company’s products may change their purchase preferences and frequency, which might result in sales declines.

International Operations, Worldwide And Regional Economic Trends And Financial Market Conditions, Geopolitical Uncertainty, Or Other Governmental Rules And Regulations

We recently started distribution of our products into Puerto Rico and we anticipate expanding into foreign countries in the future. Risks associated with international operations, any of which could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations, include:

•changes in political, economic, social, and labor conditions in U.S. and international locales;

•potential disruption from wars and military conflicts, including the Russia-Ukraine conflict, terrorism, civil unrest, kidnapping, and drug-related, workplace, or other types of violence;

•restrictions on foreign ownership and investments or on repatriation of cash earned in countries outside the U.S.;

•import and export requirements and border accessibility;

•protectionist trade policies, sanctions, and tariffs;

•foreign currency exchange rate fluctuations, which may reduce the U.S. dollar value of net sales, earnings, and cash flows from non-U.S. markets or increase our supply chain costs, as measured in U.S. dollars, in those markets;

•a less developed and less certain legal and regulatory environment in some countries, which, among other things, can create uncertainty regarding contract enforcement,

intellectual property rights, privacy obligations, real property rights, and liability issues; and

•inadequate levels of compliance with applicable domestic and foreign anti-bribery and anti-corruption laws, including the Foreign Corrupt Practices Act.

Unfavorable global or regional economic conditions, including economic slowdown or recession, instability in the banking sector, and the disruption, volatility, and tightening of credit and capital markets, as well as unemployment, tax increases, governmental spending cuts, or continuing high levels of inflation, could affect consumer spending patterns and purchases of our products. These could also create or exacerbate credit issues, cash flow issues, and other financial hardships for us and our suppliers, distributors, retailers, and consumers. The inability of suppliers, distributors, and retailers to access liquidity could impact our ability to produce and distribute our products.

We could also be affected by nationalization of our international operations, unstable governments, unfamiliar or biased legal systems, intergovernmental disputes, or animus against the U.S. Any determination that our operations or activities did not comply with applicable U.S. or foreign laws or regulations could result in the imposition of fines and penalties, interruptions of business, terminations of necessary licenses and permits, and other legal and equitable sanctions.

Our Marketing Often Relies On Individuals, Social Media And Other Platforms And Other Matters Not Completely Within Our Control.

Our marketing, and in particular our video and social media content creation, often uses third party social media platforms to engage with customers. In addition to company accounts and accounts associated with key employees, such as our founders and officers, we often rely on non-employee influencers to drive online traffic and promote our brand. These relationships and agreements with non-employee influencers sometimes cannot be closely controlled. Any actions or any public statements or social media posts about us or our products by non-employees that are contrary to our values, are critical of our brand, or create public controversy could negatively affect consumer perception of our brand and adversely affect our business. Additionally, if non- employees cease publishing content supporting us on their social media platforms for any reason, our online presence may decrease and our operating results may suffer.

Additionally, we rely on third party social media platforms, such as Facebook, Instagram, YouTube, Google, and others, to generate new customers and to engage with existing customers. As existing social media platforms evolve and new platforms develop, we must continue to maintain a presence on current and emerging platforms. If we are unable to cost-effectively use social media platforms as marketing tools, our ability to acquire new customers may suffer. Moreover, social media and other online platforms often revise their algorithms and introduce new advertising products. If one of the platforms upon which we rely for customer engagement were to modify its general methodology for how it displays our advertisements or keyword search results, resulting in fewer customers clicking through to our websites or coming across our content, our business may suffer.

For example, in 2021, Apple made certain changes to its products and data use policies in connection with changes to its iOS operating system that reduce our ability to target and measure advertising. Because of these changes, the efficacy of our digital and social channels has decreased and may decrease further in the future, increasing our cost to acquire customers. We may not be able to acquire customers in an as cost effective manner as a result of these changes and other competitive factors, which could adversely affect our financial results.

Furthermore, as laws and regulations governing the use of these platforms evolve, any failure by us or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms could subject us to regulatory investigations, class action lawsuits, liability, fines, or other penalties and adversely affect our business, financial condition, and operating results. An increase in the use of social media for product promotion and marketing may cause an increase in the burden on us to monitor compliance of such content and increase the risk that such content could contain problematic product or marketing claims in violation of applicable regulations.

Risks Related To Our Status As A Military and Veteran Tribute Brand

Our Business In Norfolk, Virginia And Elsewhere May Be Affected By Individuals and/or Groups of People Whose Beliefs and Values Do Not Align With Those of Americans Who Are Proud Supporters Of Our Country, Its Active Duty Troops, And American Veterans.

Our Company is unapologetically supportive of America, our flag, our Constitution, our active-duty troops, our military veterans, our first responders and their families. Our products and corporate philosophy are tributes to all of those who have served in the past to defend our freedoms and the American people, and to all of those who are now serving or will serve in the future, as well as their families, and who have sacrificed for all of us who live in, and love, the Unites States of America. However, there are individuals and groups of people who have in the past, and likely will in the future, not agree with our corporate philosophy and mission, and/or who do not support the American values we support. They have in the past, and likely will again in the future, attempted to gain political or social favor for themselves by opposing the Company in various ways. While the Company will stand strong and always put America, those who support us and America’s active-duty troops, military veterans, first responders and their families first, it is possible that some of these opposing people and groups will make negative remarks about us in the media, online, or in person, whether such remarks are founded in truth or not. It is likely that these opposing people and groups will take steps beyond public discourse in an attempt to affect or shut down our Company. While we strongly believe that these types of negative comments, media reports, online posts other statements and actions will be seen for what they are by the majority of Americans who are supportive of our active-duty troops, our military veterans, first responders and their families, there is the possibility that these types of matters will negatively affect the Company in some manner and could affect your investment as well. As a Company, we will defend what we believe is right and what is in the best interests of our Company, and we will not cave to people or groups who attempt to “cancel” us with their divisive rhetoric, but we cannot guarantee that we will always be 100% successful in doing so as factors beyond our control could have an effect on our ability to defend our business.

Because Of Our Company Philosophy and Mission, Certain Individuals And Groups Oppose What We Do, And We Have Faced, And Will Likely In the Future Face, Some Negative Publicity In Certain Media Outlets And On Certain Social Media Channels.

We have faced in the past, and/or may from time to time be faced again with, negative publicity regardless of its accuracy, relating to (a) our brand, mission and Company; (b) our founders, advisors, directors and our mission; (c) our charitable activities; (d) our marketing; (e) product quality; (f) the safety, sanitation, and welfare of our facilities; (g) health inspection scores; (h) employment practices, and other policies, practices and procedures; (i) employee relationships and welfare or other matters; and/or (j) public statements or actions by our founders or other key employees and persons associated with our brand, including paid brand partners. Negative publicity may adversely affect us, regardless of whether the allegations are substantiated or whether we are held to be responsible.

There is, at the time of this filing, a vocal minority of citizens in Norfolk who oppose the company obtaining or keeping licensing to operate its business in Norfolk. While the Company believes these people who oppose the Company’s business in Norfolk have no legal basis to prevent the Company from operating, it is possible that those who make decisions on permits and other matters required to operate in Norfolk could be persuaded to delay, object to, or even prevent the Company from operating through various means in order to satisfy the vocal minority and to appear to support the causes and beliefs of those who oppose the Company. For example, city council members may vote against the Company’s permitting to satisfy the vocal minority to avoid being “cancelled” by the minority, or out of concern that the vocal minority will turn against them and affect their re-election. A number of situations may arise as a result of these vocal minorities and their opposition, and those situations may in many cases (and already have in some cases) result in the Company having to litigate, or otherwise hire counsel to protect the Company’s rights. Litigation and hiring counsel can be extremely expensive and could have an adverse effect on the Company’s financial condition. If those opposing the Company are able to prevent the Company from obtaining permits, or otherwise prevent the Company from operating, there will be significant economic effect on the Company while the Company litigates. There is no guarantee that the Company will prevail in such litigation. While all of these issues could cause economic harm to the Company, the Company plans to fight back against these attempts to hurt the Company’s business in Norfolk and/or nationally if necessary and will not allow itself to be “cancelled” by the vocal minority, or by others who act outside the law to affect the Company.

The Company May Be Affected By The Words Or Actions Of Individuals Affiliated With, And/Or Not Affiliated With, The Company, Acting Outside Any Official Capacity With the Company.

Our Company has been in the past, and may be in the future, associated with controversial statements or actions of certain individuals (a) acting outside of their official capacity with the Company, or (b) who are not affiliated with the Company in any manner. Examples of such controversial statements or action include, but are not limited to, controversial social media posts or statements made during media appearances. The negative publicity and our reaction and communication related to such events could result in losses to our business through lost sales, the loss of investors, and the loss of wholesale and retail channel partners and distributors. There is no assurance that any such negative publicity will not occur in the future and harm our brand and reputation, regardless of our involvement.

Moreover, information posted on social media platforms may be adverse to our interests and/or may be inaccurate, each of which may harm our performance, prospects, or business. The harm may be immediate without affording us an opportunity for redress or correction. Our brand has been viewed by certain individuals and groups as polarizing, and we may be subject to boycotts or other negative publicity by members of the public or other corporations who fundamentally disagree with our mission, corporate philosophy and/or branding.

Our Marketing Of The Company And Brand Often Employs Military References, Weapons, Harsh Language and Humor – Some Or All Of Which May Cause Certain Individuals and Groups To Be “Offended” And/Or To Take Action Against Us.

Our content creation team often produces videos and other media depicting military scenarios, weapons, harsh language and humor. Because of what some have deemed “cancel culture” people and companies are often afraid to “offend” anyone  - no matter how small a percentage of the population - for fear of receiving negative publicity and negative actions, including but not limited to being “cancelled,” removed (or shadow banned) from social media platforms, debanked, or boycotted. As a Company, we do not back down from our mission, our messaging and how we market it to cater to any of these individuals or groups. The individuals and groups we cater to are those supportive of America, our flag, our Constitution, our active-duty troops, our military veterans, our first responders and their families. As a result, negative publicity and other actions that result from what we do and how we do it could result in losses to our business through lost sales, the loss of investors, and the loss of wholesale and retail channel partners and distributors.

For example, our marketing sometimes includes (and almost always in a humorous manner) various dangerous activities, activities with firearms and weapons, military vehicles, and other themes pursuing the lifestyle associated with our brand and sometimes involving certain of our employees, advisors, officers and others affiliated with the Company. While we take precautions to ensure the safety of all involved in creating this content, some of these activities carry an inherent risk that cannot be eliminated. If any individual were to suffer serious harm while involved with one of our productions, this could lead to negative publicity and harm to the brand and subject us to legal proceedings.

Social Media And Similar Online Devices May Affect Our Company and Brand.

Due to the marked increase in the use of social media platforms and similar devices, including blogs, social media websites, and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons, the availability of information online is virtually immediate as is its impact. Many social media platforms immediately publish content from subscribers and participants, often without filters or checks on accuracy of the content posted. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available. Information concerning us may be posted on such platforms at any time. Our founders often appear in unscripted and un-reviewed online publications, such as podcasts, over which we have little curation. All of these could affect public perception about the Company and the brand and affect the Company financially and, as a result, your investment. Ultimately, the risks associated with any such negative publicity or incorrect information posted online or otherwise, cannot be completely eliminated or mitigated and may harm our Company.

Our Company Reputation Could Be Harmed By The Words Actions Of Various Individuals and Groups Who Do Not Like Our Company, Our Mission And/Or Our Marketing.

Our success depends in large part upon our ability to maintain our Company’s reputation. For example, the reputation of our Company could be damaged by claims or perceptions about the quality or safety of our ingredients or merchandise, the quality or reputation of our suppliers, distributors, or franchise partners, or by claims or perceptions that we, or our business partners have acted or are acting in an unethical, illegal, or socially irresponsible manner or are not fostering an inclusive and diverse environment, regardless of whether such claims or perceptions are substantiated. Our Company reputation could also suffer from negative publicity or consumer sentiment regarding the Company action or inaction or brand imagery, a real or perceived failure of corporate governance, or misconduct by any officer, advisor or any employee or representative of us or a business partner. Any such incidents (even if resulting from actions of a competitor or a business partner) could cause a decline directly or indirectly in consumer confidence in, or the perception of, our brand and/or our products and reduce consumer demand for our products, which would likely result in lower revenues for the Company.

Divisiveness In American Society, Particularly Related To Politics and Social Issues, Could Affect Our Company’s Financial Performance

We now live in a society in America where people’s political and social beliefs have become the subject of boycotts, demonstrations, protests, public comment, social media attacks and condemnation, and even in some cases, physical violence. Being associated (rightfully or wrongfully) with any political party, or taking a side in any political or societal issue, can lead to harm including economic loss for companies and individuals. While the Company firmly believes that all Americans should get along as we as a country have done in the past despite these differences, there are people and groups in our society who feel that must take it upon themselves to interject themselves into the business or personal lives of others because of these differing political or societal positions and beliefs. Individuals affiliated with our company, both in official and non-official capacities, may make public statements in their personal lives and not on behalf of the Company, or even on behalf of the Company, or post on their personal social media not on behalf of the Company, about topics that could cause those with other political or societal beliefs to take action against those individuals, and by association, against the Company. While the Company strongly believes in free speech and that every American citizen is entitled to their opinions and is entitled to express those opinions, there is a risk that such statements and social media posts, even if made in private accounts not a part of the Company, could have a negative effect on the Company economically, and therefore on your investment.

Public Perception Is Important As A Private Company Engaged In Equity Crowdfunding, Potentially Making The Company Susceptible To Negative Postings And False Allegations About The Company And Its Products.

As a company raising money from the crowd using equity crowdfunding, the Company’s funding is highly dependent upon investors who get information from a wide variety of sources that rely on user-generated content (e.g., social media, online websites, blogs, etc.). These sources often have little or no standards for posting, and many of them allow people to post without even requiring a real name. As a result, these mediums can be susceptible to misinformation, disinformation, and campaigns where individuals using bots and/or fake accounts can create the illusion of “social proof.” For instance, the Company and its management have previously been the subject of negative postings and other media, some from individuals who act with cowardice hiding online as “keyboard warriors” behind fake names and false registrations and deceptive social media accounts, including misinformation and false allegations, made on multiple social media platforms, particularly by relatively small groups of people with a social and political agenda that is adverse to the Company’s support of the military, veterans and traditional American values. Some of these individuals have even attempted to interfere with the Company’s business operations by contacting third parties and spreading false information, again, because of their belief that the Company does not align with their sometimes extreme social and political views. To the extent the Company becomes the target of negative PR or other online campaigns from one or more individuals, the negative publicity may have an adverse impact on the Company, its fundraising, its reputation, and has the potential to distract management’s attention from the Company’s business.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE COMPANY’S MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE INVESTOR IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE, AS WELL AS OTHERS NOT DISCUSSED ABOVE.

DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given Share when additional Shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 7.60% of the total outstanding shares of the Company.

The Company anticipates that subsequent to this Offering, the Company will require additional capital. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company. Your stake in the Company could be diluted due to the Company issuing additional Shares of Class C Common Stock or other securities such as stock, or securities or debt convertible into stock or additional classes of stock. When the Company issues more Shares or other securities, the percentage of the Company that you own will decrease, even though the value of the Company may increase. If this event occurs, you may own a smaller piece of a larger company. An increase in number of shares outstanding could also result from a share offering

(such as an initial public offering, an equity crowdfunding round, a venture capital round, or an angel investment), employees or others exercising stock options, vesting of stock options or by conversion of certain instruments such as convertible bonds, other classes of stock or warrants into stock or other equity. If the Company decides to issue more Shares or other securities, an investor could experience value dilution, with each Share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per Share, although this typically occurs only if the Company offers dividends, and most early-stage companies like the Company are unlikely to offer dividends, preferring to invest any earnings into the Company.

The type of dilution that negatively affects early-stage investors most occurs when the Company sells more Shares or securities in a “down round,” meaning at a lower valuation than in earlier offerings. This type of dilution might also happen upon conversion of convertible notes into stock. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than would new investors in that subsequent round. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the number of convertible notes that a company has issued and may issue in the future, and the terms of those notes. At present, the Company has issued one convertible note, and it is possible that other such notes could be issued in the future.

If you are making an investment expecting to own a certain percentage of the Company or expecting each Share to hold a certain amount of value, it is important to realize how the value of those Shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each Share, ownership percentage, control, share of revenues and earnings per Share.

If you invest in the Company’s Shares, your interest will be diluted immediately to the extent of the difference between the Offering price per Share and the pro forma net tangible book value per share after this Offering. As of December 31, 2023, the net tangible book value of the Company was $2,203,521 and the Company had generated $552,789 in revenue but had cumulative expenses equal to $2,482,022 and $3,515,198 in paid-in-capital. Based on the number of Shares of Class A Common Stock (2,589,221), Shares of Class B Common Stock (797,953) and Shares of Class C Common Stock (1,428,725) outstanding as of December 31, 2023, that equates to a net tangible book value of approximately $0.46 per Share on a pro forma basis. Net tangible book value per Share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $1.38 per Share.

Please note that all numbers and calculations in this Dilution section are based upon all Regulation A shares sold in the Company’s initial second Regulation A offering through December 31, 2023, and the attached audited financial statements reflect the company’s financial position as of

December 31, 2023. Based on the amount of shares in the table above, the net tangible book value per Share owned by the Company’s current shareholders will have immediately increased by approximately $0.92 per share without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $1.38 per Share. These calculations do not include the costs of the Offering, and such expenses will cause further dilution.

The following tables illustrate the per Share dilution which would occur under each of the “Use of Proceeds” section scenarios shown below (before deducting the appropriate offering expenses for each scenario) as of the December 31, 2023 financial statements:

If the total capital raised is $1,250,000:
Offering price per Share*	$12.50
Net Tangible Book Value per Share before Offering (based on 4,815,899 Shares)	$0.4577
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 100,000 Shares)	$0.2450
Net Tangible Book Value per Shares after Offering (based on 4,915,899 Shares)	$0.7027
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$11.7973
*Before deduction of offering expenses

If the total capital raised is $2,500,000:
Offering price per Share*	$0.4577
Net Tangible Book Value per Share before Offering (based on 4,815,899 Shares)	$0.4802
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 200,000 Shares)	$0.9379
Net Tangible Book Value per Shares after Offering (based on 5,015,899 Shares)	$11.5621
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.4577
*Before deduction of offering expenses

If the total capital raised is $3,750,000:
Offering price per Share*	$12.50
Net Tangible Book Value per Share before Offering (based on 4,815,899 Shares)	$0.4577
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 300,000 Shares)	$0.7062
Net Tangible Book Value per Shares after Offering (based on 5,115,899 Shares)	$1.1639

Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$11.3361
*Before deduction of offering expenses

If the total capital raised is $5,000,000:
Offering price per Share*	$12.50
Net Tangible Book Value per Share before Offering (based on 4,815,899 Shares)	$0.4577
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 400,000 Shares)	$0.9235
Net Tangible Book Value per Shares after Offering (based on 5,215,899 Shares)	$1.3812
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$11.1188
*Before deduction of offering expenses

There is a material disparity between the price of the Shares in this Offering and the effective cash cost to existing shareholders for shares acquired by them in a transaction during the past year.  The Company’s operations to date have been funded by the founders and initial investors. Total funding provided by these sources from inception through December 31, 2023 amounted to $6,833,833 and has continued since then. The average effective cash contribution for Shares acquired by investors in Regulation A transactions during the past year in the first Regulation A offering was $10,00 per Share and in the second Regulation A offering was $12.50 per Share prior to December 31, 2023, and the public contribution under this Offering will be $12.50 per Share.

PLAN OF DISTRIBUTION

The Company is offering a Maximum Offering of up to $5,000,000.00 of its Shares. The Offering is being conducted on a best-efforts basis without any minimum number of Shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares of Class C Common Stock through commissioned broker-dealers other than Cultivate but may do so in the future. Any such arrangement will add to its expenses in connection with the offering. If the Company engages one or more additional commissioned sales agents or underwriters, the Company will supplement this Form 1A-POS/A and Post Qualification Amendment to Offering Circular to describe the arrangement.

This is not a contingent offering, and the Company plans to hold its first closing approximately three weeks after the qualification of the Offering. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The timing and amounts of such closings will be in the sole and absolute discretion of the Company, who will take into consideration as to when closings will take place such matters as the amount of funds raised in the Offering prior to each such proposed closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. Furthermore, the Company anticipates that closings will be held such that no cleared investor funds will remain in any Escrow Account for more than approximately 30 business days assuming said funds and the investors have cleared compliance with the broker-dealer. At each closing, funds held in the Escrow Account will be distributed to the Company, and the associated Shares will be issued to all investors at time of each closing for investors whose funds and subscription have been cleared. Investors will be notified by the Company via e-mail or another form of written communication when a closing occurs involving their subscription and will be notified that their Shares have been issued at that time. Funds tendered by investors will be kept in the escrow, holding or banking account until the next closing after they are received in the account. At each closing, funds for subscriptions accepted from investors who have been issued will be immediately available for the Company's use during the term of the Offering.

All subscribers will be instructed by the Company or its agents to transfer funds by credit or debit card or ACH transfer, and possibly by wire transfer or check, directly to the Escrow Account, bank account or holding account established for this Offering. Such funds will be deposited into the Escrow Account, bank account or holding account and released to the Company at each closing. Processing fees and other charges may be added to the subscription amount to pay for the third-party costs of processing investor payments. If you pay for your subscription using a credit card, the payment will be processed by  or another entity. While there may be processing fees associated with said credit card payment processing, investors will not be responsible for paying any such processing fees charged by any entity, but rather the Company will pay all such fees.

Except as stated above, subscribers have no right to a return of their funds unless no closing has occurred by the termination date of the Offering, in which event investor funds held in the escrow account, holding account or bank account will promptly be refunded to each investor without interest or deductions. Because this is not a contingent offering, no escrow account need be established. Despite this, the Company entered into an escrow agreement with North Capital Private Securities Corporation as escrow agent on or about October 11, 2023. The escrow agreement with North Capital Private Securities Corporation is attached as Exhibit 1A-8. Because this is not a contingent offering, and the Company plans to hold its first closing approximately three weeks after the qualification of the Offering, the likelihood of no closing occurring is very slim. However, the Company may terminate the Offering at any time for any reason at its sole discretion and may extend the Offering past the planned termination date in the absolute discretion of the Company.

After the Post Qualification Amendment to Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. All investor funds be held in the escrow account with North Capital Private Securities Corporation until compliance by the broker-dealer is complete. When the Company indicates that the Offering will hold a closing and the Investor’s subscription is to be accepted (either in whole or part), then the escrow account or holding account shall disburse such Investor’s subscription proceeds in its possession to the account of the Company. If the Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into the escrow account or holding account by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Company. Additional accounts may be used in the future in lieu of the escrow account or holding account for the same purpose.

Regardless of which company a holding account is created through should they be created in lieu of the escrow account, the subscription funds advanced by prospective Investors as part of the subscription process would be held in said holding account and would not be commingled with the Company's operating account, until there is a Closing with respect to that Investor and funds are transferred to said operating account. When the Company indicates that the Offering will hold a closing and the Investor’s subscription is to be accepted (either in whole or part), then the holding account shall disburse such Investor’s subscription proceeds in its possession to the account of the Company. If the Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into the holding account by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Company.

None of the Shares being sold in this Offering are being sold by existing securities holders. All of the securities were authorized as of September 8, 2020.

The Company initially will use its existing website, www.armedforcesbrewingco.com, to provide notification of the Offering. Persons who desire information will be directed to either www. www.armedforcesbrewingco.com, or a website owned and operated by a third party that provides technology support to issuers engaging in equity crowdfunding efforts. This Post Qualification Amendment to Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the above-referenced websites.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation that if you are not an “accredited investor” as defined under federal securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company has engaged Cultivate Capital Group, LLC (“Cultivate”), a broker-dealer registered with the SEC and members of the Financial Industry Regulatory Authority (“FINRA”), to perform the following functions in connection with this Offering, but not for underwriting or placement agent services:

1.Review investor information, including KYC (Know Your Customer) data, perform AML (Anti-Money Laundering) and other compliance background checks, and provide a recommendation to Company whether or not to accept investor as an investor of the Company;

2.Review each investor’s subscription agreement to confirm such investor’s participation in the offering, and provide a determination to Company whether or not to accept the use of the subscription agreement for the investor’s participation;

3. Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;

4.Not provide any investment advice nor any investment recommendations to any investor;

5.Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in our performance under the broker-dealer agreement (e.g., as needed for AML and background checks);

6.Coordinate with third party providers to ensure adequate review and compliance; and

7.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The Company has agreed to pay Cultivate a fee equivalent to 5% of all capital raised in the Offering and 3% cashless exercise warrants based on the number of shares of Class C Common Stock sold in the offering, exercisable for up to 5 years. The warrants may be exercised by Cultivate or their assigns for $0.00 per share and will, when exercised, provide Cultivate or their assigns with Shares of Class C Common Stock. The warrants (a) are not exercisable or convertible more than five years from the qualification date of the Offering Circular pursuant to FINRA Rule 5110(f)(2)(G)(i); (b) comply with lock-up restrictions pursuant to FINRA Rule 5110(e); comply with FINRA Rule 5110(g)(8)(B)-(D) that states that the receipt of underwriting compensation consisting of any option, warrant or convertible security that has more than one demand registration right at the issuer's expense, has a demand registration right with a duration of more than five years from the commencement of sales of the public offering and/or has a piggyback registration right with a duration of more than seven years from the commencement of sales of the public offering, and (d) comply with transfer restrictions pursuant to FINRA Rule 5110(g)(2)(A)(ii). Specifically, as to FINRA Rule 5110(e), the warrants obtained by Cultivate must not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities for a period of 180 days beginning on the date of commencement of sales of the public equity offering. The Company will also reimburse Cultivate for a FINRA 5110 filing fee of $1,250.00. This is the only out-of-pocket expense expected to be incurred by Cultivate related to this Offering and which the Company shall be required to reimburse Cultivate.

The warrants described in the preceding paragraph and the right to purchase securities upon exercise hereof shall terminate upon the earliest of (a) the close of business on the five-year anniversary of qualification of the Company's Regulation A offering or (b) the consummation of a sale, merger or the like of the Company or an initial public offering of the Company. For the avoidance of doubt, the warrants will not be exercisable more than five years from the qualification date of this Offering pursuant to FINRA Rule 5110(f)(2)(G)(i). The warrants shall comply with transfer restrictions pursuant to FINRA Rule 5110(g)(2)(A)(ii).

Cultivate may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees.

Cultivate will not under any circumstance solicit any investment in the Company in this Regulation A Offering, provide investment advice to any prospective investor in this Regulation A Offering, or make any securities recommendations to investors in this Regulation A Offering. Cultivate is not distributing any securities offering prospectuses in this Regulation A Offering or making any oral representations concerning the securities offering in this Regulation A Offering. Based upon Cultivate's anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this Regulation A offering and no investor should rely on Cultivate's involvement in this offering as any basis for a belief that it has done extensive due diligence. Cultivate does not expressly or impliedly affirm the completeness or accuracy of the Form 1A-POS/A and/or Post Qualification Amendment to Offering Circular presented to investors by the Company. All inquiries regarding this Offering should be made directly to the Company.

This Offering will continue on the qualification of this Post Qualification Amendment to Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by the Company. If such an extension of the Offering is to occur, an appropriate filing will be made with the SEC to provide notification of the extension.  Funds received from investors will be counted towards the Offering only if the form of payment clears the payment processing and/or banking system and represents immediately available funds held by the Company prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended for by the Company, or as otherwise set out herein.

If you decide to subscribe for any Shares in this Offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is $200.00 for 16 Shares unless reduced on a case-by-case basis by the Company. If paying by check, instructions shall be given by the Company as to how and where to deliver the payment by check and to whom the check should be made payable. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under an exemption from registration via “Tier 2” of Regulation A. The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states may be higher than those described in this Form 1A-POS/A and/or Post Qualification

Amendment to Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Selling broker-dealers and other persons who may participate in the offering may make additional reasonable inquiries in order to verify an investor's suitability for an investment in the Company. Transferees of the Shares may also be required to meet the above suitability standards or other standards applicable under federal and state securities law.

The Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.  A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of Shares of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

Integral Transfer Agency USA Inc. will serve as transfer agent to maintain shareholder information.

USE OF PROCEEDS

The Use of Proceeds is an estimate based on the Company’s current business plan. The Company may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and the Company will have broad discretion in doing so. Because the Offering is a “best efforts” (but not a contingent) offering, the Company may close the Offering without sufficient funds for all the intended purposes set out below or even to cover the costs of the Offering.

The maximum gross proceeds from the sale of the Shares in this Offering are $5,000,000.00. The net proceeds from the Offering, assuming it is fully subscribed, are expected to be approximately $4,550.000.00 after the payment of offering costs including broker-dealer fees. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for operations and general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. This Use of Proceeds could be dramatically altered if litigation becomes necessary as a result of the matters discussed in the section entitled “Litigation” should occur as a significant portion of the proceeds may need to be diverted to cover the costs of such litigation or other legal matters.

USE OF PROCEEDS TABLE

	$1,250,000.00	$2,500,000.00	$3,750,000.00	$5,000,000.00
Contract Brewing	$50,000.00	$100,000.00	$150,000.00	$200,000.00
Taproom Acquisition and Development	$500,000.00	$1,000,000.00	$1,500,000.00	$2,000,000.00
Misc. Rebranding/Aesthetics	$18.750.00	$37,500.00	$56,250.00	$75,000.00
General Working Capital	$51,250.00	$102,500.00	$153,750.00	$205,000.00
Graphic Design/Branding/Websites	$5,000.00	$10,000.00	$15,000.00	$20,000.00
Insurance	$5,000.00	$10,000.00	$15,000.00	$20,000.00
Capital Improvements/Equipment	$250,000.00	$500,000.00	$750,000.00	$1,000,000.00
Computers/Software/Devices	$22,500.00	$45,000.00	$67,500.00	$90,000.00
Payroll	$57,500.00	$115,000.00	$172,500.00	$230,000.00

Marketing	$100,000.00	$200,000.00	$300,000.00	$400,000.00
Food & Beverage Inventory	$50,000.00	$100,000.00	$150,000.00	$200,000.00
Professional Services	$7,500.00	$15,000.00	$22,500.00	$30,000.00
Merchandise	$12,500.00	$25,000.00	$37,500.00	$50,000.00
Licensing Fees	$7,500.00	$15,000.00	$22,500.00	$30,000.00
Offering Expenses	$50,000.00	$100,000.00	$150,000.00	$200,000.00
Broker-Dealer Fees (1)	$62,500.00	$125,000.00	$187,500.00	$250,000.00
	$1,250,000.00	$2,500,000.00	$3,750,000.00	$5,000,000.00

(1) The Company shall pay Cultivate a cash success fee equivalent to 5% of the gross proceeds raised in the Offering. In addition to the fees above, the Company shall grant to Cultivate (or their designees and assignees) cashless warrants equivalent to 3% of the number of shares of Class C common stock sold in the offering, exercisable for $0.00 per share. Fees in the chart above only reflect the cash fee (5%), and do not reflect the warrants, which are also not represented in the table of beneficial ownership herein. The warrants may be exercised by Cultivate or their assigns for $0.00 per share and will, when exercised, provide Cultivate or their assigns with Shares of Class C Common Stock. The Shares that Cultivate or their assigns will receive upon exercising their warrants will be restricted securities meaning they are not fully liquid, free trading shares unless the restrictions are lifted in accordance with applicable law. Cultivate may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment to the Offering Circular will be filed disclosing the additional fees.

(2) The Offering Expenses are estimated at a total of $200,000 in the chart above but may vary from that total. The estimated Offering Expenses in this chart include, among other things, legal fees, accounting costs, reproduction expenses, marketing, consulting, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees paid to Cultivate or any type of commissions to be paid to any broker-dealer.

DESCRIPTION OF THE BUSINESS

General

Armed Forces Brewing Company, Inc. (“We” “Armed Forces Brewing” or the “Company”) is a Delaware corporation. The Company was initially formed as a Delaware Limited Liability Company named Seawolf Brewing Company LLC on January 11, 2019 and converted into a Delaware corporation, Seawolf Brewing Company Inc. on September 8, 2020. On or about December 4, 2020, the Company filed a Certificate of Amendment of Certificate of Incorporation with the state of Delaware whereby the Company’s name was changed to Armed Forces Brewing Company, Inc. The Company is a Delaware corporation for the general purpose of transacting any or all lawful business for which a corporation may be formed in the State of Delaware.

The Company’s Chief Executive Officer is Alan Beal. The Company’s offices are located at 211 W 24th Street, Norfolk, VA 23517. The Company’s Chief Executive Officer may be reached at 757-900-2322 or via e-mail to alan@armedforcesbrewingco.com. The Company is relying on this offering to fund its ongoing business. Consequently, as of the date of this Post Qualification Amendment to Offering Circular, the Company has only limited assets, contributed by the founders and early investors. Further, the Company will require substantial additional funds, even beyond those raised in this Offering, in order to fully implement its business plan and to seek to become profitable.

Introduction

Armed Forces Brewing Company is a military tribute brewing company that pays homage to our U.S. military branches and military members both active duty and veterans. Our company and mission have been built by an experienced team that combines an award-winning brewmaster, successful veterans of the restaurant and hospitality industry, and military veterans including one of the most famous Navy SEALs in the world. Armed Forces Brewing Company has started expansion regionally which it believes will eventually lead to national and global distribution.

We are a brewing company producing, marketing and selling a diverse line of beer both in retail distribution and through our brewing facility and taproom in Norfolk, Virginia. We recognize that there are numerous competitors both at the national level, the regional level and the local level. As a result, we believe our company differentiates itself in the marketplace by being unapologetically supportive of the men and women of the United States military, as well as veterans and their family members. But we also understand that our core mission of hiring veterans and their family members to make American beer that tributes those who serve and have served our country is only part of the equation. We strongly  believe taste and innovation are key criteria for consumer choices in beer and other alcoholic beverages, so our brewing team has developed, and continues to develop, innovate new beer products. We are nimble enough to be responsive to consumer desires for different or emerging taste experiences.

While we do not consider ourselves to be a local craft brewery, we do compete in the craft beer market segment locally, regionally and nationally, and also compete with national and regional breweries that are not in the “craft” segment. According to the Brewers Association, overall U.S. beer production and imports were down 5% in 2023, while craft brewer volume sales declined by 1%, raising small and independent brewers’ share of the U.S. beer market by volume to 13.3%. Retail dollar sales of craft increased 3%, to $28.9 billion, and now account for 24.7% of the $117 billion U.S. beer market (previously $115 billion). We believe we are well positioned to grow in excess of the growth rate of the market by increasing our marketing efforts, increasing the size of our sales teams and broadening our wholesale distribution in a responsible manner

We sell our products through wholesale distribution, directly to consumers through our taproom and brewing facility located in Norfolk, Virginia and by shipping through an intermediary directly to consumers online where legal. Currently, we sell products primarily in states on the east coast of the United States, and signed with a distributor to sell out products in certain military package stores outside of the continental Unites States.

Our growth strategy is based on three primary areas. First, we are focused on growing our direct-to-consumer (“DtC”) sales by shipping to legal purchasers to their homes where allowed. We currently use a three-tier compliant, third-party platform to conduct these sales and deliveries in more than 30 states in which approximately a majority of the U.S. population reside. This allows us to develop a relationship directly with the consumer through higher-margin sales while collecting valuable data about our best performing products. We can then use this data to target the consumer based on location, age, key demographics and product types. With the data collected, we can also retarget and resell to these customers, thereby generating more revenue.

Our DtC sales also support our plans to grow our wholesale volume with our distributors through key national accounts both on-premises and off-premises. By building brand recognition for key products in selected regions or states through DtC sales, we can better support the wholesale launch, marketing and product pull-through of those

Beer Production And Our Facilities

Armed Forces Brewing’s philosophy is to brew beer worthy of being a tribute to the great active military warriors of the United States, and those veterans who served our country in the past. To make great beer, you need a great brewmaster.

Armed Forces Brewing’s brewmaster Bob Rupprecht is a recipient of Maryland Governor’s Cup for Excellence in Craft Beer Brewing. Bob oversees all aspects of brewery operations, from recipe development to purchasing, production and packaging. He has been involved in contract brewing for several international customers as well as fledgling nano-breweries.  Bob has overseen all aspects of the contract brewing Armed Forces Brewing initially used to take product to the marketplace and now oversee all aspects of the Company’s brewing in its own facilities. In July 2023, through an affiliated entity, Armed Forces Brewing Company owns part of, and leases from the affiliated entity, its own brewing facility and is able to produce quality beer without having to pay for all of its brewing through third parties with contract brewing. Armed Forces Brewing has in the past, and will continue in the future to contract brew some of its beer at facilities that can uphold the standards we have created for brewing, packaging and delivering our beers.

Our brewing facility in Norfolk, Virginia is located at 211 W. 24th Street. The brewing facility includes a 30 BBL brewhouse, a 3.5 BBL pilot brewhouse, cellar tanks, a kegging line and a canning line, production and facility support  equipment and QA/QC equipment.  The 30 BBL brewhouse system includes a 60K pound bulk grain silo, a 100BBL cold liquor tank, a 100 BBL hot liquor tank, and a 4-vessel system that  includes a 30 BBL Mash Tun with 5 HP agitator pump, 30 BBL Lauter Tun with 3 HP agitator pump, and an oversized Boil Kettle and Whirlpool. Our 3.5 BBL pilot brewhouse includes a 7 BBL hot liquor tank, a 2-vessel 3.5 BBL steam jacketed pilot brewhouse that includes a 3.5 BBL Mash Tun and 3.5 BBL Boil Kettle/Whirlpool,  and 7 BBL Fermentation Vessels and Brite Tanks. All in, the facility has the capacity to brew 22,000-26,000 BBL per year.

We also contract brew through BrewHub in Lakeland, Florida. At the time of filing this Offering Circular, we have, for the past few months, been producing approximately 50% of our beer in our Norfolk production facility, and 50% at the contract brewing facility in Lakeland. While we continue to brew more beer in or Norfolk brewery, we plan to reduce reliance under our present distribution footprint on contract brewing. However, as we expand, we will likely have to enter into arrangements with contract brewers in the future, until we are able to open additional brewing facilities of our own that geographically can service areas of expansion.

Not Just Another Local Craft Beer

Armed Forces Brewing’s team and business plan was created with a plan to scale. We have expanded at the time of this Offering with distribution in 7 states and with plans for three more states and Puerto Rico to begin in 2024-2025. We have ongoing plans to continue to distribute our beer into Military Exchange stores, big box retail chains, independent package stores, and off-premise taproom and restaurant locations across America. While, there is no guarantee the Company will be able to continue growth into new distribution, we have already signed contracts and in some cases began selling our beer in big box retail chains like Walmart, Publix, Winn Dixie, Fresh Market, Total Wine, ABC Liquors and in restaurants chains like Buffalo Wild Wings and Ale House.

The Military Marketplace

Armed Forces Brewing plans to be a major player in the military consumer marketplace which has a huge built-in, brand-loyal, retail and consumer base. While, there is no guarantee the Company will be able to reach those goals, or to reach the targeted market, it has made inroads in its young history towards building a customer base in the military consumer marketplace. As of 2023, the military consumer market included approximately 2.86 million U.S. military personnel, 16.2 million veterans, 11 million spouses, 45 million siblings, and 55 million children. In addition, there are five federal service academies, 420 military installations, 18,000 VFW & American Legion posts, and 45,000 veteran associations that make up this very profitable marketplace. As of 2021, the military exchange retail network is made up of 1,045 package stores and mini-marts in the continental U.S. that account for $292 million in annual beer sales. They had an additional 53 package stores on military bases overseas that had an annual revenue of $85 million. We believe our beers are natural fits for military installations and the areas surrounding them such as non-military package stores at or near the 100 U.S. Navy/U.S. Coast Guard installations, 114 U.S. Army installations, 21 U.S. Marine Corp installations and 185 U.S. Air Force installations.

Beers, Bars and More

While brewing and distributing beer is the main focus of our initial operations, we plan to expand into other areas once the funding for such expansion is in place. We have started brewing beer in the Norfolk facility, we opened our first tap room at the flagship location and have future plans for tap rooms, stand-alone brewpubs and restaurants to support the brand and to drive additional revenues. However, there is no guarantee we will be able to fulfill our future plans. Our Chief Executive Officer Alan Beal is a 38-year veteran of the food and beverage industry who has led, operated, and grown profitable multi-unit independent food and beverage groups in the Denver, Kansas City, and Charlotte markets. We believe our experienced management team will lead the charge into our bar and restaurant operations in the future which we hope will help to further establish our brands and sell more of our beer. But there are is no guarantee this plan will be successful.

Our Military Brand Ambassador: Robert O’Neill

On June 12, 2020, Robert J. O’Neill, the Navy Seal veteran who killed Osama Bin Laden, joined Armed Forces Brewing’s team as our national Brand Ambassador, Director of Military Relations, and as a member of our Board of Directors. Rob is one of the most highly decorated combat veterans of our time and in addition to his duties with Armed Forces Brewing, is a sought-after public speaker, social media influencer, and a best-selling author of the New York Times best-selling book “The Operator: Firing the Shots That Killed Osama bin Laden” and “My Years as a SEAL Team Warrior.” Rob’s presence on our team not only gives instantaneous authenticity to our brands, but also connections to the military that we believe will allow us to grow and scale quickly. However, there is no guarantee that Rob’s presence will have the intended effects.

Reliance on Distributors and Suppliers

In the United States, many in the alcoholic beverage industry, including the Company, operate in what is known as the three tier system. The three tiers are importers or producers; distributors; and retailers. The basic structure of the system is that producers can sell their products only to wholesale distributors who then sell to retailers, and only retailers may sell to consumers. Producers include brewers, like the Company.

As a result of this three tier system, the Company is reliant on the middle tier – distributors – for sales of most of our products sold outside of our Norfolk brewery and taproom. At present, the Company is reliant on multiple distributors in the 7 states where we have distribution.

Additionally, the Company is not dependent on any major customers, distributors, or suppliers (including suppliers of raw materials or financing) other than those discussed in this Offering Circular.

Giving Back

An important part of Armed Forces Brewing’s mission is to use our success to give back to our brave men and women currently deployed, and our veterans, who have served our country in the defense of freedom. We have already joined forces with various charitable organizations that serve veterans and have agreements to provide a portion of all profits from certain beers to those organizations. Armed Forces Brewing plans to create jobs for veterans and their family members. Our company goal is to be 70% veteran and veteran family employed. At the time of this filing, 80% of our company employees are veterans or members of veteran families. We are particularly determined as a company, to use our success to help those transitioning from military service to civilian life as well as assisting with veteran homelessness and suicide prevention.

DESCRIPTION OF PROPERTY

The Company itself does not directly own any real property. However, on or about July 7, 2023,

Ironbound AFBC Properties, LLC,  a entity affiliated with the Company, closed on the purchase of an existing brewing facility, real property and improvements located at 211 W. 24th Street in Norfolk, Virginia for the purposes of operating a brewing facility, tap room and outdoor beer garden. Ironbound AFBC Properties, LLC is owned 72% by a third party (whose principals are also shareholders in the Company, but not officers or directors of the Company) and 28% by AFBC Holdings of Virginia, LLC, an entity owned 100% by the Company. The Company has entered into a 10 year lease of the property with Ironbound AFBC Properties, LLC to operate as the Company's corporate headquarters and flagship brewery and taproom, and has the option to purchase the entire property at any time after the first year of the lease term of this Agreement and before the end of the fifth year of the lease term. Additionally, the Company has a right of first refusal to purchase the premises at any time during the lease term after the fifth year.

LITIGATION

As of the date of filing of this Offering Circular, no litigation is ongoing, anticipated or expected by the Company.

However, because of events that had occurred in Norfolk, Virginia since our acquisition of the brewing facility, the Company are aware that legal action and/or litigation may become necessary to protect the Company and its investment in the city. We chose Norfolk for many reasons including its location and its large military and veteran community. Our Company is unapologetically supportive of America, our flag, our Constitution, our active-duty troops, our military veterans, our first responders and their families. Our products and corporate philosophy are tributes to all of those who have served in the past to defend our freedoms and to defend the American people, and to all of those who are now serving or will serve in the future, as well as their families, all of  whom have sacrificed for all of us who live in, and love, the Unites States of America. However, there are individuals and groups of people in Norfolk who have in the past, and likely will in the future, not agree with our corporate philosophy and mission, and/or who do not support the American values we support and who have attempted to “cancel” us with their divisive rhetoric by making unfounded claims based on perceptions they claim to have that ultimately boil down to disliking our mission and our traditional American values. This vocal minority of individuals and groups of people have reached out to the local press and local politicians and have attempted to prevent our business from operating in Norfolk by making, in many cases, blatantly false and unsupported allegations. They have also reached out to local businesses and vendors in an attempt to interfere with our business. While we believe these people who oppose our business in Norfolk have no legal basis to prevent us from operating as we are, it is possible that those who make decisions on permits and other matters required to operate in Norfolk could be persuaded to delay, object to, or even prevent us from operating through various means in order to satisfy the vocal minority and to appear to support the causes and beliefs of those who dislike us and our values.  Should these individuals and groups of people succeed in delaying or preventing us from obtaining licenses, or otherwise cause negative effects on our business and our operations in any significant manner, we will be forced to take legal action to protect our rights and the Company’s well-being. It is also possible that these vocal individuals and groups of people will require us to litigate against them directly if they continue to interfere with our business and their interference reaches an extent where litigation is necessary. Such litigation could be lengthy and expensive and could have an effect on the Company’s financial performance. Also, in 2024, the Company was involved in one lawsuit related to a bill for services from a vendor that was settled and dismissed, and also settled a second legal dispute related to a bill for services from a vendor. The Company also was sent notification of an alleged violation of a trademark that the Company is presently in the process of  resolving voluntarily and no lawsuit is expected.

As the Company continues to expand, its growth may lead to additional legal claims, some which may not be legally warranted  and others which may have some legal basis, and the Company may choose to litigate certain matters or may choose to settle such matters. Such litigation could also be lengthy and expensive and could have an effect on the Company’s financial performance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of the Company's financial condition and results of the Company's operations together with the Company's financial statements and related notes appearing at the end of this Post Qualification Amendment to Offering Circular. This discussion contains forward-looking statements reflecting the Company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Post Qualification Amendment to Offering Circular.

BUSINESS

Armed Forces Brewing Company, Inc. (“We” “Armed Forces Brewing” or the “Company”) is a Delaware corporation. The Company was initially formed as a Delaware Limited Liability Company named Seawolf Brewing Company LLC on January 11, 2019 and converted into a Delaware corporation, Seawolf Brewing Company Inc. on September 8, 2020. On or about December 4, 2020, the Company filed a Certificate of Amendment of Certificate of Incorporation with the state of Delaware whereby the Company’s name was changed to Armed Forces Brewing Company, Inc. The Company is a Delaware corporation for the general purpose of transacting any or all lawful business for which a corporation may be formed in the State of Delaware. The Company manufactures and sells beer and merchandise that tributes the United States Military and Veterans.

Overview

There are three classes of shares in the Company: Class A Common Stock, Class B Common Stock and Class C Common Stock. Securities to be issued pursuant to this Offering will be Shares of Class C Common Stock. For more details on the rights of the Shares, see the Bylaws attached hereto and the section “Securities Being Offered” below.

The grand majority of the equity of the Company is presently owned by founders, officers and directors, but as Shares of Class C Common Stock of the Company are issued pursuant to this Offering, the founders, officers and directors’ ownership in the Company will be diluted. If the maximum amount is raised in this Offering, investors in this Offering will own approximately

7.60% of the Company.

Because the Company has been in its start-up phase from January 1, 2018 through December 31, 2023, there has not been substantial revenues generated, and therefore the financial information reported below, and in the accompanying audited financial statements, are not necessarily indicative of future operating results or of future financial condition. The Company believes that the funding to be obtained through this Offering will have a material impact on future operations. This Offering is a material event that should cause future reported financial information to be materially different than the numbers reflected below. However, management is aware that any capital raise involves uncertainty and investors should be aware that this material event and the uncertainty surrounding it make the reported financial information herein not indicative of potential future operating results or of our future financial condition

Results of Operations

The period of January 1, 2023 to December 31, 2023

The company achieved significant revenue growth compared to the previous year. Revenue growth drivers included expansion of our existing distribution footprint and increased demand for our products.

Overall, the business had a net loss, primarily due to being an early stage company with several factors affecting its performance, including that has invested in a new facility in Norfolk, Virginia and in 2023 was still contract brewing all of its beer and incurring costs associated with licensing and distribution in new states

As the Company looks towards 2024 and beyond, we plan expansion into new markets and plan for increased distribution in our existing markets. We are now brewing beer in our new facility and are no longer be 100% reliant on contract brewing. There will be a continued focus on distribution and revenue growth while also implementing cost and operational improvements wherever feasible and prudent. The company also plans to continue building its customer base and its fan base through its Regulation A offering. In addition, the new facility in Norfolk creates additional revenue opportunities through its taproom and merchandise sales, as well as through its ability to produce beer for distribution rather than the company relying on contract brewing for all of its sales.

Revenue. Total revenue for the period of January 1, 2023 to December 31, 2023 was $552,789 a significant increase over the revenues of $171,937 (unaudited) from the prior year January 1, 2022 to December 31, 2022. The increase in revenues was primarily due to the increase in wholesale beer sales. Sales growth has also been achieved by distributing in new states and through mail order. While waiting for the Company’s CPA to complete the audited financials for this period, the Company previously reported on Form 1-K that revenue, unaudited, was $566,117.49. Adjustments to the unaudited numbers were made as a result of the audit.

Cost of Sales. Cost of sales for the period of January 1, 2023 to December 31, 2023 was $483,812. Cost of sales for the period primarily comprised of contract brewing our beer and packaging costs. While waiting for the Company’s CPA to complete the audited financials for this period, the Company previously reported on Form 1-K that cost of sales, unaudited, were $483,159.94.

Adjustments to the unaudited numbers were made as a result of the audit. The Company would note that cost of sales for the reported period as significantly reduced compared to revenues from fiscal year 2022 as a result of growth and more efficient controls on contract brewing that took place.

Operating Expenses. Operating expenses for the period of January 1, 2023 to December 31, 2023 were $2,459,950. Operating expenses for the period were comprised of sales and marketing costs, professional fees, general and administrative costs and event and sponsorship costs. Additionally, in 2023 the Company, through an LLC the Company owns 28% of, acquired through the LLC and entered into an agreement to lease the brewing facility and taproom in Norfolk and had significantly increased expenses related to this including repairs and maintenance, salaries and rent. While waiting for the Company’s CPA to complete the audited financials for this period, the Company previously reported on Form 1-K that operating expenses, unaudited, were $2,233,166.36. Adjustments to the unaudited numbers were made as a result of the audit.

Net Loss. Net loss for the period of January 1, 2023 to December 31, 2023 was ($2,407,062). This net loss was the result of operating expenses exceeding early stage operating revenues and substantial additional costs from the acquisition of the new brewing facility. While waiting for the Company’s CPA to complete the audited financials for this period, the Company previously reported on Form 1-K that net loss, unaudited, was ($1,667,048.87). Adjustments to the unaudited numbers were made as a result of the audit.

The period of January 1, 2022 to December 31, 2022.

The company achieved significant revenue growth compared to the previous year. Revenue growth drivers included expansion of our existing distribution footprint and increased demand for our products.

Overall, the business had a net loss, primarily due to being an early stage company that is contract brewing its beer and incurring costs associated with licensing and distribution in new states. with several factors affecting its performance.

Revenue. Total revenue for the period of January 1, 2022 to December 31, 2022 was $171,937.

Cost of Sales. Cost of sales for the period of January 1, 2022 to December 31, 2022 was $257,452. Cost of sales for the period primarily comprised of contract brewing our beer and packaging costs.

Administrative Expenses. Operating expenses for the period of January 1, 2022 to December 31, 2022 were $1,095,884. Operating expenses for the period were comprised of sales and marketing costs, professional fees, general and administrative costs and event and sponsorship costs.

Net Loss. Net loss for the period of January 1, 2022 to December 31, 2022 was ($913,800) This net loss was the result of operating expenses exceeding early stage operating revenues.

Liquidity and Capital Resources

We had net cash of $282,549 on December 31, 2023. This is a significant reduction compared to fiscal year 2022 because of the substantial costs from the acquisition of the brewing facility. While waiting for the Company’s CPA to complete the audited financials for 2023, the Company previously reported on Form 1-K that net cash, unaudited, was $281,370.93. Adjustments to the unaudited numbers were made as a result of the audit.

During the period of January 1, 2023 to December 31, 2023, operating activities used $(2,932,835). While waiting for the Company’s CPA to complete the audited financials for 2023, the Company previously reported on Form 1-K that operating activities used, unaudited, was $1,721,941.83. Adjustments to the unaudited numbers were made as a result of the audit.

Cash used by investing activities relating to capital expenditures during the period of January 1, 2023 to December 31, 2023 was $1,211,519. While waiting for the Company’s CPA to complete the audited financials for 2023, the Company previously reported on Form 1-K that operating activities used, unaudited, was $511,224.53. Adjustments to the unaudited numbers were made as a result of the audit. . The Company would note that the significant increase in investing activities relating to capital expenditures for the reported period from fiscal year 2022 was a result of the Company acquiring part of the brewing facility and taproom.

As of the end of December 31, 2023, we had material commitments for capital expenditures that include our annual lease commitments of $549,600 in 2024 and 2025 (and increases thereafter) to lease our company headquarters, taproom and brewing facility from Ironbound AFBC Properties, LLC, a third party entity of which the Company owns 28%. We continue to have these same material commitments for capital expenditures today, and until revenues from beer and merchandise sales reach a level where the Company is profitable, the Company continues to rely on funds raised from investors and other capital infusions to pay for such expenses.

Plan of Operations

Our plan of operation for the period of January 1, 2023 to December 31, 2023 was as follows:

The Company’s plan of operation was to continue the process of manufacturing and selling beer and merchandise and expanding distribution of the Company’s products, as well as continuing to raise capital through the Company’s ongoing Regulation A offering. The company had four beers in the marketplace as of December 31, 2023 in several states and available by mail order in more than 30 states. The company continued to contract brew all of its beer in 2023, but in 2024 will shift some of its brewing activities to its own brewery facility. Meanwhile, the Company continues to build its brand name and create sales of its existing products as it grows its investor and customer base.

In the Company’s opinion, the proceeds from this Offering may not satisfy its cash requirements and the Company anticipates it may be necessary to raise additional funds in the next twelve months to implement the plan of operations. The Company expects to have additional capital requirements during 2024. The Company does not expect to be able to satisfy its cash requirements through product sales during 2024 and therefore will attempt to raise additional capital through the sale of its shares in its ongoing Regulation A offering, and perhaps additional securities in additional offerings. The Company cannot assure that it will have sufficient capital to finance its growth and business operations or that such capital will be available on terms that are favorable to it or at all. The Company is currently incurring operating deficits that are expected to continue for the foreseeable future.

Our plan of operation for the 12 month period following the commencement of this post-qualification amendment is to continue the process of manufacturing and selling beer and merchandise and expanding distribution of the Company’s products, as well as continuing to raise capital through the Company’s ongoing Regulation A offering. In 2024, the Company has shifted some of its brewing activities to its own brewery facility in Norfolk. The Company continues to build its brand name and create sales of its existing products as it grows its investor and customer base, and plans to continue this in the next 12 months.

In the Company’s opinion, the proceeds from this Offering may not satisfy its cash requirements and the Company anticipates it may be necessary to raise additional funds in the next twelve months to implement the plan of operations. The Company expects to have additional capital requirements during the next 12 months. The Company does not expect to be able to satisfy its cash requirements through product sales alone during the next twelve months and therefore will attempt to raise additional capital through the sale of its shares in its ongoing Regulation A offering, and perhaps additional securities in additional offerings. The Company cannot assure that it will have sufficient capital to finance its growth and business operations or that such capital will be available on terms that are favorable to it or at all. The Company is currently incurring operating deficits that are expected to continue for the next twelve months and into the foreseeable future.

Trend Information

The Company started to take its products to market in 2021 so the Company has limited ability to identify all recent trends in revenue or expenses since the latest financial year. The Company is able to identify limited known trends, uncertainties, demands, commitments or events involving its business that are reasonably likely to have a material effect on its revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this offering to not be indicative of future operating results or financial condition.

Despite it being early in our company development, we believe that there is an active market for our products in the United States. According to the Brewers Association, overall U.S. beer production and imports were down 5% in 2023, while craft brewer volume sales declined by 1%, raising small and independent brewers’ share of the U.S. beer market by volume to 13.3%. Retail dollar sales of craft increased 3%, to $28.9 billion, and now account for 24.7% of the $117 billion U.S. beer market (previously $115 billion). However, consumer preferences in craft beer are constantly evolving and can be difficult to predict. Failure to adapt to changing consumer preferences may result in a decrease in sales.

Furthermore, as a participant in the three-tier system of manufacturers, distributors, and retailers, we face competition for the distributors’ attention and retail space. If we fail to maintain our distributors’ attention or retail space, it could lead to a decrease in sales. Additionally, if the market price for brewing ingredients such as hops, malt, barley, or others rises, it could increase our product cost and threaten our ability to meet demand.

To mitigate these pressures, we have expanded our distribution and will continue to manage our growth by prudently expanding our wholesale presence across new states, while remaining focused on growing our presence in the existing states. In 2024, we opened our brewing facility and taproom in Norfolk, Virginia which we expect to give us higher margins on beer we brew and sell from our facility and to give us increased revenues from retail sales at the facility.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies noted in our financial statements as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates. The list of significant accounting policies are outlined in Note 3 to the Financial Statements..

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). In the opinion of management, all adjustments considered necessary for the fair presentation of the audited financial statements for the years presented have been included.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Significant estimates inherent in the preparation of the accompanying financial statements include valuation of provision for refunds and chargebacks, equity transactions and contingencies.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents.  Cash consists of funds held in the Company’s checking account.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consist of trade receivables recorded at original invoice amount less an estimated allowance for uncollectable accounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest, although a finance charge may be applied to receivables that are past due. Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of trade receivables that are deemed uncollectible are recorded against the allowance and the estimate is revised accordingly. The Company does not require collateral for trade receivables.  Receivable balance as of December 31, 2023, and 2022 was $67,117 and $57,486, respectively. The Company recorded bad debt expense of $16,162 in 2023 as a result of an internal assessment. As the Company expects to be repaid in full during 2024, no allowance has been recorded as of December 31, 2023.

Convertible Note

The predecessor to the Company issued  a convertible note for $100,000 to an early investor. This note remains due and owing and has not been converted into equity at this time. The material terms of the note are that the principal balance and unpaid accrued interest on the note will automatically convert into shares upon the closing of the next equity financing as defined in said note. The number of shares the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under the converting note a date that is no more than five days prior to the closing of the next equity financing by (y) the applicable conversion price, or in the event of a corporate transaction as defined in said note, the noteholder may elect that the note will convert into that number of shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of such note on a date that is no more than five days prior to the closing of such corporate transaction by (y) the applicable conversion price. At any time on or after the maturity date of October 7, 2022, at the election of the noteholders, the note will convert into that number of shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of the note on the date of such conversion by (y) the applicable conversion price. In the event of an offering under Regulation A prior to the conversion of the note or the repayment of the note, the holder of the note may elect that such note convert into shares. To date, the holder has not elected to convert the note into shares. Should election occur, the number of shares the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under the converting note on the date of such conversion by (y) the applicable conversion price. The convertible note is attached as a material contract to this Offering Circular and may be reviewed along with the additional material contract filings.

Inventories

Inventories consist of raw materials, work in process and finished goods. Raw materials, which principally consist of hops, malts, barley, other brewing ingredients, and packaging materials, are stated at the lower of cost (first-in, first-out) or net realizable value. The cost elements of work in process and finished goods inventory consist of raw materials, direct labor, and manufacturing overhead. Work in process is beer held in tanks prior to packaging. Finished goods include retail merchandise and packaged beer. A significant change in the timing or level of demand for certain products, as compared to forecasted amounts, may result in recording provisions for excess or expired inventory in the future. As of December 31, 2023, and 2022 the Company had inventory on hand of $712,028 and $209,867, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for additions and major improvements that significantly extend the useful lives of the assets are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation and amortization are computed using the straight-line method over the estimated economic useful lives of the assets, generally three to five years.

Depreciation expenses for the years ended December 31, 2023, and 2022 was $23,395 and $9,596, respectively.

Long-Lived Assets

Management periodically reviews long-lived assets, consisting primarily of property and equipment with finite lives, for impairment. In analyzing potential impairment, management uses projections of future undiscounted cash flows from the assets. These projections are based on management’s view of growth rates for the related business, anticipated future economic conditions. If the undiscounted cash flows indicate impairment, management would estimate fair value. Estimate fair values would take into account appropriate discounts of the cash flows for risk or other estimates of fair value. Management believes that these estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. There was no impairment of long-lived assets with definite lives in 2023 and 2022.

Prepaid Expenses

The Company capitalizes payments for future goods or services to be expensed over the course of their usefulness.  Such assets are expected to be recognized in the next twelve months and thus included in current assets on the balance sheets.

Security Deposits

The Company has paid security deposits in total of $104,521 as of December 31, 2023, for office space leased as well as deposits paid to its manufacturer. The office lease deposits are refundable to the Company upon expiration of the lease.

Income Taxes

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. The Company has no liabilities for uncertain tax positions on December 31, 2023 and 2022. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers  (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the company expects to receive in exchange for those goods or services.

The Company applies the following five-step model in order to determine this amount:

i.Identification of the promised goods in the contract;

ii.Determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract;

iii. Measurement of the transaction price, including the constraint of variable consideration;

iv.Allocation of the transaction price of the performance obligations; and

v. Recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable the entity will collect the consideration it is entitled to in exchange for the goods and services it transfers to the customer. Once a contract is determined to be within the scope of Topic 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. The Company is a wholesale brewery. The Company's performance obligation is satisfied upon the delivery of beer to the distributors.

Shipping and Handling

The Company records freight costs billed to distribution centers for shipping and handling as revenue. Shipping and handling expense related to costs incurred to deliver product are recognized within cost of revenue.  The Company accounts for shipping and handling activities that occur after control has transferred as a fulfillment cost rather than a separate performance obligation, and the costs of shipping and handling are recognized concurrently with the related revenue.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which introduced a lessee model that requires the majority of leases to be recognized on the balance sheet. On January 1, 2022, the Company adopted the ASU using the modified retrospective transition approach and elected the transition option to recognize the adjustment in the period of adoption rather than in the earliest period presented. Adoption of the new guidance resulted in right-of-use (“ROU”) assets of $4,407,120 and lease liabilities of $4,423,977.

As part of the adoption process the Company made the following elections:

•The Company elected the hindsight practical expedient, for all leases.

•The Company elected the package of practical expedients to not reassess prior conclusions related to contracts containing leases, lease classification and initial direct costs for all leases.

•The Company elected to make the accounting policy election for short-term leases resulting in lease payments being recorded as an expense on a straight-line basis over the lease term.

ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company’s leases do not provide an implicit rate. The Company uses the risk-free rate of the lease term length at the commencement date in determining the present value of lease payments. Refer to Note 11 to our financial statements for further disclosures regarding the impact of adopting this standard.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

DIRECTORS AND EXECUTIVE OFFICERS

As of December 31, 2023, we had 11 full-time employees, two of which are executive officers of the Company. As of the date of this Post Qualification Amendment to Offering Circular, the Company has 10 full-time employees. The Company plans to actively hire its additional employees at such time as the Company has sufficient capital or financing to do so.

The directors and executive officers of the Company as of the date of this Post Qualification Amendment to Offering Circular are as follows:

Alan Beal

Chief Executive Officer, Chief Financial Officer and Board of Directors Member

Alan Beal is a 38-year veteran of the food & beverage industry and has a passion for craft beer and the military. He has led, operated, and grown profitable multi-unit independent food & beverage groups in the Denver, Kansas City, and Charlotte markets. Alan comes from a four-branch military family. His grandfather, father, brother, nephew, two uncles, and several cousins all served in the U.S. Military. Alan manages the company’s business operations, brand development, military relationships, sales and marketing, and distribution logistics.  Alan was the Chief Operating Officer of Seawolf Brewery, LLC based in Annapolis, Maryland from 2015 to 2019, and has been the Chief Executive Officer of Seawolf Brewing Company, Inc., which became Armed Forces Brewing Company, Inc., since its inception in 2019.

Bob Rupprecht

Chief Brewing Officer and Board of Directors Member

Bob Rupprecht is in rare company to be one of a handful of brewers to win the Maryland Governor’s Cup for Excellence in Craft Beer Brewing. Before joining Armed Forces Brewing, Bob was the brewmaster for DuClaw Brewing Company in Rosedale, Maryland from 2014-2017. He’s an expert in all aspects of brewery operations, from recipe development to purchasing, to production and packaging. He has been involved in contract brewing for several international customers as well as fledgling nanobreweries. Bob manages Armed Forces Brewing’s production facility operations.

Robert O’Neill

Director of Military Operations and Board of Directors Member

Robert O’Neill is one of the most highly decorated combat Veterans of our time, a former US Navy SEAL and was a combat leader for the famous SEAL Team 6. Robert is also a global public speaker, social media influencer, and best-selling author of the book “The Operator: Firing the Shots That Killed Osama bin Laden and My Years as a SEAL Team Warrior.” Since leaving active duty, O’Neill is also the founder of the Special Operators Transition Foundation, which provides individualized transition support for special operations heroes and their families. Robert is Armed Forces Brewing’s Military Relations Director, a member of our Board of Directors and our National Brand Ambassador.  Robert is employed by Robert J. O’Neill, LLC based in Wilmington, Delaware and has been employed as such from 2013 to the present.

Amit Rupani

Board of Directors Member

Amit is a co-founder of Armed Forces Brewing. He was an Admin Operations Specialist at the United States Geological Survey based in Catonsville, MD from 2016 to 2020 and became a Contract Specialist at the United States Geological Survey in March 2020, a position he has held to present. Amit graduated from Gallaudet University with a degree in Communication Studies in 2014. Amit travels the United States to attend craft beer festivals and new brewery openings. He has a keen finger on the pulse of the craft beer industry nationwide. He is also instrumental in the development of Armed Forces Brewing’s beer products and quality control. Amit advocates for and assists other entrepreneurs in the deaf community with their start-up businesses.

Jason Bailey

Board of Directors Member

Jason is a co-founder of Armed Forces Brewing. He is a Network Systems Engineer and Team Leader for the U.S. Department of Defense in Ft. Meade Maryland and has been in that role since 2009. He graduated from Gallaudet University with a degree in Computer Science in 2007. Jason’s expertise is in Information Technology, Information Security, System Engineering, Project Management, Change Management, Budgeting, Acquisitions, and craft beer.  When he is not on-duty, Jason travels the United States to attend craft beer festivals and new brewery openings. He has been involved in Maryland craft beer legislation and testified before the Maryland House Economic Matters Committee on several pieces of legislation affecting Maryland’s craft beer industry and deaf business owners. Jason is also instrumental in the development of Armed Forces Brewing Brewery’s beer products and quality control.

Name	Position	Age	Term of Office	Approx. Hours Per Week

Executive Officers:
Alan Beal	CEO and CFO	59	January 2019 to present	65
Bob Rupprecht	Chief Brewing Officer	56	January 2019 to present	55
Directors:
Alan Beal	Director	59	January 2019 to present	65
Bob Rupprecht	Director	56	January 2019 to present	55
Robert O’Neill	Director	47	June 2020 to present	0
Amit Rupani	Director	41	January 2019 to present	0
Jason Bailey	Director	39	January 2019 to present	0

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From January 1, 2023 through December 31, 2023, the Company paid $158,755.31 in compensation to its executive officers and directors. The Company will pay existing officers in the future and may hire additional officers in the future and pay them and may also choose to compensate its directors in the future. The following chart reflects all compensation paid to each officer and director from January 1, 2023 through December 31, 2023.

Name	Capacity in which compensation was received	Cash Compensation	Other Compensation	Total Compensation
Executive Officers and Directors:
Alan Beal	CEO, CFO, Director	$87,155.31	$0	$87,155.31
Bob Rupprecht	CBO, Director	$71,600.00	$0	$71,600.00
Robert O’Neill	Director	$0	$0	$0
Amit Rupani	Director	$0	$0	$0
Jason Bailey	Director	$0	$0	$0

Employment Agreements

The Company has not entered into employment agreements with any of its officers or directors as of the date of this Post Qualification Amendment to Offering Circular.

Should any such agreements be entered into, they will be attached as Material Contracts in Exhibit 1A-6 to a subsequent filing of this Post Qualification Amendment to Offering Circular.

Equity Incentive Plan

The Company established an Equity Incentive Plan, effective as of September 10, 2020, for the benefit of certain individuals. Under the terms and conditions provided in this Equity Incentive Plan, stock options, vesting stock and stock awards may be authorized and granted to the Company’s directors, executive officers, employees and key employees or consultants. Stock options or a significant equity ownership position in the Company may be utilized by the Company in the future to attract one or more new key senior executives or others to manage and facilitate the Company’s growth. All stock, options or vesting stock granted under this Equity Incentive Plan will cause dilution to all shareholders. The Equity Incentive Plan is attached as a Material Contract in Exhibit 1A-6 to this Post Qualification Amendment to Offering Circular.

Board of Directors

The Company’s board of directors currently consists of five directors: Alan Beal, Bob Rupprecht, Robert O’Neill, Amit Rupani and Jason Bailey. None of the Company’s directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. The Company may appoint an independent director(s) to its board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

The Company may establish an audit committee, compensation committee, a nominating and governance committee and other committees to its Board of Directors in the future but have not done so as of the date of this Post Qualification Amendment to Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

Director Compensation

The Company currently does not pay its directors any compensation for their services as board members, with the exception of reimbursing board related expenses. In the future, the Company may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

The Company’s Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Delaware law. The Bylaws state that the Company shall indemnify any person who is or was a party to any action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, other than an action by, or in the right of, the Company, by reason of the fact that the person is or was an agent, officer, employee, or director of the Company, or is or was serving at the request of the Company as an agent, officer, employee, or director of another corporation, trust, partnership, joint venture, non-profit entity, or other enterprise (including without limitation with respect to employee benefit plans), against liability incurred in connection with the action, lawsuit, or proceeding, including any appeal from the action, lawsuit, or proceeding, if the person acted in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or action, lawsuit, or proceeding, if the person had no reasonable cause to believe that her or his conduct was unlawful.

The indemnification provisions of the Company’s Bylaws contain additional rights and obligations related to this subject. For additional information on indemnification and limitations on liability of the Company’s directors, officers, and others, please review the Company’s Bylaws, which are attached as Exhibit 1A-2B to this Post Qualification Amendment to Offering Circular.

As of the date of filing of this Offering Circular, there was no pending litigation or proceeding involving any of the Company’s directors or officers as to which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table of beneficial ownership sets forth information regarding beneficial ownership of the Company’s voting shares by officers, directors and other shareholders holding 10% or more beneficial ownership as of the date of October 29, 2024. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to the shares. This information does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated and subject to applicable community property laws, to the Company’s knowledge, each shareholder named below possesses sole voting and investment power over their shares, where applicable.

TABLE OF BENEFICIAL OWNERSHIP OF OFFICERS, DIRECTORS

AND 10%+ SHAREHOLDERS

OFFICERS, DIRECTORS AND 10%+ SHAREHOLDERS OF ARMED FORCES BREWING COMPANY, INC AS OF OCTOBER 29, 2024
		Class A Common Voting Shares
OFFICERS	TITLE	QTY	% (1)
Alan Beal (2)	CEO	710,837	27.5%
Bob Rupprecht (2)	Chief Brewing Officer	630,938	24.4%
TOTAL FOR ALL OFFICERS (3)		1,341,775	51.8%
DIRECTORS	TITLE
Alan Beal (2)	Director	710,837	27.5%
Bob Rupprecht (2)	Director	630,938	24.4%
Robert O'Neill (2)	Director	296,912	11.5%
Amit Rupani (2)	Director	196,912	7.6%
Jason Bailey (2)	Director	196,912	7.6%
TOTAL FOR ALL DIRECTORS (4)		2,032,511	78.5%
OTHER SHAREHOLDERS WITH 10%+ BENEFICAL OWNERSHIP
Jeff Jennings (5)		556,710	21.5%
TOTAL CLASS A VOTING SHARES		2,589,221

(1) The percentages in this column are a percentage of Class A Common Shares held by the shareholder to the total number of Class A Common Shares issued. Class A Common Shares are the only shares that have voting rights per the Company’s Bylaws. When viewing the percentage of Class A Common Shares by each Class A Common shareholder, you are seeing the percentage of voting power that shareholder has in the Company.

(2) Each of these shareholders has a business address of 211 W 24th St, Norfolk, VA 23517.

(3) The total shown is the total number of Class A Common Shares held by all officers of the Company. The percentage is the percentage of Class A Common Shares held by all officers of all Class A Common Shares issued. Thus, you are seeing the percentage of voting power that all officers combined have in the Company.

(4) The total shown is the total number of Class A Common Shares held by all directors of the Company. The percentage is the percentage of Class A Common Shares held by all directors of all Class A Common Shares issued. Thus, you are seeing the percentage of voting power that all directors combined have in the Company.

(5) This shareholder’s address is 21 Robinhood Rd. Asheville, NC 28804.

The following tables of securities ownership set forth information regarding the number of issued and outstanding Company shares as of October 29, 2024. .  Unless otherwise indicated and subject to applicable community property laws, to the Company’s knowledge, each shareholder named below possesses sole voting and investment power over their shares, where applicable. Percentages of beneficial ownership before the offering are based on 5,020,616 total shares issued or outstanding as of October 29, 2024 and includes shares set aside for the Equity Incentive Plan that are not outstanding or have not been issued as of October 29, 2024. The tables below also includes all Regulation A shares sold in the Company’s second Regulation A offering through October 29, 2024.

The following table of share ownership sets forth information regarding ownership of all classes of the Company’s shares as of October 29, 2024.

TABLE OF SHARE OWNERSHIP

ARMED FORCES BREWING COMPANY, INC. AS OF OCTOBER 29, 2024
	Class A Common Shares (1)		Class B Common Shares (2)		Class C Common Shares (3)		Total Shares (4)
	Voting Shares		Non-Voting Shares		Non-Voting Shares
	QTY	%	QTY	%	QTY	%	QTY	%
Alan Beal (5)	710,837	27.5%	0	0.0%	0	0.0%	710,837	14.16%
Bob Rupprecht (5)	630,938	24.4%	0	0.0%	0	0.0%	630,938	12.57%
Robert O'Neill (5)	296,912	11.5%	0	0.0%	0	0.0%	296,912	5.91%
Amit Rupani (5)	196,912	7.6%	373,367	46.8%	0	0.0%	570,279	11.36%
Jason Bailey (5)	196,912	7.6%	373,367	46.8%	0	0.0%	570,279	11.36%
Jeff Jennings (6)	556,710	21.5%	0	0.0%	0	0.0%	556,710	11.09%
Other Shareholders (7)	0	0.0%	51,219	6.4%	402,919	24.7%	454,138	9.05%
Kendall Almerico (Options)	0	0.0%	0	0.0%	225,654	13.8%	225,654	4.49%
Equity Incentive Plan Remaining	0	0.0%	0	0.0%	77,805	4.8%	77,805	1.55%
Shares Sold in First Regulation A Offering	0	0.0%	0	0.0%	750,000	45.9%	750,000	14.94%
Shares Sold in This Ongoing Regulation A Offering Through 10-29-24	0	0.0%	0	0.0%	154,564	9.5%	154,564	3.08%

Broker-Dealer Warrants	0	0.0%	0	0.0%	22,500	1.4%	22,500	0.45%
TOTAL	2,589,221	100.0%	797,953	100.0%	1,633,442	100.0%	5,020,616	100.0%

(1) Class A Common Shares are the only shares that have voting rights per the Company’s Bylaws. When viewing the percentage of Class A Common Shares by each Class A Common shareholder, you are seeing the percentage of voting power that shareholder has in the Company.

(2) Class B Common Shares do not have voting rights per the Company’s Bylaws. When viewing the percentage of Class B Common Shares by each Class B Common shareholder, you are seeing the percentage of non-voting Class B Common Shares that shareholder has in the Company.This perecentage is not the percentage of voting power that shareholder has in the Company. To see the the percentage of voting power that shareholder has in the Company, please see the percentages in the column titled Class A Common Shares – Voting Shares.

(3) Class C Common Shares do not have voting rights per the Company’s Bylaws. When viewing the percentage of Class C Common Shares by each Class C Common shareholder, you are seeing the percentage of non-voting Class C Common Shares that shareholder has in the Company.This perecentage is not the percentage of voting power that shareholder has in the Company. To see the the percentage of voting power that shareholder has in the Company, please see the percentages in the column titled Class A Common Shares – Voting Shares.

(4) In the Total Shares column, you are seeing the total number of voting and non-voting shares owned by each shareholder. This perecentage is not the percentage of voting power that shareholder has in the Company. To see the the percentage of voting power that shareholder has in the Company, please see the percentages in the column titled Class A Common Shares – Voting Shares.

(5) Each of these shareholders has a business address of 211 W 24th St, Norfolk, VA 23517.

(6) This shareholder’s address is 21 Robinhood Rd. Asheville, NC 28804.

(7) Other shareholders are those who invested in the Company prior to the first Regulation A offering and those who were granted shares for services or through the Equity Incentive Plan or otherwise. Investors in the Company’s first Regulation A offering are listed in the row titled “Shares Sold in First Regulation A Offering” and investors in the Company’s ongoing Regulation A offering are listed in the row titled “Shares Sold in This Ongoing Regulation A Offering Through 10-29-24.”

TABLE OF SHARE OWNERSHIP AFTER REGULATION A OFFERING

The following table of share ownership sets forth information regarding ownership of all classes of the Company’s shares as of October 29, 2024, as well as what the table of shares would look like if all Shares offered in this Regulation A offering are sold.

ARMED FORCES BREWING COMPANY, INC. IF ONGOING REGULATION A OFFERING SELLS OUT
	Class A Common Shares (1)		Class B Common Shares (2)		Class C Common Shares (3)		Total Shares (4)
	Voting Shares		Non-Voting Shares		Non-Voting Shares
	QTY	%	QTY	%	QTY	%	QTY	%
Alan Beal (5)	710,837	27.5%	0	0.0%	0	0.0%	710,837	13.50%
Bob Rupprecht (5)	630,938	24.4%	0	0.0%	0	0.0%	630,938	11.98%
Robert O'Neill (5)	296,912	11.5%	0	0.0%	0	0.0%	296,912	5.64%
Amit Rupani (5)	196,912	7.6%	373,367	46.8%	0	0.0%	570,279	10.83%
Jason Bailey (5)	196,912	7.6%	373,367	46.8%	0	0.0%	570,279	10.83%
Jeff Jennings (6)	556,710	21.5%	0	0.0%	0	0.0%	556,710	10.57%
Other Shareholders (7)	0	0.0%	51,219	6.4%	402,919	21.4%	454,138	8.62%
Kendall Almerico (Options)	0	0.0%	0	0.0%	225,654	12.0%	225,654	4.29%
Equity Incentive Plan Remaining	0	0.0%	0	0.0%	77,805	4.1%	77,805	1.48%
Shares Sold in First Regulation A Offering	0	0.0%	0	0.0%	750,000	39.9%	750,000	14.24%
Shares Sold in Ongoing Regulation A Offering Through 10-29-24	0	0.0%	0	0.0%	154,564	8.2%	154,564	2.94%
Remaining Shares Available in Ongoing Regulation A Offering	0	0.0%	0	0.0%	245,436	13.1%	245,436	4.66%
Broker-Dealer Warrants	0	0.0%	0	0.0%	22,500	1.2%	22,500	0.43%
TOTAL	2,589,221	100.0%	797,953	100.0%	1,878,878	100.0%	5,266,052	100.0%

(1) Class A Common Shares are the only shares that have voting rights per the Company’s Bylaws. When viewing the percentage of Class A Common Shares by each Class A Common shareholder, you are seeing the percentage of voting power that shareholder has in the Company.

(2) Class B Common Shares do not have voting rights per the Company’s Bylaws. When viewing the percentage of Class B Common Shares by each Class B Common shareholder, you are seeing the percentage of non-voting Class B Common Shares that shareholder has in the Company.This perecentage is not the percentage of voting power that shareholder has in the Company. To see the the percentage of voting power that shareholder has in the Company, please see the percentages in the column titled Class A Common Shares – Voting Shares.

(3) Class C Common Shares do not have voting rights per the Company’s Bylaws. When viewing the percentage of Class C Common Shares by each Class C Common shareholder, you are seeing the percentage of non-voting Class C Common Shares that shareholder has in the Company.This perecentage is not the percentage of voting power that shareholder has in the Company. To see the the percentage of voting power that shareholder has in the Company, please see the percentages in the column titled Class A Common Shares – Voting Shares.

(4) In the Total Shares column, you are seeing the total number of voting and non-voting shares owned by each shareholder. This perecentage is not the percentage of voting power that shareholder has in the Company. To see the the percentage of voting power that shareholder has in the Company, please see the percentages in the column titled Class A Common Shares – Voting Shares.

(5) Each of these shareholders has a business address of 211 W 24th St, Norfolk, VA 23517.

(6) This shareholder’s address is 21 Robinhood Rd. Asheville, NC 28804.

(7) Other shareholders are those who invested in the Company prior to the first Regulation A offering and those who were granted shares for services or through the Equity Incentive Plan or otherwise. Investors in the Company’s first Regulation A offering are listed in the row titled “Shares Sold in First Regulation A Offering” and investors in the Company’s ongoing Regulation A offering are listed in the row titled “Shares Sold in This Ongoing Regulation A Offering Through 10-29-24.”

The tables above do not reflect the anticipated dilution that will occur if the Company authorizes and issues additional shares of Class C Common Stock or shares of a different class of stock in the future, nor do they include dilution that will occur if the broker-dealers are issued additional warrants which ultimately are exercised. The tables do not reflect the anticipated dilution that will occur if the Company authorizes additional shares under the Company’s Equity Incentive Plan. In addition, the Company has issued one convertible note to an investor in the amount of $100,000 which may be converted to stock at some point in the future. If so, further dilution will occur, but these shares that may be converted are not reflected in the tables and are not included in any dilution calculations in this Offering Circular. Additionally, see Interest of Management and Others in Certain Related-Party Transactions and Agreements related to options granted to Kendall Almerico, securities counsel to the Company. For more information on the convertible note, or for any additional information regarding the tables or any matter related to same, please contact the Company’s Chief Executive Officer, Alan Beal, who will answer any questions you have regarding this matter.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS

Kendall Almerico, securities counsel to the Company, is the holder of options to exercise for 225,654 Shares of Class C Common Stock of the Company. Mr. Almerico’s law firm, Kendall A. Almerico, P.A., is counsel named in this Offering Circular as having prepared this Offering Circular. Except with respect to Mr. Almerico, no expert named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the Offering of the Shares of Class C Common Stock had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company.

On or about July 7, 2023, Ironbound AFBC Properties, LLC (“Ironbound”) a entity affiliated with the Company, closed on the purchase of an existing brewing facility, real property and improvements located at 211 W. 24th Street in Norfolk, Virginia for the purposes of operating a brewing facility, tap room and outdoor beer garden. Ironbound AFBC Properties, LLC is owned 72% by a third party (whose principals are also shareholders in the Company, but not officers or directors of the Company) and 28% by AFBC Holdings of Virginia, LLC, an entity owned 100% by the Company. The Company has entered into a 10 year lease of the property with Ironbound AFBC Properties, LLC to operate as the Company's corporate headquarters and flagship brewery and taproom, and has the option to purchase the entire property at any time after the first year of the lease term of this Agreement and before the end of the fifth year of the lease term. Additionally, the Company has a right of first refusal to purchase the premises at any time during the lease term after the fifth year.

Ironbound was formed on or about March 23, 2023 as a Delaware limited liability company to manage and operate the real property at  221 W 24th Street, Norfolk, Virginia where the Company presently operates its brewery, taproom and headquarters. Ironbound is authorized to incur indebtedness, secured and unsecured; to mortgage, finance, refinance, encumber, lease, sell, exchange, convey, transfer or otherwise deal with or dispose of the aforementioned real property; to enter into and perform contracts and agreements of any kind necessary to, in connection with or incidental to the business of the limited liability company and for other purposes. The managing member of Ironbound AFBC Properties, LLC is Evan Almeida, a minority shareholder in the Company and Mr. Almeida owns 72% of the membership interests (voting interests and equity rights) in Ironbound with AFBC Holdings of Virginia, LLC (an entity wholly owned by the Company) owning the remaining 28% of the membership interests (voting interests and equity rights). Each of the two members made initial contributions into Ironbound and they are under no obligation to make any additional monetary contributions. Profits and losses are shared in accordance with the percentage of membership interests held by each member.

Ironbound is managed by Evan Almeida, the managing member. The business and affairs of are conducted and managed by the managing member in accordance with the company’s operating agreement and Delaware law. The managing member has sole power and authority to execute instruments on behalf of Ironbound and to otherwise bind Ironbound. No member, other than the managing member or his designees, has the authority to take any action as a member, to bind Ironbound. Ironbound’s operating agreement may not be altered, amended, changed, supplemented, waived or modified in any respect or particular unless the same shall be in writing and agreed to by the affirmative vote or consent of members holding two-thirds of the members' percentage interests. No amendment of any provision of the operating agreement relating to the voting requirements of the members on any specific subject shall be made without the affirmative vote or consent of at least the number or percentage of members required to vote on such subject.

SECURITIES BEING OFFERED

The Company is offering up to $5,000,000.00 of its Shares of Class C Common Stock to investors in this Offering. The Shares being offered are held in book-entry form. The Shares, when issued, will be fully paid and non-assessable. This Post Qualification Amendment to Offering Circular and this section do not purport to give a complete description of all rights related to the Shares of Class C Common Stock, and both are qualified in their entirety by the provisions of the Company’s Certificate of Incorporation (Exhibit 1A-2A) and its Bylaws (Exhibit 1A-2B), copies of which have been attached as Exhibits to this Post Qualification Amendment to Offering Circular.

If all of the Shares in this Offering are sold, the Shares would represent approximately 7.60% of the issued and outstanding combined shares of the Company.  The Offering will remain open for 365 days from the date of this Post Qualification Amendment to Offering Circular, unless terminated for any reason at the discretion of the Company, or unless extended by the Company. If such an extension of the Offering is to occur, an appropriate filing will be made with the SEC to provide notification of the extension.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part.  If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest. The Company's acceptance of your subscription will be effective when an authorized representative of the Company signs the Subscription Agreement.

There are three classes of stock in the Company as of the date of this Post Qualification Amendment to Offering Circular: Class A Common Stock, Class B Common Stock and Class C Common Stock. In this Offering, the Company is only selling Shares of Class C Common Stock. The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Shares if it chooses to do so. The holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock have equal rights provided by law of the state of Delaware for stockholders of a Delaware corporation and the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock are identical in all respects, except that the holders of Shares of Class C Common Stock have no voting rights, except where expressly required by Delaware law. The rights, preferences and privileges of the Class A Common Stock, Class B Common Stock and Class C Common Stock are set forth in the Company’s Certificate of Incorporation (Exhibit 1A-2A) and Bylaws (Exhibit 1A-2B) and are described in summary form in this section of the Post Qualification Amendment to Offering Circular.

Subscription Price

The price per Share of Class C Common Stock in this Offering is $12.50 per Share. The minimum subscription that will be accepted from an investor is Two Hundred Dollars ($200.00) (the "Minimum Subscription"), however, the Company reserves the right to accept a lower amount in the Company’s absolute discretion.

A subscription for Two Hundred Dollars ($200.00) or more in Shares may be made only by tendering to the Company an executed Subscription Agreement (Exhibit 1A-4) delivered with this Post Qualification Amendment to Offering Circular and the subscription price in a form acceptable to the Company.  The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number Shares stipulated therein and an agreement to hold the offer open until the offer is accepted or rejected by the Company.

The subscription price of the Shares has been arbitrarily determined by the Company's management without regard to the Company's assets or earnings or the lack thereof, book value or other generally accepted valuation criteria and does not represent nor is it intended to imply that the Shares being offered have a market value or could be resold at that price, even if a sale were permissible. The valuation was arbitrarily determined by the Company, and not by an independent third party applying a specified valuation criteria. The subscription price is payable by check, wire transfer, ACH, credit or debit card payment or some other form acceptable to the Company as set out in this Post Qualification Amendment to Offering Circular.

Voting Rights

Each holder of Class C Common Stock, as such, shall have no voting rights other than any which may exist under Delaware corporate law and shall not have the right to participate in any meeting of shareholders or to have notice of those meetings. In the rare instances where holders of Class C Common Stock are entitled to vote on any matter, they shall be entitled to one vote for each share of Class C Common Stock held. In such a rare instance, individual votes of Class C Common shareholders would determine how the Class C shareholders would vote in full. Each class of common stock, in such an instance, would vote separately as a class.

If you purchase the Shares of Class C Common Stock offered, you will effectively have no voting rights and no control over management of the Company. You should not expect to be able to influence any decisions by management of the Company through voting on Company matters. Under Delaware law, non-voting shareholders are entitled to vote on certain matters despite having non-voting shares, which include, conversions and transfers, domestications, or continuances of the Company and amendments to the certificate of incorporation that would, unless otherwise provided in the certificate of incorporation increase or decrease the aggregate number of authorized shares, increase or decrease the par value of the shares, or adversely alter or change the powers, preferences, or special rights of the shares.

Except as required by Delaware law or any designation with respect to any class of stock of the corporation, the entire shareholder voting power of the Company is vested solely and exclusively in the holders of the Class A Common Stock. Except as required by Delaware law, each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by the holder on all matters on which shareholders generally are entitled to vote.  No Class A Common Stock is being sold in this Offering. At the time of this filing, the controlling shareholders are Alan Beal, Bob Rupprecht, Robert O’Neill, Jason Bailey and Amit Rupani who hold 100% of the Company voting power and who, at the conclusion of this offering, will still hold 100% of the Company voting power.

For a full description of the voting rights of the Shares offered herein, please review the Certificate of Incorporation (Exhibit 1A-2A) and Bylaws (Exhibit 1A-2B).

Jurisdiction of Disputes

The Subscription Agreement contains forum selection provisions identifying the state of Virginia as the exclusive forum for certain legal actions. This provision does not apply to legal actions arising under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Dividends

The Company does not expect to declare dividends for holders of Shares in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, securities or in stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. Holders of the Company’s Class C Shares shall rank pari passu with each other and with any other series or class of the Company’s with respect to the payment of dividends.

Liquidation Rights

In the event of the dissolution of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will be entitled to receive, in proportion to the number of shares held, the remaining net assets of the Company.

Right of First Refusal

Article XIV of the Company’s Bylaws set out various restrictions on transfer that attach to the Shares of Class C Common Stock being sold in this Offering. In summary, the Bylaws state that the Class C Common Stock Shares sold in this Offering are subject to a Right of First Refusal. The Bylaws state that no holder of common stock  of  the Company shall sell, assign, pledge, or in any manner transfer any of the shares of common stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements set forth in the Bylaws, which include right for the Company to purchase or otherwise take control of the shares as outlined in the Bylaws. You should thoroughly read and understand the significance of these restrictions and seek the opinion of your investment advisors before purchasing the Shares being offered.

Drag-Along Rights

The Shares of Class C Common Stock being offered in this Post Qualification Amendment to Offering Circular are subject to drag-along rights. You should read and understand the significance of these rights and seek the opinion of your investment advisors before purchasing the Shares being offered. In summary, the Company’s Bylaws state that the holders of a majority of the outstanding Class A Common Stock have the right to seek and approve a “Drag-Along Sale” of the Company.

As stated in Article XV of the Company’s Bylaws, the holder or holders of at least a majority of the outstanding Class A Common Stock (the “Drag-Along Seller”) have the right to seek and approve a drag-along sale of the corporation. If at any time, the Drag-Along Seller receives a bona fide offer from an Independent Purchaser for a Drag-Along Sale, the Drag-Along Seller shall have the right to require that each other shareholder participate in the sale in the manner provided in the Bylaws; provided, however, that no shareholder is required to transfer or sell any of its shares if the consideration for the Drag-Along Sale is other than cash or registered securities listed on an established U.S. securities exchange or traded on the NASDAQ National Market. You should be aware that there is uncertainty as to whether a court would enforce this provision of the Bylaws and/or these drag along rights and take that into account before making a decision to invest in the Company.

Additional material provisions of the drag-along rights include:

•Every shareholder must promptly deliver to the Company’s board of directors a written notice of any offer or indication of interest for a Drag-Along Sale that it receives from a third party, whether the offer or indication of interest is formal or informal, binding or non-binding, or submitted orally or in writing, and a copy of the offer or indication of interest, if it is in writing. The foregoing written notice must state the name and address of the prospective acquiring party and, if the offer or indication of interest is not in writing, describe the principal terms and conditions of the proposed Drag-Along Sale.

•If the Drag-Along Seller approves a Drag-Along Sale (an “Approved Sale”), the Drag-Along Seller shall deliver a written notice (a “Drag-Along Notice”) to the Company and each shareholder no more than 10 days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Approved Sale and, in any event, no later than 20 days before the closing date of the Approved Sale. The Drag-Along Notice must describe in reasonable detail: (i) the name of the independent purchaser to whom the shares or assets are proposed to be sold; (ii) the proposed date, time, and location of the closing of the Approved Sale; (iii) the per share purchase price and the other material terms and conditions of the Approved Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation of that consideration; and (iv) a copy of any form of agreement executed or proposed to be executed in connection the Approved Sale.

•From and after the effective date of a Drag-Along Notice, the Company, its board of directors, and every shareholder must do the following: (i) cooperate in good faith to authorize and consummate the Approved Sale; (ii) take all reasonably necessary actions that are requested by the board of directors or the Drag-Along Seller in connection with the consummation of the Approved Sale; (iii) if the Approved Sale requires the vote or approval of shareholders or any class of shareholders, each shareholder who is entitled to approve or vote on the Approved Sale shall approve, vote in favor of, give its consent to, raise no objection against, and refrain from exercising any appraisal or dissenters’ rights with respect to, the Approved Sale; (iv) execute and deliver (or cause to be executed and delivered) any acquisition agreement and other transaction documentation requested by the board of directors or the Drag-Along Seller to consummate the Approved Sale, so long as the acquisition agreement and other transaction documentation are on the same economic terms and conditions with respect to all the holders of common stock of the Company and comply with any applicable terms of any preferred stock that is outstanding, with respect to the preferred stock; (v) if the Approved Sale will constitute a sale of shares, each shareholder shall (A) agree to sell all its shares (and any other securities of the Company) that are to be sold, exchanged, or otherwise transferred in the Approved Sale at the price and on the same economic terms and conditions as those shares (and any other securities of the Company) will be sold by the Drag-Along Seller or, if the Drag-Along Seller does not own any shares of a particular class, on the terms and conditions approved by the Drag-Along Seller (so long as those terms and conditions comply with the terms of the class of stock), and (B) deliver to the purchaser at the closing of the Approved Sale any and every certificate (if any) representing any of the shares that will be sold, exchanged, or otherwise transferred in the Approved Sale, together with one or more duly completed and executed letters of transmittal, transfer powers, assignments, or other applicable instruments of transfer in form and substance identical to those executed and delivered by the Drag-Along Seller in connection with the closing of the Approved Sale; and (vi) take all reasonably necessary actions that are requested by the board of directors or the Drag-Along Seller to accomplish the distribution of the aggregate consideration received from the Approved Sale.

•Nothing in the Bylaws should be construed to grant to any shareholder any appraisal or dissenters’ rights with respect to an Approved Sale or give any shareholder a right to vote in any transaction for which the shareholder does not otherwise have any voting rights. To the extent lawful, every shareholder waives any and all such rights under Delaware Law and any other appraisal rights, dissenters’ rights, or similar rights arising in connection with an Approved Sale and grant to the Drag-Along Seller the sole right to approve or consent to a Drag-Along Sale, without the approval or consent of any other shareholders.

•The consideration to be received by a shareholder who owns any Class C Common Stock shall be the same form and amount of consideration per share of Class C Common Stock to be received by the Drag-Along Seller for its Class A Common Stock (or, if the Drag-Along Seller is given an option as to the form and amount of consideration to be received, the same option shall be given) and the terms and conditions of the sale shall, except as otherwise provided in the immediately succeeding sentence, be the same as those upon which the Drag-Along Seller sells its Class C Common Stock.

•With respect to an Approved Sale that is structured as a sale of all or substantially all the assets of the Company, each shareholder of the Company shall receive its share of the sale proceeds in accordance with the provisions of the Company’s Certificate of Incorporation, Bylaws, and applicable law. If the Approved Sale is structured as a sale of shares, each shareholder will receive the consideration for its shares that is set forth in the acquisition agreement for the Approved Sale. Nothing prohibits a shareholder, or any member, partner, employee, or shareholder of a shareholder, from receiving either (i) additional ordinary and customary consideration for entering into restrictive covenants or bona fide employment agreements or similar arrangements in favor of the acquired party or any of its affiliates, or (ii) the right to make a debt or equity investment in the acquired party or any of its affiliates (whether directly or through retention or contribution of a portion of the shareholder’s shares).

•Each shareholder who holds uncertificated shares of the Company authorizes the Secretary of the Company to transfer its shares on the books of the Company in connection with an Approved Sale and shall execute all documentation required by the Company with respect to that transfer. If a shareholder fails to deliver to the acquiring party at the closing of an Approved Sale a certificate for shares that are represented by a certificate and the related instruments of transfer, as required by the Bylaws, or, in lieu of any certificate that has been lost, stolen, or destroyed, an affidavit (and indemnification agreement) in form and substance acceptable to the board of directors that attests to the loss, theft, or destruction of the certificate, the shareholder: (i) will not be entitled to receive its share of the consideration from the Approved Sale with respect each share that is represented by the lost, stolen, or destroyed certificate, until the shareholder cures the failure (provided that no interest will be payable on the withheld consideration pending the shareholder’s cure of the failure, and the withheld consideration will be subject to reduction to reimburse the Company for any costs and expenses reasonably incurred by the Company in connection with the failure and subsequent cure), (ii) will cease to be a shareholder of the Company or to have any voting rights (if it had any voting rights) as a shareholder after the closing of the Approved Sale, (iii) will not be entitled to any distributions declared or made after the Approved Sale with respect to shares held by the shareholder, until the shareholder cures the failure, (iv) will have no other rights or privileges granted to shareholders under these Bylaws, and (v) in the event of liquidation of the Company, the shareholder’s rights with respect to the withheld consideration will be subordinate to the rights of any other shareholder.

•The fees and expenses of the Drag-Along Seller incurred in connection with a Drag-Along Sale and for the benefit of all shareholders (it being understood that costs incurred by or on behalf of a Drag-Along Seller for its sole benefit will not be considered to be for the benefit of all shareholders), to the extent not paid or reimbursed by the Company or the independent purchaser, shall be shared by all the shareholders on a pro rata basis, based on the consideration received by each shareholder; provided, that no shareholder shall be obligated to make any out-of-pocket expenditure before the consummation of the Drag-Along Sale.

•“Drag-Along Sale” means any transaction or series of related transactions pursuant to which an Independent Purchaser will acquire, whether by merger, liquidation, consolidation, reorganization, combination, recapitalization, or a sale, exchange, or other transfer, (A) all or substantially all of the assets of the Company determined on a consolidated basis, or (B) a majority of the Class A Common Stock (or any securities issued in respect of, or in exchange or substitution for, any of those shares in connection with any stock split, dividend, or combination, or any reclassification, recapitalization, merger, consolidation, exchange, or similar reorganization).

For a full description of the drag-along rights of the Shares of Class C Common Stock offered herein, please review Article XV of the Bylaws (Exhibit 1A-2B).

Additional Matters

The Shares will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Shares in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Colonial Stock Transfer Company to serve as the transfer agent and registrant for the Shares.

The Shares are uncertificated and, as such, will not contain legends, as such would exist on a stock certificate. However, the language of any such legends applicable to the Shares and as set out in this Offering Circular, will apply to each Share and shall govern the purchaser and holder of each such Share.

PERKS

In addition to the securities offered, each investor at the various investment levels below will receive “perks” from the Company, as detailed below.

For an investment of $200-$499:

•An Armed Forces Brewing Company Sticker

•An Armed Forces Brewing Challenge Coin

•Investor’s name on the Company’s online wall of investors and in the Company’s physical locations at the $200+ level

•1 invitation to the Company’s annual Rally Point shareholder event*

•Access to investors-only section of the Company’s website

•5% discount in the Company’s online store

For an investment of $500-$999:

•4 Armed Forces Brewing Company Stickers

•Armed Forces Brewing Company Challenge Coin

•Investor’s name on the Company’s online wall of investors and in the Company’s physical locations at the $500+ level

•2 invitations to the Company’s annual Rally Point shareholder event*

•Access to investors-only section of the Company’s website

•10% discount in the Company’s online store

•An Armed Forces Brewing Company Hat

•Access for 1 to VIP tent/section at one event the Company sponsors

For an investment of $1,000-$4,999:

•8 Armed Forces Brewing Company Stickers

•Armed Forces Brewing Company Challenge Coin

•Investor’s name on the Company’s online wall of investors and in the Company’s physical locations at the $1,000+ level

•2 invitations to the Company’s annual Rally Point shareholder event*

•Access to investors-only section of the Company’s website

•10% discount in the Company’s online store.

•An Armed Forces Brewing Company Hat

•Two Armed Forces Brewing Company beer glasses

•Access for 2 to VIP tent/section at one event the Company sponsors

•Membership in Company’s tasting club where investor has the opportunity taste certain new beers before they go to market**

For an investment of $5,000-$9,999:

•12 Armed Forces Brewing Company Stickers

•Armed Forces Brewing Company Challenge Coin

•Investor’s name on the Company’s online wall of investors and in the Company’s physical locations at the $5,000+ level.

•VIP Treatment and 4 invitations to Company’s annual Rally Point shareholder event*

•Invite +1 to a Meet and Greet and dinner the evening before the Company’s annual Rally Point  event with members of our management and our advisory board

•Access to investors-only section of the Company’s website

•10% discount in the Company’s online store.

•Two Armed Forces Brewing Company Hats

•Four Armed Forces Brewing Company beer glasses

•Access for 3 to VIP tent/section at one event the Company sponsors

•Membership in Company’s tasting club where investor has the opportunity taste certain new beers before they go to market**

For an investment of $10,000-$24,999:

•12 Armed Forces Brewing Company Stickers

•Armed Forces Brewing Company Challenge Coin

•Investor’s name on the Company’s online wall of investors and in the Company’s physical locations at the $10,000+ level.

•VIP Treatment and 4 invitations to Company’s annual Rally Point shareholder event*

•Invite +1 to a Meet and Greet and dinner the evening before the Company’s annual Rally Point  event with members of our management and our advisory board

•Access to investors-only section of the Company’s website

•10% discount in the Company’s online store.

•Two Armed Forces Brewing Company Hats

•Four Armed Forces Brewing Company beer glasses

•Access for 3 to VIP tent/section at one event the Company sponsors

•Membership in Company’s tasting club where investor has the opportunity taste certain new beers before they go to market**

•Investor and the Company’s brewing team will develop a beer together and investor will name it. The Company will brew and package a small batch of the beer, give the investor two cases, and the Company will sell the beer in some stores and online***

•A personalized, autographed copy of Robert O’Neill’s book – The Operator

For an investment of $25,000-$49,999:

•12 Armed Forces Brewing Company Stickers

•Armed Forces Brewing Company Challenge Coin

•Investor’s name on the Company’s online wall of investors and in the Company’s physical locations at the $25,000+ level.

•VIP Treatment and 4 invitations to Company’s annual Rally Point shareholder event*

•Invite +1 to a Meet and Greet and dinner the evening before the Company’s annual Rally Point  event with members of our management and our advisory board

•Access to investors-only section of the Company’s website

•10% discount in the Company’s online store.

•Two Armed Forces Brewing Company Hats

•Four Armed Forces Brewing Company beer glasses

•Access for 3 to VIP tent/section at one event the Company sponsors

•Membership in Company’s tasting club where investor has the opportunity taste certain new beers before they go to market**

•Investor and the Company’s brewing team will develop a beer together and investor will name it. The Company will brew and package a small batch of the beer, give the investor two cases, and the Company will sell the beer in some stores and online***

•A personalized, autographed copy of Robert O’Neill’s book – The Operator

•Attend a shooting range with members of the Company’s management and advisors. The Company’s team that is present will hand sign the investor’s target after the shooting event.

For an investment of $50,000+:

•12 Armed Forces Brewing Company Stickers

•Armed Forces Brewing Company Challenge Coin

•Investor’s name on the Company’s online wall of investors and in the Company’s physical locations at the $50,000+ level.

•VIP Treatment and 4 invitations to Company’s annual Rally Point shareholder event*

•Invite +1 to a Meet and Greet and dinner the evening before the Company’s annual Rally Point  event with members of our management and our advisory board

•Access to investors-only section of the Company’s website

•10% discount in the Company’s online store.

•Two Armed Forces Brewing Company Hats

•Four Armed Forces Brewing Company beer glasses

•Access for 3 to VIP tent/section at one event the Company sponsors

•Membership in Company’s tasting club where investor has the opportunity taste certain new beers before they go to market**

•Investor and the Company’s brewing team will develop a beer together and investor will name it. The Company will brew and package a small batch of the beer, give the investor two cases, and the Company will sell the beer in some stores and online***

•A personalized, autographed copy of Robert O’Neill’s book – The Operator

•Attend a shooting range with members of the Company’s management and advisors. The Company’s team that is present will hand sign the investor’s target after the shooting event.

•Investor will participate in a military-based planned activity to be announced with members of the Company’s management and advisors.

*Travel and accommodations not included on any perk

** Restrictions apply. Depending on where investor resides, the Company may not be able to ship beer to the investor. Investor may be required to travel to an official Armed Forces Brewing

Company location to taste the beer and provide feedback, or the tasting may take place at the Company’s annual Rally Point  event.

*** Restrictions apply. Armed Forces Brewing Company reserves the right to reject certain names and beer ingredients in their absolute discretion.

As for attendance at sponsored events as listed above, the Company notes that sponsored events will vary from year to year and may not occur at all some years.

The Company does not believe that the cost of fulfilling the shareholder benefits/perks listed above will materially impact the Use of Proceeds from this Offering. The Company has budgeted for the fulfillment of all shareholder benefits/perks from its ongoing operating revenues. At present, the Company believes that the estimated cost to the company related to the shareholder benefits/perks listed above is not material.

Also note that investment levels for perks purposes are cumulative. For example, if you invested $500.00 in a prior round, you received the perks for a $500 investment in that round. If you invest another $500.00 in this offering, you will have a cumulative total investment of $1,000.00 and will be entitled to the additional perks of the $1,000.00 perks level, but you will not receive a second set of any perks from the $500.00 level of your prior investment. In this example, you would receive an additional 4 Armed Forces Brewing Company Stickers (you already received 4 giving you a total of 8), your name on the Wall of Investors would move from the $500+ level to the $1000+ level, you would receive 2 Armed Forces Brewing Company beer glasses, you would receive a second access to VIP tent/section at an event the Company sponsors (you already received one) and you would receive membership in the Company’s tasting club.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Shares with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it.

Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states may be higher than those described in this Post Qualification Amendment to Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of the Shares will be required to meet the above suitability standards.

All potential purchasers of the Shares will be required to comply with know-your-customer and anti-money laundering procedures to comply with various laws and regulations, including the USA Patriot Act. The USA Patriot Act is designed to detect, deter and punish terrorists in the United States and abroad. The Act imposes anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all United States brokerage firms have been required to have comprehensive anti-money laundering programs in effect. To help you understand these efforts, the Company wants to provide you with some information about money laundering and the Company’s efforts to help implement the USA Patriot Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering and terrorism. The use of the United States financial system by criminals to facilitate terrorism or other crimes could taint its financial markets. According to the United States State Department, one

recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year. As a result, the Company believes it is very important to fully comply with these laws.

By submitting a subscription agreement to the Company, you will be agreeing to the following representations. You should check the Office of Foreign Assets Control (the “OFAC”) website at http://www.treas.gov/ofac before making the following representations:

(1) You represent that the amounts invested by you in this Offering were not and are not directly or indirectly derived from any activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of the OFAC-prohibited countries, territories, individuals and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by the OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries, regardless of whether such individuals or entities appear on any OFAC list.

(2)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a country, territory, entity or individual named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any subscription amounts from a prospective purchaser if such purchasers cannot make the representation set forth in the preceding sentence. You agree to promptly notify the Company should you become aware of any change in the information set forth in any of these representations. You are advised that, by law, the Company may be obligated to “freeze the account” of any purchaser, either by prohibiting additional subscriptions from it, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and that the Company may also be required to report such action and to disclose such purchaser’s identity to the OFAC.

(3)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure, as such terms are defined under appropriate law; and

(4)If you are affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if you receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank, you represent and warrant to the Company that: (a) the Foreign Bank has a fixed address, and not solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct its banking activities; and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

The Company is entitled to rely upon the accuracy of your representations. The Company may, but under no circumstances will it be obligated to, require additional evidence that a prospective purchaser meets the standards set forth above at any time prior to its acceptance of a prospective purchaser’s subscription. You are not obligated to supply any information so requested by the Company, but the Company may reject a subscription from you or any person who fails to supply such information.

TAXATION ISSUES

As noted above, this Post Qualification Amendment to Offering Circular is not providing, or purporting to provide, any tax advice to anyone. Every potential investor is advised to seek the advice of his, her or its own tax professionals before making this investment. The securities sold in this Offering may have issues related to taxation at many levels, including tax laws and regulations at the state, local and federal levels in the Unites States, and at all levels of government in non-U.S. jurisdictions.

It is impractical to comment on all aspects of federal, state and local, and foreign tax laws that may affect the tax consequences of participation in the Company. Therefore, each prospective Shareholder should satisfy himself as to the tax consequences of participating in the Company by obtaining independent advice from his, her or its own tax advisers.  Furthermore, while the Company will furnish to you information to enable you to file the federal, state and local income tax returns for which you may be liable, preparation and filing of such forms shall be your responsibility.

Status of Company for Taxation Purposes

The Company will be treated as an entity separate from its Shareholders and classified as a corporation for federal income tax purposes. The Shares of Class C Common Stock are an investment in equity.  Each investor may be subject to federal or state income tax, as well as other taxes, and should consult their tax professional prior to investing.

Disposition of Shares of Class C Common Stock

There is no market for the resale of the Shares of Class C Common Stock. If a sale does occur, gain or loss realized on the sale of all or a portion of the Shares of Class C Common Stock by a Shareholder may be subject to taxation on capital gain or loss. Each investor should consult their tax professional prior to investing.

Dissolution or Liquidation of the Company

The Company does not anticipate dissolution or liquidation. In the event of a dissolution, however, the Company might be required to liquidate all or a portion of its assets during a limited period of time.  Any such sales would generate gains and losses as measured by the difference between the amount of sale proceeds and the adjusted basis of the assets sold.  If any asset sold were depreciable or amortizable, a gain probably would be produced since depreciation and amortization deductions decrease the adjusted tax basis.  The tax character of any gain resulting from the sale of such property would probably be ordinarily up to the amount of the asset's accumulated depreciation or amortization and long-term capital gain to the extent of the excess.  Each investor should consult their tax professional prior to investing.

Necessity of Prospective Shareholders Obtaining Independent Professional Advice

The foregoing analysis is not intended as a substitute for careful tax planning, particularly since the income tax consequences of an investment in the Company are complex.  Accordingly, you are strongly urged to consult your tax advisor with specific reference to your own tax situation prior to investment in the Company.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post Qualification Amendment to Offering Circular and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland on October 30, 2024.

Armed Forces Brewing Company, Inc.

By:  /s/ Alan Beal

Chief Executive Officer, Chief Financial Officer and Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/ Alan Beal

Alan Beal

Chief Executive Officer (Principal Executive Officer) Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

October 30, 2024

By:  /s/ Bob Rupprecht

Chief Brewing Officer and Director

October 30, 2024

By:  /s/ Robert O’Neill

Robert O’Neill

Director

October 30, 2024

By:  /s/ Amit Rupani

Amit Rupani

Director

October 30, 2024

By:  /s/ Jason Bailey

Jason Bailey

Director

October 30, 2024

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:  /s/ Alan Beal

Alan Beal

Chief Executive Officer (Principal Executive Officer) Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

October 30, 2024

By:  /s/ Bob Rupprecht

Chief Brewing Officer and Director

October 30, 2024

By:  /s/ Robert O’Neill

Robert O’Neill

Director

October 30, 2024

By:  /s/ Amit Rupani

Amit Rupani

Director

October 30, 2024

By:  /s/ Jason Bailey

Jason Bailey

Director

October 30, 2024

SECTION F/S

FINANCIAL STATEMENTS

Armed Forces Brewing Company, Inc.

(a Delaware Corporation)

Audited Consolidated Financial Statements

As of December 31, 2023, and 2022

Audited by:

Alice.CPA LLC

A New Jersey CPA Company

Armed Forces Brewing Company, Inc.

Table of Contents

Independent Accountant’s Auditor ReportFS-3 & FS-4

Consolidated Financial Statements

Audited Consolidated Balance Sheet as of December 31, 2023, and 2022

Audited Consolidated Statements of Income for the years ended December 31, 2023, and 2022

Audited Consolidated Statement of Changes in Stockholders’ Equity for the years ended December 31, 2023, and 2022

Consolidated Statements of Cash Flows for the years ended December 31, 2023, and 2022

Notes to Audited Consolidated Financial Statements December 31, 2023, and 2022

FS-5 FS-6

FS-7

FS-8 FS-9

2

August 16, 2024

To: Board of Directors of Armed Forces Brewing Company, Inc. Attn: Alan Beal, CEO

Re: 2023 and 2022 Consolidated Financial Statement Audit – Armed Forces Brewing Company, Inc.

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of Armed Forces Brewing Company, Inc., which comprise the consolidated balance sheets as of December 31, 2023 and December 31, 2022, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Armed Forces Brewing Company, Inc. as of December 31, 2023 and December 31, 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of Armed Forces Brewing

Company, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other Matter - Prior Period Adjustment

As discussed in Note 13 to the financial statements, the Company discovered a material misstatement in prior periods related to the overstatement of a deferred tax asset. A deferred tax asset of $410,913 was previously recorded, but it has been determined that it is not probable the Company will experience sufficient taxable profits to realize this asset. Accordingly, the balance of other assets was overstated by this amount, and the beginning balance of retained earnings for the year ended December 31, 2023, has been adjusted to correct this misstatement. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise   substantial doubt about Armed Forces Brewing Company, Inc.’s ability to continue as a going concern.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

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In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Armed Forces Brewing Company Inc.’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Armed Forces Brewing Company Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Sincerely,

Alice.CPA LLC

Alice.CPA LLC Robbinsville, New Jersey August 16, 2024

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Armed Forces Brewing Company, Inc.
BALANCE SHEETS
As of December 31, 2023 and December 31, 2022
(Audited)
ASSETS	2023	2022
Current Assets
Cash and cash equivalents	$282,549	$ 1,128,108
Accounts Receivable	67,117	57,486
Prepaid expense	99,713	-
Inventory	724,883	209,867
Total Current Assets	1,174,262	1,395,461
Other Assets
Deposits	104,521	125,000
Investment in Iron Bound Properties	692,893	-
ROU asset	4,407,120	-
Total Other Assets	5,204,533	125,000
Fixed Assets
Fixed Assets, Net	575,772	80,442
Intangible Assets, Net	840	1,560
Total Fixed Assets	576,612	82,002
Total Assets	$6,956,029	$ 1,602,463
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$154,278	$146,552
Accrued Expenses	4,165	118
Accrued Payroll	21,733	4,273
Convertible Notes	100,000	100,000
Accrued Interest- Convertible	25,863	17,863
Lease liability - Current portion	336,807	-
Total Current Liabilities	642,846	268,806
Long-Term Liabilities
Lease liability - Net of current portion	4,087,171	-
Due to Member	21,030	21,030
Total Long-Term Liabilities	4,108,201	21,030
Total Liabilities	$4,751,046	$289,836
Stockholders' Equity
Common Stock, $0.00001 par value;	46	43
6,000,000 authorized; 4,567,745 and 4,267,900 issued and outstanding as of December 31, 2023, and 2022, respectively
Additional Paid in Capital- Common	114,962	114,962
Additional Paid in Capital- Class C Reg A Common Stock	5,403,092	3,270,032
Additional Paid in Capital- Class C Reg D Common Stock	1,315,733	150,000
Retained Earnings	(4,629,472)	(2,222,410)
Total Stockholders' Equity	2,204,361	1,312,626
Total Liabilities and Stockholders' Equity	$6,955,407	$ 1,602,463
The accompanying footnotes are an integral part of the financial statements.

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FS-7

Armed Forces Brewing Company, Inc.
INCOME STATEMENTS
For the Years Ending December 31, 2023 and December 31, 2022
(Audited)
	2023	2022
Revenues	$552,789	$171,937
Cost of revenues	483,812	257,452
Gross Profit/(Loss)	68,978	(85,515)
Operating Expenses
General and Administrative	381,971	161,345
Bad Debt Expense	16,162
Advertising and Marketing	441,994	372,501
Salaries and Wages	729,827	451,691
Professional Fees	290,883	100,751
Repairs and Maintenance	84,228	-
Rent	286,486
Events	113,120	-
Equipment lease	3,538	-
Investor perks	87,724	-
Depreciation and Amortization	24,017	9,596
Total Operating Expenses	2,459,950	1,095,884
Other Income/ (Expense)
Interest Income	5,983	(135,260)
Interest Expense	(8,072)	(8,054)
Charitable donation	(14,000)
Total Other Income/ (Expenses)	(16,089)	(143,314)
Net Income (Loss)	$(2,407,062)	$(1,324,713)
Changes in Stockholders' Equity:
Total Stockholders' Equity (Deficit) - Beginning of year	$1,312,626	$973,116
Issuance of Class C Common Shares	3,298,796	1,664,223
Net Income (Loss)	(2,407,062)	(1,324,713)
Stockholders' Equity (Deficit) - End of year	$2,204,360	$1,312,626
Per Share Amounts:
Basic Earnings Per Share	$(0.13)	$(0.06)
Diluted Earnings Per Share	$(0.12)	$(0.06)
The accompanying footnotes are an integral part of the financial statements.

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Armed Forces Brewing Company, Inc.
STATEMENTS OF CASH FLOWS
For the Years Ending December 31, 2023, and December 31, 2022
(Audited)
	2023	2022
Cash Flows from Operating Activities
Net Income (Loss)	$(2,407,062)	$(1,324,713)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation & Amortization	24,017	9,596
ROU Asset and Lease Liability	16,857	-
Changes in operating assets and liabilities:
Accounts receivable	(9,631)	(40,855)
Inventory	(502,161)	(147,935)
Prepaids	(99,713)
Deposits	20,479	(125,000)
Accrued Expenses	11,774	23,051
Accrued Payroll	17,460	4,273
Accrued Interest	8,000	8,000
Net cash provided by (used in) operating activities	(2,932,835)	(1,593,583)
Cash Flows from Investing Activities
Investment into Iron Bound Properties	(692,893)	-
Acquisition of equipment	(518,627)	(89,918)
Net cash used in investing activities	(1,211,519)	(89,918)
Cash Flows from Financing Activities
Issuance of Common Stock	3,515,201	2,417,057
Cost of Issuance	(216,405)	(752,833)
Net cash used in financing activities	3,298,796	1,664,223
Net change in cash and cash equivalents	(845,559)	(19,277)
Cash and cash equivalents at beginning of period	1,128,108	1,147,385
Cash and cash equivalents at end of period	$282,549	$ 1,128,108
The accompanying footnotes are an integral part of the financial statements.

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ARMED FORCES BREWING COMPANY, INC. NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023, AND 2022 (AUDITED)

NOTE 1 – NATURE OF OPERATIONS AND CONSOLIDATION

Armed Forces Brewing Company, Inc. (which may be referred to as the “Company”, “we,” “us,” or “our”) was formed in Delaware on January 11, 2019 (See Note 2 – Principles of Combination). The Company had undergone an entity classification change and restructuring from an LLC (Seawolf Brewing Company LLC) to a Corporation (Seawolf Brewing Company, Inc.) with a subsequent name change to Armed Forces Brewing Company, Inc. The Company is a brewery that was founded in the spirit of the U.S. military. The Company’s headquarters are in Annapolis, MD.

Since Inception, the Company has relied on contributions from owners and securing loans to fund its operations. As of December 31, 2023, the Company had negative working capital and will likely incur additional losses prior to generating positive working capital. During the next twelve months, the Company intends to fund its operations with funding from a crowdfunding campaign (see Note 11), and funds from revenue producing activities, if and when such can be realized. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 – PRINCIPLES OF COMBINATION

Prior to the Company being formed, some of the Company’s founders had previously formed Seawolf Brewery, LLC, a Delaware Limited Liability Company on June 4, 2015, for the purpose of opening a restaurant and a companion brewery in Annapolis, Maryland. When that business plan proved to not be viable, the founders of the Company created a new entity called Seawolf Brewing Company LLC, formed as a Delaware Limited Liability Company on January 11, 2019. On August 21, 2020, Seawolf Brewing Company LLC converted into Seawolf Brewing Company Inc., a Delaware Corporation. Subsequently on December 4, 2020, the founders changed the name of Seawolf Brewing Company Inc. to Armed Forces Brewing Company Inc. On February 1, 2021, Seawolf Brewery LLC entered into an assignment agreement to assign certain assets to Armed Forces Brewing Co. Inc., including but not limited to assigned trademarks, intellectual property, and exclusive right to grant licenses and rights with respective to the intellectual property. Other than this assignment, Seawolf Brewery LLC has remained dormant since the creation of the entity that is now Armed Forces Brewing Company Inc. until the dissolution of the entity in 2021.

On July 5, 2023, AFBC Holdings of Virginia, LLC was formed as a wholly owned subsidiary of the Company. AFBC Holdings was formed for the purpose of holding a minority stake in a newly formed joint venture, Ironbound AFBC Properties LLC (see Note 7). The accompanying combined financial statements are presented on a combination of interest basis for the years ending December 31, 2023. The financials are presented at each entity’s respective historical accounting basis.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting  policies of the Company conform to accounting  principles generally accepted in the United States of America ("US GAAP"). In the opinion of management, all adjustments considered necessary for the fair presentation of the audited financial statements for the years presented have been included.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

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Significant estimates inherent in the preparation of the accompanying financial statements include valuation of provision for refunds and chargebacks, equity transactions and contingencies.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 2023 and 2022, the Company did not have any cash equivalents.

The Company has cash deposited with a financial institution which at times may exceed the federal insurance limits of $250,000. The Company has not experienced any losses with amounts over the federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consist of trade receivables recorded at original invoice amount less an estimated allowance for uncollectable accounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest, although a finance charge may be applied to receivables that are past due. Trade receivables are periodically evaluated for collectability based on past credit history with customers   and their current financial condition. Changes in the estimated collectability of trade receivables that are deemed uncollectible are recorded against the allowance and the estimate is revised accordingly. The Company does not require collateral for trade receivables. Receivable balance as of December 31, 2023, and 2022 was $67,117 and $57,486, respectively. The Company recorded bad debt expense of $16,162 in 2023 as a result of an internal assessment. As the Company expects to be repaid in full during 2024, no allowance has been recorded as of December 31, 2023.

Inventories

Inventories consist of raw materials, work in process and finished goods. Raw materials, which principally consist of hops, malts, barley, other brewing ingredients, and packaging materials, are stated at the lower of cost (first-in, first-out) or net realizable value. The cost elements of work in process and finished goods inventory consist of raw materials, direct labor, and manufacturing overhead. Work in process is beer held in tanks prior to packaging. Finished goods include retail merchandise and packaged beer. A significant change in the timing or level of demand for certain products, as compared to forecasted amounts, may result in recording provisions for excess or expired inventory in the future. As of December 31, 2023, and 2022 the Company had inventory on hand of $724,883 and $209,867, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for additions and major improvements that significantly extend the useful lives of the assets are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation and amortization are computed using the straight-line method over the estimated economic useful lives of the assets, generally five to ten years.

Depreciation expenses for the years ended December 31, 2023, and 2022 was $24,017 and $9,596, respectively. Long-Lived Assets

Management periodically reviews long-lived assets, consisting primarily of property and equipment with finite lives, for impairment. In analyzing potential impairment, management uses projections of future undiscounted cash flows from the assets. These projections are based on management’s view of growth rates for the related business, anticipated future economic conditions. If the undiscounted cash flows indicate impairment, management would estimate fair value. Estimate fair values would take into account appropriate discounts of the cash flows for risk or other estimates of fair value. Management believes that these estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. There was no impairment of long-lived assets with definite lives in 2023 and 2022.

Prepaid Expenses

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The Company capitalizes payments for future goods or services to be expensed over the course of their usefulness. Such assets are expected to be recognized in the next twelve months and thus included in current assets on the balance sheets.

Security Deposits

The Company has paid security deposits in total of $104,521 as of December 31, 2023, inclusive of office space leased as well as deposits totaling $100,000 paid to its manufacturer (See note 6). The office lease deposits   are refundable to the Company upon expiration of the lease.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services.  In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the company expects to receive in exchange for those goods or services.

The Company applies the following five-step model in order to determine this amount:

i.Identification of the promised goods in the contract;

ii.Determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract;

iii.Measurement of the transaction price, including the constraint of variable consideration;

iv.Allocation of the transaction price of the performance obligations; and

v.Recognition of revenue when (or as) the Company satisfies each performance obligation.

vi.

The Company only applies the five-step model to contracts when it is probable the entity will collect the consideration it is entitled to in exchange for the goods and services it transfers to the customer. Once a contract is determined to be within the scope of Topic 606 at contract inception, the Company reviews the  contract to determine which performance obligations the Company must deliver and which of these  performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied  or as it is satisfied. The Company is a wholesale brewery. The Company's performance obligation is satisfied upon the delivery of beer to the distributors.

Cost of Goods Sold

Costs of goods sold consist of raw materials, packaging and brewing costs incurred. Shipping and Handling

The Company records freight costs billed to distribution centers for shipping and handling as revenue.

Shipping and handling expenses related to costs incurred to deliver product are recognized within cost of revenue. The Company accounts for shipping and handling activities that occur after control has transferred as a fulfillment cost rather than a separate performance obligation, and the costs of shipping and handling are recognized concurrently with the related revenue.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred. Income Taxes

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The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred  and the amount can be reasonably estimated. The Company has no liabilities for uncertain tax positions at December 31, 2023 and 2022. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

Recent Accounting Pronouncements Adopted in 2022

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which introduced a lessee model that requires the majority of leases to be recognized on the balance sheet. On January 1, 2022, the Company adopted the ASU using the modified retrospective transition approach and elected the transition option to recognize the adjustment in the period of adoption rather than in the earliest period presented. Adoption of the new guidance resulted in right-of-use (“ROU”) assets of $4,407,120 and lease liabilities of $4,423,977.

As part of the adoption process the Company made the following elections:

•The Company elected the hindsight practical expedient, for all leases.

•The Company elected the package of practical expedients to not reassess prior conclusions related to contracts containing leases, lease classification and initial direct costs for all leases.

•The Company elected to make the accounting policy election for short-term leases resulting in lease payments being recorded as an expense on a straight-line basis over the lease term.

ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company’s leases do not provide an implicit rate. The Company uses the risk-free rate of the lease term length at the commencement date in determining the present value of lease payments. Refer to Note 11 to our financial statements for further disclosures regarding the impact of adopting this standard.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or

(iv) are not expected to have a significant impact our financial statements.

Subsequent Events

As of the date of management's review, the Company has raised additional capital of approximately $897,299. The Company has issued Class C Common Stock in exchange for such capital at agreed upon valuations.

Date of Management’s Review

The financial statements include management’s evaluation and consideration of events and transactions that have occurred subsequent to the date of the financial statements through August 16, 2024, the date at which these financial statements were available to be issued.

NOTE 4 – FIXED ASSETS

Fixed assets on December 31, 2023, and 2022 consists of the following fixed assets:

	2023	2022
Vehicle	$ 85,839	$ 85,839
Computers and Equipment	82,223	4,079

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Leasehold improvements	161,407	-
Furniture and fixtures	137,955	-
Assets not yet in service	141,120	-
Accumulated Depreciation	(32,773)	(9,476)
Total	$575,772	$80,442

During November 2020, the Company capitalized costs incurred for patents and trademarks in the amount of

$1,800 and recorded total amortization expense of $720 and $120, for the years ending December 31, 2023, and 2022, respectively.

NOTE 5 – INVENTORIES

Inventory on December 31, 2023, and 2022 consists of the following:

	2023	2022
Finished Goods	$192,592	$72,198
Work in progress	314,052	51,466
Ingredients	62,341
Packaging and Cans	103,744	13,339
Merchandise	52,154	72,864
Total	$724,883	$209,867

NOTE 6 – BREWING AGREEMENT

On April 25, 2022, the Company entered into a brewing and packing agreement with Brew Hub, LLC.  Brew Hub owns and operates a brewery in Lakeland and intends to build or acquire additional breweries in the United States.  The Company and Brew Hub are entering into this agreement to provide for the production and sale to the Company of the Company’s beers. The contract will end on December 31, 2024. The Company has deposits totaling $100,000 with Brew Hub as part of the agreement.

NOTE 7 –INVESTMENTS

On April 7, 2023, the Company’s wholly owned subsidiary entered into an operating agreement with Evan Almeida for the purposes of the formation of a limited liability company “Iron Bound AFBC Properties”. Iron Bound AFBC Properties was formed for the purpose of acquiring, owning and holding the real property known as O’Connor Brewery.

The Company has entered into a 10-year lease with Iron Bound AFBC Properties (see Note 10). Capital Contributions

Each member has contributed the following capital to the LLC for the amount set forward below:

Member	Contributed Capital	Percentage Interest
Evan Almeida	$1,671,429	72%
AFBC Holdings of Virginia, LLC	$650,000	28%

Except as specifically provided in the operating agreement or required by law, no Member has the right to withdraw or reduce their contributions to the capital of the Limited Liability Company until the termination of the Limited Liability Company.

The Company uses the Equity method account policy in respect to their total investment in the joint venture. As of December 31, 2023, the total investment amount recognized by the Company is $692,893.

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NOTE 8 –LOANS

Related Party Loans

From time to time, the founders of the Company issues loans to the Company to fund the business. No repayments were made in the year 2023. As of December 31, 2023, and 2022, the balance of the loans is $21,030 and $21,030, respectively.

Convertible Notes

In October 2020, the Company issued a convertible note totaling $100,000 (“2020 Notes”). The 2020 Notes are automatically convertible into common stock on the completion of an equity financing event of not less than $1,000,000 (“Qualified Financing”). The conversion price is the lesser of 80% of the price per unit of common stock received by the Company in a Qualified Financing or the price per share equal to the quotient of a pre-money valuation of $30,000,000 divided by the sum of all Company interests issued and outstanding, assuming exercise or conversion of all outstanding profits interest, vested and unvested options, warrants   and other convertible securities, but excluding all SAFEs, convertible promissory notes, and including all interests reserved and available for future grant under any equity incentive or similar plan of the Company and/or any equity incentive or similar plan to be created or increased in connection with the Qualified Financing. As of December 31, 2023, and 2022, the convertible note is still outstanding and has accrued

$25,863 and $17,863 of accumulated interest payable, respectively.

NOTE 9 – INCOME TAXES

The Company has filed its income tax return for the period ended December 31, 2023, which will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three years from the date it is filed. The Company is taxed as a C Corporation.

NOTE 10 – EQUITY

The Company’s authorized, issued and outstanding shares by class is as follows:

Class	Authorized	Issued	Outstanding
Class A Common	3,000,000	2,589,221	2,589,2221
Class B Common	1,000,000	797,953	797,953
Class C Common	2,000,000	1,180,571	1,428,725

Common Stock

Voting

The holders of the Common Stock are entitled to one (1) vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one (1) or more series of Preferred Stock that may be required by the terms of this Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b )(2) of the General Corporation Law.

A total of 248,154 Class C share options and warrants are included in outstanding shares.

NOTE 11 – RELATED PARTY LEASE

The Company has an operating lease for its brewing facility. The lease has a term of 120 months. Leases with an initial term of 12 months or less are not recorded in the consolidated balance sheets and we recognize lease

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expense for these leases on a straight-line basis over the lease term. The financial statements for the years before January 1, 2022, are not presented on the same accounting basis with respect to leases.

In July 2023, the Company entered into a 120-month lease agreement for a new brewing facility located in Norfolk, Virginia. The lease began July 24, 2023, and requires monthly rent and fees of approximately $45,800. The lease expires June 30, 2033.

Future payment obligations with respect to the Company’s operating leases, which were existing on December 31, 2023, by year and in the aggregate, are as follows:

Years Ending December 31,	Amount
2024	$549,600
2025	549,600
2026	555,325
2027	569,208
2028 and thereafter	3,447,836
Total Future payments	$5,671,569
Less interest	(1,247,592)
Present value of lease liabilities	$4,423,977

Weighted average Months remaining as of December 31, 2023: 115

Weighted average Interest rate 4.81%

NOTE 12 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of December 31, 2023.

NOTE 13 – PRIOR PERIOD ADJUSTMENT/RESTATEMENT

During 2023, it was discovered that a deferred tax asset was previously recorded for the amount of $410,913. It was determined that it is not probable that the Company will experience sufficient taxable profits therefore the full extent of the deferred tax asset record will not be realized. As a result, the other assets were overstated by $410,913. The beginning balance of retained earnings has been adjusted accordingly.

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PART III: EXHIBITS

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Index and Links to Exhibits

Description	Exhibit
Broker-Dealer Services Agreement with Cultivate Capital Group	1A-1
Charters (including amendments)	1A-2A
Bylaws	1A-2B
Form Of Subscription Agreement	1A-4
Material Contracts	1A-6
Consent of Independent Auditor	1A-11
Legal Opinion of Kendall Almerico	1A-12

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